UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ARALEZ PHARMACEUTICALS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 6, 2016

Dear Shareholder:

You are cordially invited to attend the 2016 Annual General Meeting of Shareholders (the “Annual Meeting”) of Aralez Pharmaceuticals Inc. (“Aralez” or the “Company”) on Thursday, June 16, 2016, at 1:00 p.m. Eastern Standard Time at the offices of Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9. The board of directors (the “Board”) and management of the Company hope that you will be able to attend the Annual Meeting.

The attached Notice of 2016 Annual General Meeting of Shareholders and Proxy Statement describe the business to be conducted at the Annual Meeting, including: (1) receiving the audited consolidated financial statements of the Company and of POZEN Inc. for the fiscal year ended December 31, 2015, together with the auditor’s report thereon; (2) the election of eight directors to the Board, each of whom will serve until the next annual meeting of shareholders of the Company or until their successors are elected or appointed; (3) the approval of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s auditors for the fiscal year ending December 31, 2016; (4) a non-binding, advisory vote to approve our approach to the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement; and (5) such other business as may properly be brought before the Annual Meeting.

As a shareholder of the Company, your participation in the affairs of Aralez is important, regardless of the number of shares you hold. Therefore, whether or not you are able to attend in person, please vote your shares as soon as possible by completing and returning the enclosed proxy card, or, if you hold your shares through a bank, broker or other financial intermediary, by following the procedures described in the voting instruction form provided by such firm.

On behalf of the Board, we would like to express our appreciation for your continued interest in the affairs of Aralez.

Sincerely yours,

Adrian Adams
Chief Executive Officer

151 Steeles Avenue, Milton, Ontario, Canada, L9T 1Y1

TEL: (905) 876-1118

http://www.aralez.com

NOTICE OF 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TIME	1:00 p.m. Eastern Standard Time on Thursday, June 16, 2016

PLACE	Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, ON, Canada M5L 1B9

ITEMS OF BUSINESS

1.              To receive the audited consolidated financial statements of Aralez Pharmaceuticals Inc. (the “Company”) and of POZEN Inc. for the fiscal year ended December 31, 2015, together with the auditor’s report thereon.

2.              To elect eight directors to the board of directors (the “Board”) of the Company, each of whom will serve until the next annual meeting of shareholders of the Company or until their successors are elected or appointed.

3. To approve the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s auditors for the fiscal year ending December 31, 2016.

4. To conduct a non-binding advisory vote to approve our approach to the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement.

5. To transact such other business as may properly be brought before the 2016 Annual General Meeting of Shareholders (the “Annual Meeting”).

RECORD DATE	You are entitled to vote at the Annual Meeting or any adjournment or postponement thereof if you were a shareholder of record at the close of business on May 3, 2016.

ANNUAL REPORT	Our 2015 Annual Report to Shareholders is enclosed and is a part of our proxy materials being provided to you.

The Board recommends a vote FOR each of the director nominees and a vote FOR each of the other proposals listed in the accompanying Proxy Statement. The accompanying Proxy Statement provides detailed information relating to each of the proposals to be considered at the Annual Meeting and forms part of this Notice of 2016 Annual General Meeting of Shareholders.

Pursuant to applicable securities laws, we have elected to provide access to our proxy materials by delivering to you this full set of proxy materials, including a proxy card, and also notifying you of the availability of our proxy materials on the Internet.

By Order of the Board of Directors

Eric L. Trachtenberg
General Counsel, Chief Compliance Officer & Corporate Secretary

May 6, 2016

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Thursday, June 16, 2016

This Notice of 2016 Annual General Meeting of Shareholders, the Proxy Statement (including a proxy card) and our 2015 Annual Report to Shareholders are available at

http://ir.aralez.com/phoenix.zhtml?c=254163&p=irol-reportsannual

This website does not use “cookies,” to track the identity of anyone accessing the website to view the proxy materials, or gather any personal information.

Compensation Committee Report	25
Compensation Discussion and Analysis	25
Summary Compensation Table (for fiscal years 2015, 2014, and 2013)	44
Grants of Plan-Based Awards in 2015	45
Employment and Other Agreements	46
Annual Cash Incentive Awards	48
Outstanding Equity Awards at December 31, 2015	49
Option Exercises and Stock Vested in Fiscal Year 2015	50
Pension Benefits for Fiscal Year 2015	50
Nonqualified Deferred Compensation for Fiscal 2015	50
Payments upon Termination and Change of Control	50
Director Compensation	57
Director Compensation for Fiscal Year 2015	58

Equity Plans and Inducement Grants	59

Equity Compensation Plan Information	68

Report of the Audit Committee	69

Financial Statements	69

Proposal 1—Election of Directors	70

Proposal 2—Approval of the Appointment of the Company’s Independent Registered Public Accounting Firm	72

Proposal 3—Non-binding, Advisory Vote to Approve Our Approach to the Compensation of Our Named Executive Officers	74

Other Matters	76

Indebtedness of Directors and Executive Officers	76

Interest of Informed Persons in Material Transactions	76

Interest of Certain Persons or Companies in Matters to be Acted Upon	76

Availability of Quarterly Financial Information	76

Householding of Proxy Materials	76

The Company’s Website	76

The Company’s Principal Executive Office	77

Annual Report and Other SEC Filings	77

Additional Questions and Information Regarding the Annual Meeting and Shareholder Proposals	78
What happens if additional proposals are presented at the Annual Meeting?	78
How do I propose individuals to serve as directors?	78
May I propose actions for consideration at next year’s Annual Meeting of Shareholders?	78

Annex A — Corporate Governance Guidelines

Annex B — Audit Committee Charter

PROXY STATEMENT

FOR

2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

NO SECURITIES REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS AN OFFENSE.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Q:                    Why am I receiving these proxy materials?

A:                    The board of directors (the “Board”) of Aralez Pharmaceuticals Inc. (“Aralez,” the “Company,” “we,” “our,” or “us,” as the context requires) is providing this proxy statement (this “Proxy Statement”) and accompanying proxy card to solicit your proxy in connection with Aralez’s 2016 Annual General Meeting of Shareholders (the “Annual Meeting”), which is scheduled to take place on Thursday, June 16, 2016. The Board is requesting your vote on the proposals described in this Proxy Statement. This Proxy Statement, the accompanying proxy card or voting instruction form, as applicable, the Notice of 2016 Annual General Meeting of Shareholders, and the Company’s Annual Report to Shareholders (the “2015 Annual Report”), which contains important financial and other information about our business during our last fiscal year, are being delivered to shareholders on or about May 16, 2016.

Q:                    Who is soliciting the proxies?

A:                    The Board and management of Aralez are soliciting proxies in the form enclosed. We have retained the services of MacKenzie Partners, Inc. to aid in the solicitation of proxies

Q:                    What proposals will be voted on at the Annual Meeting?

A:                    There are three proposals for which a vote is contemplated at the Annual Meeting:

•                  The election of eight directors to the Board, each of whom will serve until the next annual meeting of shareholders or until their successors are elected or appointed (Proposal 1);

•                  The approval of the appointment of Ernst & Young LLP (“E&Y”), an independent registered public accounting firm, as the Company’s auditors for the fiscal year ending December 31, 2016 (Proposal 2); and

•                  A non-binding, advisory vote to approve our approach to the compensation of our named executive officers, as disclosed in this Proxy Statement (“say-on-pay”) (Proposal 3).

Shareholders will also consider and vote upon any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

Q:                    What are the Board’s voting recommendations?

A:                    The Board recommends that you vote all of your common shares (“Common Shares”):

•                  FOR the election of each of the eight nominees named herein to the Board (Proposal 1);

•                  FOR the approval of the appointment of E&Y, an independent registered public accounting firm, as the Company’s auditors for the fiscal year ending December 31, 2016 (Proposal 2); and

•                  FOR the approval of a non-binding, advisory say-on-pay vote to approve our approach to the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement (Proposal 3).

Q:                    What shares may I vote?

A:                    You may vote all Common Shares that you owned as of the close of business on May 3, 2016 (the “Record Date”). These Common Shares include:

1.                       those Common Shares held in your name as a “Registered Shareholder”; and

2.                       those Common Shares held by you as a “Non-Registered Shareholder” through a bank, broker or other financial intermediary.

Each Common Share is entitled to one vote for each of the proposals to be considered at the Annual Meeting. The Company’s authorized share capital consists of an unlimited number of Common Shares and an unlimited number of preference shares. On the Record Date, there were 64,019,851 Common Shares issued and outstanding. No preference shares are currently issued and outstanding.

The holders of Common Shares are entitled to receive notice of any meeting of shareholders of the Company, and to attend and vote at those meetings, except those meetings at which holders of a specific class of shares are entitled to vote separately as a class under the British Columbia Business Corporations Act (“BCBCA”).

Q:                    What is the difference between holding Common Shares as a Registered Shareholder and as Non-Registered Shareholder?

A:                    Most Aralez shareholders hold their Common Shares through a bank, broker or other financial intermediary, as a Non-Registered Shareholder, rather than in their own name, as a Registered Shareholder. As summarized below, there are some distinctions between Common Shares held by Registered Shareholders and those held by Non-Registered Shareholders.

Registered Shareholders

If your Common Shares are registered in your name with Aralez’s transfer agent, Computershare Investor Services Inc. (the “Transfer Agent”), or if you are registered as the holder of Common Shares in book-entry form, you are considered, with respect to those Common Shares, the Registered Shareholder and we are sending these proxy materials directly to you. As a Registered Shareholder, you have the right to attend the Annual Meeting in person or to grant your proxy directly to the Company or any other person who will appear in person at the Annual Meeting on your behalf. Voting by proxy means that you are giving the person or people named on your proxy form (your proxyholders) the authority to vote your Common Shares for you at the Annual Meeting or any adjournment or postponement thereof. The Board has selected Adrian Adams, Andrew I. Koven and Eric L. Trachtenberg (the “Named Proxies”) to vote all Common Shares for which the Company has been appointed to act as proxy at the Annual Meeting. The Named Proxies will vote any properly executed proxy card, if received in time and not revoked, at the Annual Meeting according to your directions. The Named Proxies will vote any signed proxy that fails to specify a choice on any proposal to be acted upon at the Annual Meeting in accordance with the Board’s voting recommendations (as described below in “What are the Board’s voting recommendations?”), and, in the Named Proxies’ discretion, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Registered Shareholders are requested to complete, date, sign and return (in the prepaid envelope provided for that purpose) the enclosed form of proxy for their Common Shares, giving the Company the right to vote your Common Shares for you. Alternatively, if you are a Registered Shareholder, you may also vote your Common Shares by proxy by appointing another person to attend the Annual Meeting on your behalf and vote your Common Shares for you. This person does not have to be a shareholder but must be present at the Annual Meeting to vote your Shares. Write the name of the person you are appointing in the space provided. Complete your voting instructions and date and sign the form.  Make sure that the person you appoint is aware that he or she has been appointed as your proxy and attends the Annual Meeting. At the Annual Meeting, he or she should see a representative of the Transfer Agent.

To be valid, the form of proxy must be signed and received by the proxy department of the Transfer Agent by mail, on the internet at www.investorvote.com or by telephone at 1-866-732-VOTE (8683) not later than 1:00 p.m. Eastern Standard Time on June 14, 2016, or if the Annual Meeting is adjourned or postponed, not less than two business days before the time of any such adjourned or postponed Annual Meeting. Failure to properly complete or deposit a proxy may result in its invalidation. See “How can I vote my Common Shares without attending the Annual Meeting?” further below.

Non-Registered Shareholders

If you hold your Common Shares through a bank, broker or other financial intermediary, you are considered, with respect to those Common Shares, the Non-Registered Shareholder, and your bank, broker or other financial intermediary is forwarding these proxy materials to you. Your bank, broker or other financial intermediary is considered, with respect to those Common Shares, the Registered Shareholder. As the beneficial owner of the Common Shares, you have the right to direct your bank, broker or other financial intermediary to vote your Common Shares according to your instructions (see “How can I vote my Common Shares without attending the Annual Meeting?” below), but because you are not the Registered Shareholder, you may not vote these Common Shares in person at the Annual Meeting unless you obtain a signed proxy from the Registered Shareholder giving you the right to vote the Common Shares. In most cases, you will receive a voting instruction form from your financial intermediary that allows you to provide your voting instructions by telephone, on the internet or by mail.

The Company will pay for the cost of intermediaries to deliver its proxy-related materials and the voting instruction form to Non-Registered Shareholders (both objecting beneficial owners and non-objecting beneficial owners). The Company will not reimburse shareholders, nominees or agents for the cost incurred in obtaining authorization to execute forms of proxy from their principals or beneficial owners.

Non-Registered Shareholders who receive a voting instruction form in the proxy-related materials should carefully follow the instructions provided to ensure their vote is counted.

Q:                    May I attend the Annual Meeting in person?

A:                    You are invited to attend the Annual Meeting in person and we encourage all shareholders of Aralez to attend the Annual Meeting.

All shareholders attending the Annual Meeting will be asked to present a form of photo identification, such as a driver’s license, in order to be admitted to the meeting. All bags or packages permitted in the meeting room will be subject to inspection. No cameras, computers, recording equipment, other similar electronic devices, signs, placards, briefcases, backpacks, large bags or packages will be permitted in the Annual Meeting. The use of mobile phones, tablets, laptops and similar electronic devices during the Annual Meeting is prohibited, and such devices must be turned off and put away before entering the meeting room.

Q:                    How can I vote my Common Shares in person at the Annual Meeting?

A:                    You may vote Common Shares you hold in your name as the Registered Shareholder in person at the Annual Meeting. If you choose to do so, you do not need to complete or return your proxy card, but you should see a representative of the Transfer Agent at the Annual Meeting. Voting in person at the Annual Meeting will revoke any proxy you completed earlier upon your request.

If you hold your Common Shares through a bank, broker or other financial intermediary as a Non-Registered Shareholder, you may vote the Common Shares in person at the Annual Meeting only if you have obtained a signed proxy from your bank, broker or other financial intermediary (i.e., the Registered Shareholder) giving you the right to vote the Common Shares. Any Non-Registered Shareholder who wishes to vote his or her Common Shares in person at the Annual Meeting, should follow the instructions included in the voting instruction form provided by your bank, broker or other financial intermediary, and see a representative of the Transfer Agent at the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your Common Shares in person at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Q:                    How can I vote my Common Shares without attending the Annual Meeting?

A:                    Whether you hold Common Shares as a Registered Shareholder or as a Non-Registered Shareholder, you may direct your vote without attending the Annual Meeting. If you hold your Common Shares as a Registered Shareholder, you may vote by granting a proxy. If you hold your Common Shares as a Non-Registered Shareholder, you may submit voting instructions to your bank, broker or other financial intermediary. Please refer to the summary instructions below and those included on your proxy card or, for Common Shares held through a bank, broker or other financial intermediary, the voting instruction form provided by such intermediary.

By Mail—You may vote by mail by signing your proxy card or, for Common Shares held through a bank, broker or other financial intermediary, the voting instruction form included by such intermediary, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your Common Shares will be voted as you instruct at the Annual Meeting. If you sign your proxy card but do not provide instructions, your Common Shares will be voted as described below in “How are votes counted?”

On the Internet—If you hold your Common Shares as a Registered Shareholder, you may vote your Common Shares online at www.investorvote.com, by following the instructions provided in the accompanying proxy card. If you hold your Common Shares through a bank, broker or other financial intermediary and the firm that holds your Common Shares offers Internet voting, your broker voting instruction form will contain instructions on how to vote online.

By Telephone— If you hold your Common Shares as a Registered Shareholder, you may vote your Common Shares over the phone, by dialing 1-866-732-8683 and following the instructions provided in the accompanying proxy card. If you hold your Common Shares through a bank, broker or other financial intermediary and the firm that holds your Common Shares offers voting by telephone, your broker voting instruction form will contain instructions on how to vote by telephone.

Q:                    Can Registered Shareholders revoke their proxy or change their vote?

A:                    A Registered Shareholder may revoke a previously submitted proxy at any time before it has been exercised by:

•                  completing a proxy card that is dated later than the proxy you are revoking, and mailing the new proxy card to the Transfer Agent so that it is received before 1:00 p.m. Eastern Standard Time on June 14, 2016, or if the Annual Meeting is adjourned or postponed, not less than two business days before the time of any such adjourned or postponed Annual Meeting;

•                  sending a revocation notice in writing to the Corporate Secretary of the Company at its registered office, which is located at 666 Burrard Street, Suite 1700, Vancouver, British Columbia, V6C 2X8, so that it is received at any time up to and including the last business day before the date of the Annual Meeting. The notice can be from the shareholder or the attorney of such shareholder, duly authorized in writing; or

•                  attending the Annual Meeting, providing a revocation notice to the chair of the Annual Meeting before any vote in respect of which the proxy has been given, and casting your vote at the Annual Meeting.

Q:                    Can Non-Registered Shareholders change their vote?

A:                    A Non-Registered Shareholder may change or revoke a voting instruction form provided by your bank, broker or other financial intermediary by following the instructions on the voting instruction form provided by such intermediary in sufficient time prior to the Annual Meeting.

Q:                    How are votes counted?

A:                    For Proposal 1 (the election of directors), you may vote “FOR” or “WITHHOLD” for each of the nominees to the Board.

For Proposal 2 (the approval of E&Y, an independent registered public accounting firm, as the Company’s auditors for the fiscal year ending December 31, 2016), you may vote “FOR” or “WITHHOLD”.

For Proposal 3 (the non-binding, advisory say-on-pay vote), you may vote “FOR”, “AGAINST” or “ABSTAIN”. For abstentions, see “What happens if I abstain from voting on Proposal 3” below.

If you are a Registered Shareholder and you sign your proxy card with no further instructions, the Named Proxies will vote your Common Shares in accordance with the Board’s recommendation on each of the proposals.

If you hold your Common Shares as a Non-Registered Shareholder and you have not provided voting instructions to your bank, broker or other financial intermediary, such firm will not have discretionary authority to vote your Common Shares in the election of directors (Proposal 1) or in the non-binding, advisory say-on-pay vote (Proposal 3), resulting in a “broker-non-vote” with respect to these matters. However, most intermediaries do have the authority to exercise discretion to vote your Common Shares with respect to the approval of E&Y, an independent registered public accounting firm, as the Company’s auditors for the fiscal year ending December 31, 2016 (Proposal 2). See “What is a broker non-vote?” for more information.

Q:                    What is the quorum requirement for the Annual Meeting?

A:                    Business may only be transacted at the Annual Meeting if a quorum is present.  Under the Company’s Articles, two persons who are, or who represent by proxy, shareholders who in the aggregate hold at least fifty percent (50%) of the issued and outstanding Common Shares entitled to vote at a meeting of shareholders constitute a quorum. Abstentions and “broker non-votes” (described below) will be counted as present and entitled to vote for purposes of determining a quorum.

Q:                    What is the voting requirement to approve each of the proposals?

A:                    A plurality of the votes duly cast in person or by proxy by the shareholders at the Annual Meeting with respect to each director is required for the election of each director. However, pursuant to the Company’s Majority Voting Policy, if any of the nominees for director named in this Proxy Statement do not receive at least a majority of the votes cast (including votes cast FOR and votes cast WITHHOLD), such director will be required to promptly tender his resignation for consideration by the Board. The Company’s Majority Voting Policy is described in more detail under the heading “Proposal 1—Election of Directors.”

Proposal 2 (the approval of E&Y, an independent registered public accounting firm, as the Company’s auditors for the fiscal year ending December 31, 2016) is considered an ordinary resolution. Ordinary resolutions are passed by a simple majority of votes, such that if more than half of the votes that are cast are cast in favor, the resolution passes.

Due to the non-binding, advisory nature of the say-on-pay vote (Proposal 3), there is no minimum vote requirement. However, the proposal will be considered to have passed with the affirmative vote of a majority of the votes cast by the shareholders that are present or represented by proxy at the Annual Meeting and entitled to vote.

Q:                    What happens if I abstain from voting on Proposal 3?

A:                    If an executed proxy card is returned and the shareholder has explicitly abstained from voting on Proposal 3, the Common Shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. Abstentions will not be counted as votes cast and therefore they will have no effect on the outcome of any proposal.

Q:                    What is a “broker non-vote”?

A:                    A “broker non-vote” occurs when a bank, broker or other financial intermediary submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner of the Common Shares on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions.

Intermediaries typically do not have discretionary authority to vote on “non-routine” matters. Under certain rules of the New York Stock Exchange (the “NYSE Rules”) that apply to all NYSE-licensed intermediaries who have record ownership of listed company stock (including stock such as our Common Shares that are listed on NASDAQ), these NYSE-licensed intermediaries have discretionary authority to vote on “routine” matters when they have not received timely voting instructions from the beneficial owner. Proposal 2 (the approval of E&Y, an independent registered public accounting firm, as the Company’s auditors for the fiscal year ending December 31, 2016) is considered a “routine” matter under the NYSE Rules. Proposal 1 (election of directors) and Proposal 3 (the non-binding, advisory say on pay vote) are considered “non-routine” matters on which the intermediaries do not have discretionary authority to vote, resulting in a “broker non-vote” in the event these NYSE-licensed intermediaries have not received timely voting instructions from the beneficial owner.

Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will have no effect on the outcome of Proposals 1 or 3.

Q:                    Will I have rights of dissent?

A:                    No rights of dissent are available under the laws of the Province of British Columbia, Canada or our Articles to any shareholder with respect to any of the proposals.

Q:                    What does it mean if I receive more than one proxy or voting instruction form?

A:                    It means your Common Shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy cards and voting instruction forms you receive.

Q:                    Who will bear the cost of soliciting votes for the Annual Meeting?

A:                    Aralez will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. However, if you choose to vote over the Internet, you will bear the expenses for your Internet access. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained the services of MacKenzie Partners, Inc. to aid in the solicitation of proxies for a fee of $12,500 plus expenses payable by the Company. MacKenzie Partners, Inc. expects that approximately 12 of its employees will assist in the solicitation. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q:                    Where can I find the voting results of the Annual Meeting?

A:                    We will announce preliminary voting results at the Annual Meeting and publish final voting results in a press release following the Annual Meeting and also in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and a Voting Results Report pursuant to, and in accordance with, Section 11.3 of National Instrument 51-102 — Continuous Disclosure Obligations following the Annual Meeting.

Additional Q&A information regarding the Annual Meeting and shareholder proposals may be found on page 78.

EXPLANATORY NOTE

On June 8, 2015, POZEN Inc., a Delaware corporation (“Pozen”), entered into an Agreement and Plan of Merger and Arrangement (the “Merger Agreement”), among Tribute Pharmaceuticals Canada Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (“Tribute”), Aguono Limited (which was renamed Aralez Pharmaceuticals Limited and subsequently renamed Aralez Pharmaceuticals plc in connection with its re-registration as a public limited company), a limited company incorporated in Ireland (“Former Parent”), Trafwell Limited, a private limited company incorporated in Ireland, ARLZ US Acquisition Corp., a corporation incorporated under the laws of the State of Delaware and a wholly-owned subsidiary of Former Parent, and ARLZ CA Acquisition Corp., a corporation incorporated under the laws of the Province of Ontario and a wholly-owned subsidiary of Former Parent (“Can Merger Sub”) in order to effectuate the merger of Pozen and Tribute.  On December 7, 2015, the Merger Agreement was amended, pursuant to which, among other things, (i) Aralez replaced Former Parent as a party to the Merger Agreement, whereby, after giving effect to the merger transactions, Aralez would be the ultimate parent company of the combined companies, (ii) ARLZ US Acquisition II Corp., a corporation formed under the laws of the State of Delaware, would be merged with and into Pozen, with Pozen continuing as the surviving corporation and an indirect wholly-owned subsidiary of Aralez, and (iii) Can Merger Sub and Tribute would amalgamate, with the separate legal existence of Can Merger Sub ceasing and Tribute and Can Merger Sub continuing as one corporation and as a wholly-owned subsidiary of Aralez.

On February 5, 2016, pursuant to the Merger Agreement, Aralez completed the acquisition of Tribute by way of a court approved plan of arrangement in a share transaction with an estimated purchase price of $138 million made up of (i) $115 million related to Tribute common shares, equity awards and certain warrants outstanding and (ii) $23 million in repayments of Tribute indebtedness.  In connection with the transaction, Pozen and Tribute were combined under and became subsidiaries of Aralez, with Pozen treated as the acquiring company for accounting purposes (the “Tribute Transaction”).  As a result of the merger, each share of Pozen common stock outstanding immediately prior to the effective time of the merger was converted into one Aralez Common Share. Pursuant to the arrangement, each outstanding Tribute common share was exchanged for 0.1455 of an Aralez Common Share. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Aralez is the successor issuer to Pozen.

Unless we specify otherwise, all references in this Proxy Statement to “we,” “our,” “us,” “the Company” and “our company” refer to Aralez Pharmaceuticals Inc. and/or our predecessor, Pozen, prior to the Tribute Transaction, as the context requires.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board in General

The Board is currently comprised of eight directors, each of whose current term of office as a director expires at the Annual Meeting. The Board is responsible for nominating directors for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders.

Pursuant to the terms of the Merger Agreement, Mr. Adams retained his position as a director on the Board, and all of the members of the board of directors of Pozen (the “Pozen Board”) prior to the Tribute Transaction (Messrs. Fowler, Kirsch and Lee and Dr. Rudnick) and two of the members of the board of directors of Tribute (Messrs. Harris and Thrasher) became members of the Board of Aralez.  Mr. Aryeh was appointed to the Board pursuant to the terms of that certain Amended and Restated Share Subscription Agreement, dated December 7, 2015, by and among the Company, Aralez Pharmaceuticals plc, Tribute, Pozen, QLT Inc. (“QLT”) and certain other co-investors identified therein, pursuant to which QLT and the investors provided capital to the Company in support of the Tribute Transaction.

Biographical information for each of our directors is provided below. There are no familial relationships among any of the executive officers and directors of the Company.

Name	Position with the Company	Age as of the Annual Meeting	Director Since	Residence
Adrian Adams	Director and Chief Executive Officer	65	2015	Pennsylvania, USA
Jason M. Aryeh	Director	47	2016	California, USA
Neal F. Fowler	Director	54	2016	North Carolina, USA
Rob Harris	Director	61	2016	Ontario, Canada
Arthur S. Kirsch	Director and Chairman of the Board	64	2016	New York, USA
Kenneth B. Lee, Jr.	Director	68	2016	North Carolina, USA
Seth A. Rudnick, M.D.	Director	67	2016	North Carolina, USA
F. Martin Thrasher	Director	65	2016	Ontario, Canada

Adrian Adams has been our Chief Executive Officer since February 5, 2016, and has been a director of the Company since December 11, 2015.  From May 2015 through February 5, 2016, Mr. Adams was the Chief Executive Officer and a director of Pozen, and served as a consultant to Pozen from April 2015 to May 2015. Previously, Mr. Adams served as Chief Executive Officer and President and as a director of Auxilium Pharmaceuticals Inc., a specialty biopharmaceutical company, from December 2011 until January 2015, when it was acquired by Endo International plc. Mr. Adams served as the Chairman and Chief Executive Officer of and a director of Neurologix, Inc. (“Neurologix”), a company focused on the development of multiple innovative gene therapy development programs, from September 2011 to November 2011. Before Neurologix, Mr. Adams served as President, Chief Executive Officer and a director of Inspire Pharmaceuticals, Inc., a specialty pharmaceutical company, from February 2010 until May 2011, when it was acquired by Merck & Co., Inc. Previously, Mr. Adams served as President and Chief Executive Officer of Sepracor Inc., a specialty pharmaceutical company, from March 2007 and May 2007, respectively, until February 2010, when Sepracor was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to his appointment as Chief Executive Officer of Sepracor, Mr. Adams served as its Chief Operating Officer. Prior to joining Sepracor, Mr. Adams served as the President and Chief Executive Officer of Kos Pharmaceuticals, Inc., a specialty pharmaceutical company, from 2002 until its acquisition by Abbott Laboratories in December 2006. Mr. Adams has also held general management and senior international and national marketing positions at SmithKline Beecham, Novartis and ICI (now part of AstraZeneca). Mr. Adams has served as Chairman of the board of directors of AcelRx Pharmaceuticals, Inc. since February 2013 and served on the board of directors of Amylin Pharmaceuticals, Inc. from October 2007 to August 2012. Mr. Adams graduated from the Royal Institute of Chemistry at Salford University in the U.K.

Mr. Adams is a highly qualified pharmaceutical executive who brings to the Board over 30 years of experience in the industry. Mr. Adams has extensive national and international experience and has been instrumental in launching major global brands in addition to driving successful corporate development activities encapsulating financing, product and company acquisitions, in-licensing and company M&A activities.

Jason M. Aryeh has been a director of the Company and Chairman of the Transaction Committee since February 5, 2016.  He is the Founder and Managing General Partner of JALAA Equities, LP, a private hedge fund focused on the biotechnology and specialty pharmaceutical sector, and has served in such capacity since 1997. Mr. Aryeh has served on the board of directors of QLT since 2012 and is currently the Chairman of the board of directors of QLT, a biotechnology company, chairman of QLT’s corporate governance and nominating committee and chairman of QLT’s strategic action committee. Mr. Aryeh has also served on the board of directors of Ligand Pharmaceuticals Incorporated (“Ligand”), a public biotechnology company, since 2006, and is currently chairman of the nominating and governance committee and a member of the compensation committee of Ligand. Mr. Aralez has also served on the board of directors of CorMatrix Cardiovascular, a medical device company, since 2010, and is currently chairman of the audit committee and a member of the compensation committee and the nominating and governance committee, and on the Cystic Fibrosis Foundation’s Therapeutics board of directors since 2011. Previously, Mr. Aryeh served as a director of both Nabi Biopharmaceuticals, prior to its merger with Biota Pharmaceuticals, Inc. in November 2012, and of Myrexis, Inc., until January 2013, both of which were public biotechnology companies. Mr. Aryeh earned a B.A. in economics, with honors, from Colgate University, and is a member of the Omnicron Delta Epsilon Honor Society in economics.

Mr. Aryeh brings to the Board his extensive background in the biotechnology industry through his current and former positions as a director of multiple life science companies, as well as valuable capital markets experience, including through his service as managing general partner of a hedge fund focused on the life sciences sector.

Neal F. Fowler has been a director of the Company since February 5, 2016, and was previously a director of Pozen from 2011 through February 5, 2016. Mr. Fowler is Chief Executive Officer of Liquidia Technologies Inc. (“Liquidia”), a biomedicines company, and has served in that capacity since 2008. Mr. Fowler is also a co-founder of Envisia Therapeutics Inc. (“Envisia”), an ophthalmology spin-out of Liquidia, and concurrently served as Chief Executive Officer of Envisia from its launch in 2013 through 2015. Mr. Fowler joined Liquidia in 2008 after seven years at Johnson & Johnson. While at Johnson & Johnson, he served as President of Centocor, Inc. (“Centocor”), a multi-billion dollar subsidiary focused on development and commercialization of industry leading biomedicines used in the treatment of chronic inflammatory diseases. Prior to Centocor, Mr. Fowler was President of Ortho-McNeil Neurologics Inc. and Vice President of the central nervous system franchise at Ortho-McNeil Pharmaceuticals. Mr. Fowler joined Johnson & Johnson after a 13-year career at Eli Lilly and Company where he held a variety of sales, marketing and business development roles with increasing responsibilities in both the pharmaceutical and medical device divisions. Mr. Fowler is a native of Raleigh, NC and received a Bachelor of Science degree in Pharmacy and Masters of Business Administration from the University of North Carolina at Chapel Hill (UNC-CH).

Mr. Fowler brings to the Board his extensive background in the pharmaceutical industry acquired through a variety of senior positions at several large pharmaceutical companies. He is currently chief executive officer at Liquidia Technologies, Inc. and Envisia Technologies, positions which have provided him with experience in running an emerging growth company.

Rob Harris has been a director of the Company since February 5, 2016.  He previously served as President, Chief Executive Officer and a director of Tribute from December 1, 2011 to February 2016. Mr. Harris founded Tribute Pharma, which later became Tribute Pharma Canada Inc. and Tribute Pharmaceuticals Canada Ltd. in November 2005. Tribute acquired both Tribute Pharma Canada Inc. and Tribute Pharmaceuticals Canada Ltd. on December 1, 2011. Mr. Harris was formerly the President and CEO of Legacy Pharmaceuticals Inc. from September 2004 to October 2005. As the VP of Business Development at Biovail Corporation from October 1997 to September 2004, Mr. Harris was involved in, led and successfully concluded numerous business development transactions, including the licensing of new chemical entities, the acquisition of mature products, the completion of co-promotion deals, distribution agreements, product development and reformulation transactions. Mr. Harris joined Biovail in 1997 as the GM of Biovail Pharmaceuticals Canada at a time when the company experienced rapid growth in the Canadian division. Before Biovail, Mr. Harris worked in various senior commercial management positions during his twenty-year tenure at Wyeth (Ayerst) from 1977 to 1997 and has been involved in numerous product launches during his career.

Mr. Harris brings to the Board over 35 years of pharmaceutical industry experience in both Canada and the United States in sales, marketing, business development and general management.

Arthur S. Kirsch has been a director of the Company, Chairman of the Board, and Chairman of the Audit Committee since February 5, 2016.  Previously, he was a director of Pozen from 2004 through February 5, 2016.  Mr. Kirsch has been Senior Advisor, GCA Savvian, LLC (formerly Perseus Group, LLC), an investment bank, since June 2005. Mr. Kirsch is a founding member and Managing Director of Vector Securities, LLC, an investment and merchant banking firm, from 2001 to May 2005. He was a Managing Director and Head of Healthcare Research and Capital Markets of Prudential Vector Healthcare Group, a unit of Prudential Securities, Inc., a full-service brokerage firm, from 1999 to 2001. Mr. Kirsch was the Director, Equity Research of Vector Securities International, Inc., an investment banking firm, from 1995 to 1999. He has served as a director of Immunomedics, Inc., a publicly-traded biopharmaceutical company, since August 2015, and is a member of the audit committee and nominating committee. He has also served as a director of PhysioSonics, Inc., a privately held company developing noninvasive neurological products, since April 2010.

Mr. Kirsch has over 25 years of experience working in equity capital markets and has extensive knowledge of the healthcare and life sciences field. Mr. Kirsch, who has spent the majority of his career in investment banking with a focus on the healthcare industry, brings both financial and industry expertise to the Board.

Kenneth B. Lee, Jr. has been a director of the Company and Chairman of the Compensation Committee since February 5, 2016.  Previously, he was a director of Pozen from 2002 to February 5, 2016, and from 2002 was also Pozen’s lead Independent Director. Since June 2002 he has been an independent consultant and general partner of Hatteras Venture Partners (formerly Hatteras BioCapital. LLC and BioVista Capital, LLC), and the general partner of Hatteras BioCapital Fund, L.P., a venture capital fund focusing on life sciences companies, since 2003. Mr. Lee was President of A.M. Pappas & Associates, a venture capital firm, between January 2002 and June 2002.  He was a Partner of Ernst & Young LLP from 1982 through 2000, and a Partner of Ernst & Young Corporate Finance LLC from 2000 to 2001. Prior to that, Mr. Lee was the Managing Director of Ernst & Young’s Health Sciences Corporate Finance Group from 2000 to 2001. Mr. Lee has served on the board of directors of Biocryst Pharmaceuticals, Inc., a public company, since 2011, and is currently chairman of the audit committee and chairman of the finance committee. He is also a director of Clinipace Worldwide, a privately held company. Previously, he served on the boards of directors of Clinverse, Inc., a privately held company, CV Therapeutics, Inc., for which he served as lead independent director and chair of the audit committee and a member of the compensation committee, Abgenix, Inc., for which he served on the audit committee and the compensation committee, OSI Pharmaceuticals, for which he served as a member of the audit committee, Inspire Pharmaceuticals Inc., for which he served as chairman of the board of directors, and chair of the audit committee, and Maxygen, Inc., for which he served as chairman of the audit committee and a member of the nominating/governance committee and the compensation committee. Mr. Lee served as a member of the executive committee of the board of directors of the North Carolina Biotechnology Industry Organization and as a member of the board of directors of Ibiliti, a nonprofit organization dedicated to building and expanding networks of resources for advanced medical technology companies.

Mr. Lee brings his extensive accounting and financial background to the Board, as well as expertise in the life sciences industry from his experience as a general partner of several venture capital funds specializing in life sciences. He has also served and is serving on the boards and audit committees of several public pharmaceutical companies similar in size to the Company, including serving as Chairman of the board of directors of Inspire Pharmaceuticals, Inc.

Seth A. Rudnick, M.D. has been a director of the Company and Chairman of the Nominating/Corporate Governance Committee since February 5, 2016.  Previously, he was a director of Pozen from 2001 through February 5, 2016.  Dr. Rudnick was a venture partner and previously general partner at Canaan Partners, a venture capital firm from 1998 to December 2014. Formerly, Dr. Rudnick was the Chief Executive Officer and Chairman of CytoTherapeutics Inc., a company developing stem cell-based therapies, from 1991 to 1998. He helped found and served as the Head of Research and Development for Ortho Biotech, a division of Johnson & Johnson focusing on cancer and chronic illnesses from 1986 to 1991. He currently serves on the boards of directors of the following privately held biotechnology companies: Chimerix, Inc., Meryx Pharmaceuticals, for which he serves as Chairman, Liquidia Technologies, Inc., for which he serves as Chairman, and G1 Therapeutics, for which he serves as Executive Chairman. Dr. Rudnick also served on the board of directors of Square 1 Financial, Inc., a public financial services company, from 2012 to October 2015. Currently he is a Clinical Adjunct Professor of Medicine at University of North Carolina, Chapel Hill.

Dr. Rudnick brings to the Board deep operational experience in the pharmaceutical and biotechnology industries acquired through a variety of senior research and development positions in several large and mid-size pharmaceutical companies and as Chief Executive Officer, and Chairman of CytoTherapeutics, Inc., Chairman of Liquidia Technologies, Inc., Executive Chairman of GI Therapeutics, and Chairman of Meryx Pharmaceuticals. Dr. Rudnick retired from Canaan Partners, a global venture capital firm with significant investments in the healthcare sector, where he served as general and now a venture partner since 1998, which has provided him with significant experience in and insight into life sciences investments.

F. Martin Thrasher has been a director of the Company since February 5, 2016.  Previously, he was a director of Tribute from 2009 to February 2016. Mr. Thrasher is a seasoned international executive. After graduating from the Richard Ivey School of Business in London, Ontario, Mr. Thrasher spent over 30 years working around the globe for companies such as General Foods from 1973 to 1977, McCormick & Co from 1977 to 1988, Campbell Soup Co. from 1988 to 2001 and ConAgra Foods Inc. from 2001 to 2004. He has served as President of FMT Consultants LLC since 2004. Mr. Thrasher has lived and worked in Canada, Australia, Belgium and the U.S. His responsibilities with Campbell Soup Co. included positions as President, International Grocery and President, North America Grocery. At ConAgra Foods Inc., he was President of the Retail Products Co, a $9 billion business with over 30,000 employees. Mr. Thrasher has been President of FMT Consulting, a boutique advisory and consulting firm since August 2004.

Mr. Thrasher brings to the Board extensive international business experience acquired from his time serving at several Fortune 500 companies. He is also an experienced director having served on a variety of public and private company boards.

Corporate Governance Overview

As discussed above, the Tribute Transaction was completed on February 5, 2016, and the combined entity now operates as Aralez. The combined company provides the former shareholders of Pozen and Tribute with significant strategic and financial benefits, as the combined company is a more diversified provider of specialty healthcare products with a focus on cardiovascular and pain indications and a multi-country footprint, and is better positioned to meet the challenges of the expected future landscape in the pharmaceutical industry.

In addition to the significant strategic and financial benefits provided by our combined company, we have adopted policies and procedures that we believe will be of value to our shareholders and will positively aid in the governance of the Company going forward. In addition to the compensation-related actions we have taken which are described in the “Compensation Discussion and Analysis” section of this Proxy Statement, we have adopted corporate governance practices, which we believe are beneficial to our shareholders, including, without limitation, annual director elections, robust corporate governance guidelines, a diversity policy, and a majority voting policy.  We have also elected not to adopt a shareholder rights plan at this time.

Corporate Governance Guidelines

As described in the Company’s Corporate Governance Guidelines, the Board is responsible for supervising the management of the Company’s business and affairs. The Board’s key responsibilities relate to the stewardship of management, generally through the Chief Executive Officer, to pursue the best interests of the Company, and include the following, among others:

•                              review and approval of the adoption of the strategic plan and, in relation thereto, approval of annual business and capital plans and policies and processes generated by management relating to the authorization of major investments and significant allocations of capital;

•                              supervision of senior management and succession planning, including the appointment of the Chief Executive Officer and the Chairman of the Board, and ensuring that other executives are in place for sound management;

•                              ensuring that the Company has policies in accordance with the guidance set out under applicable U.S. and Canadian securities laws;

•                              ensuring that the Company has risk management systems in place and also ensuring that the appropriate internal controls and corporate governance policies are in place;

•                              ensuring a business ethics, compliance and corporate governance mindset and creation of a culture of integrity throughout the organization; and

•                              review of the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) from time to time and the implementation procedures to ensure compliance with the Code of Conduct.

The Board is entitled to engage outside advisers, at the Company’s expense, where, in the view of the Board, additional expertise or advice is required.

For a complete description of the Corporate Governance Guidelines, which function as the mandate for the Board, shareholders should refer to Annex A to this Proxy Statement.

Board Leadership Structure

The Company maintains separate Chairman of the Board and Chief Executive Officer positions, which allows the Board to be more effective in overseeing the Company’s affairs and holding management accountable for the Company’s activities. Having an independent Chairman fosters strong leadership and healthy discussion and avoids the potential for any conflict of interest. However, the Board believes that the Company and its shareholders are best served by maintaining flexibility to have any director serve as Chairman and therefore believes that a permanent policy on whether the Chairman and Chief Executive Officer positions should be separated or combined is not appropriate.

The Board has adopted a written position description for the Chairman setting out the Chairman’s responsibilities, including leadership and governance of the Board, the promotion of corporate social responsibility, the facilitation of shareholder meetings, and the oversight of committees of the Board. The primary functions of the Chief Executive Officer are to lead the management of the Company’s business and affairs, and to lead the implementation of the resolutions and the policies of the Board. As set out in the

Chief Executive Officer’s position description approved by the Board, the duties and responsibilities of the Chief Executive Officer include leadership and governance, strategic planning, business organization and development, and risk management and disclosure, among others.

As discussed below, the Board has adopted charters for each of its committees. These charters set out, among other things, the duties and responsibilities of the respective committees. The Board has also adopted written position descriptions for the chairman of each of the respective committees of the Board.

Board Oversight of Risk

The Board carries out its risk oversight function both as a whole and through delegation of certain risk management oversight responsibilities to the committees of the Board, which report regularly to the Board. The Audit Committee has primary responsibility for overseeing enterprise risk management; however, the other committees of the Board also consider risk within their areas of responsibility. For example, the Nominating/Corporate Governance Committee monitors legal and regulatory compliance risks as they relate to corporate governance structure and processes, and the Compensation Committee reviews compensation programs and arrangements to assure that they do not encourage excessive risk taking for compensation purposes. The committee chairs regularly apprise the Board of significant risks and management’s response to those risks. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Director Independence

The Board has determined that six of the eight current and incumbent directors (or 75% of the Board) have no material relationship with the Company, either directly or indirectly, and are “independent” within the meaning of the applicable NASDAQ listing standards and National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”) (such directors, the “Independent Directors”). Specifically, the Board has identified each of the members of the Board, with the exception of Mr. Adams, who serves as our Chief Executive Officer, and Mr. Harris, who previously served as President and Chief Executive Officer of Tribute, as independent for the purposes of NI 58-101 and as Independent Directors as such term is defined by the applicable NASDAQ listing standards.

The Independent Directors have the opportunity to meet in-camera at each quarterly meeting or more frequently as they deem necessary. These executive sessions of the Independent Directors are currently presided over by the Chairman of the Board.

Director Compensation

The directors’ compensation program is designed to attract and retain qualified individuals to serve on the Board. See “Executive and Director Compensation—Director Compensation” below for details regarding the Company’s director compensation program.

Committees of the Board

The Board has the following four committees: (1) Audit Committee, (2) Compensation Committee, (3) Nominating/Corporate Governance Committee, and (4) Transaction Committee. The Board has adopted a written charter for each of these committees. The committee charters are posted on our corporate website at www.aralez.com.

Each of the charters of the committees of the Board generally provides that the committee will be granted unrestricted access to all information regarding the Company that is necessary or desirable to fulfill its duties and all directors, officers and employees of the Company will be directed to cooperate as requested by the members of the committee. In addition, each committee has the authority to retain, at the Company’s expense, independent legal, financial and other advisors, consultants and experts, to assist the committee in fulfilling its duties and responsibilities, including authority to retain and to approve any such firm’s fees and other retention terms.

Below is a description of the duties and composition of each standing committee of the Board.

Audit Committee

The Company has a separately designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act and National Instrument 52-110 — Audit Committees (“NI 52-110”). The current members of the Audit Committee are Mr. Kirsch, who serves as Chairman, Mr. Lee and Mr. Thrasher. The Board has determined that each of the members of the Audit Committee is independent as defined by the applicable NASDAQ listing standards, the SEC rules applicable to audit committee members and within the meaning of NI 52-110. Each of the Audit Committee members is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and has an understanding of the accounting principles used to prepare financial statements, as well as an understanding of the internal controls and procedures necessary for financial reporting. See “The Board in General” above for the relevant education and experience of each current member of the Audit Committee. The Board has also determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee oversees our financial reporting process and system of internal control over financial reporting, and selects and oversees the performance of, and approves in advance the services provided by, our independent registered public accounting firm. The Audit Committee provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the Board. The Audit Committee meets regularly with our independent registered public accounting firm without management present, and from time to time with management in separate private sessions, to discuss any matters that the Audit Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. The Audit Committee also oversees our whistleblower policy for receiving and handling complaints or concerns regarding accounting, internal accounting controls or auditing matters. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

The foregoing description of the responsibilities of the Audit Committee is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Audit Committee’s charter, a  copy of which is set out in Annex B to this Proxy Statement and posted on our website at www.aralez.com.

Compensation Committee

The current members of the Compensation Committee are Mr. Lee, who serves as Chairman, Mr. Aryeh, Mr. Fowler and Dr. Rudnick. Each of the current members of the Compensation Committee is independent as defined by the applicable NASDAQ listing standards and within the meaning of NI 58-101.

Decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee’s principal responsibilities include reviewing our overall compensation philosophy and the adequacy and market competitiveness of our compensation plans and programs, evaluating the Company’s compensation policies and practices to determine whether these policies and practices create incentives for a particular employee group to take actions which could put the Company at undue risk, evaluating the performance of and reviewing and approving compensation for our executive officers, evaluating and recommending director compensation, and reviewing and discussing with management the Compensation Discussion and Analysis included in this Proxy Statement. The Compensation Committee also administers our equity-based and other incentive plans, including assuming responsibility for granting, or delegating as appropriate the authority for granting, and making decisions with respect to, awards under our equity compensation and other incentive plans.

To assist in its efforts to meet the objectives and responsibilities outlined above, the Compensation Committee has retained an executive compensation consultant. During the fiscal year ended December 31, 2015 (“Fiscal Year 2015”), the Pozen Compensation Committee retained Radford, an Aon Hewitt Company, and nationally known executive compensation and benefits consulting firm, to advise it on various matters related to executive and director compensation and compensation programs. Our Compensation Committee has continued to engage Radford to assist with its development of our executive compensation program and other compensation-related projects.

The foregoing description of the responsibilities of the Compensation Committee is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Compensation Committee’s charter, a copy of which is posted on our website at www.aralez.com.

Nominating/Corporate Governance Committee

The current members of the Nominating/Corporate Governance Committee are Dr. Rudnick, who serves as Chairman, Mr. Fowler and Mr. Kirsch. Each of the members of the Nominating/Corporate Governance Committee is independent as defined by the applicable NASDAQ listing standards and within the meaning of NI 58-101.

The Nominating/Corporate Governance Committee assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Nominating/Corporate Governance Committee: (i) evaluates nominees and reviews the qualifications of individuals eligible to stand for election and reelection as directors and makes recommendations to the Board on this matter; (ii) oversees compliance with our Code of Business Conduct and Ethics; (iii) reviews and approves related party transactions; (iv) recommends and advises the Board on certain other corporate governance matters; and (v) oversees the Board’s performance evaluation process.

The foregoing description of the responsibilities of the Nominating/Corporate Governance Committee is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Nominating/Corporate Governance Committee’s charter, a copy of which is posted on our website at www.aralez.com.

Transaction Committee

The current members of the Transaction Committee are Mr. Aryeh, who serves as Chairman, Mr. Adams, Mr. Harris and Mr. Kirsch.

The Transaction Committee’s principal activities include, among others, reviewing and evaluating potential strategic business development and licensing transactions of the Company, overseeing strategic transactions, facilitating the negotiation and/or consummation of the terms of any proposed strategic transaction, and approval of any strategic transaction that falls within the scope of the Transaction Committee’s authority in respect of business development strategy and which the Transaction Committee believes to be in the best interest of the Company.

The foregoing description of the responsibilities of the Transaction Committee is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Transaction Committee’s charter, a copy of which is posted on our website at www.aralez.com.

Other Committees

The Board may establish other committees as it deems necessary or appropriate from time to time.

Board Meetings and Attendance During Fiscal Year 2015

Pozen’s board of directors held a total of 38 meetings during Fiscal Year 2015 to, among other things, review significant developments affecting Pozen, engage in strategic planning, and act on matters requiring approval from the Pozen Board. During Fiscal Year 2015, each director who continued as a director of the Company attended more than 75% of the aggregate number of Pozen Board meetings and meetings of committees of the Pozen Board on which he served.

Director Attendance at Annual Shareholders’ Meetings

The Board encourages all directors to make attendance at all annual general meetings of shareholders a priority. All of the Board members named in this Proxy Statement who previously served as members of the Pozen Board prior to the Tribute Transaction attended Pozen’s 2015 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During Fiscal Year 2015, the members of Pozen’s compensation committee were Messrs. Fowler, Kirsch, Lee and Rudnick. None of these individuals has ever served as an officer or employee of Pozen (and none has ever served as an officer or employee of Aralez). None of the executive officers of Pozen served on the board of directors or compensation committee of a company that had an executive officer that served on the board of directors or the compensation committee of Pozen.

Orientation and Continuing Education

The Company is in the process of developing an orientation program for new directors under which a new director will, among other things, meet separately with the Chairman of the Board and members of the senior executive team. A new director will be presented with a director manual that reviews Board policies and procedures, the Company’s current strategic plan, financial plan and capital plan, the most recent annual and quarterly reports and materials relating to key business issues. The Chairman of each committee is responsible for coordinating orientation and continuing director development programs relating to the committee’s mandate.

Code of Business Conduct and Ethics

We have adopted a Code of Conduct that applies to our employees, officers (including our principal executive officer, principal financial officer and other members of our finance and administration department) and our directors.

The objective of the Code of Conduct is to provide guidelines for maintaining integrity, honesty and ethical conduct, objectivity and impartiality of the Company. The Code of Conduct addresses, among other topics, conflicts of interest, protection and proper use of corporate assets and opportunities, confidentiality, fair dealing with the Company’s shareholders, customers, suppliers, competitors and employees, compliance with laws, rules and regulations and reporting of any illegal or unethical behavior.

As part of the Code of Conduct, any person subject to the Code of Conduct is required to avoid situations involving a conflict, or an appearance of a conflict, between their personal, family or business interests, and interests of those of the Company and must promptly disclose any such conflict, or an appearance of a conflict, to the Company. The Board has the ultimate responsibility for stewardship of the Code of Conduct. The Board has designated the Nominating/Corporate Governance Committee to oversee the administration of the Code of Conduct. The Nominating/Corporate Governance Committee reviews and approves all related party transactions that must be disclosed pursuant to applicable securities laws and regulations.

All persons subject to the Code of Conduct are required to provide, upon request, certification of compliance with the Code of Conduct, as well as compliance with all Company policies.

The foregoing description of the Code of Conduct is intended as summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions, of the Code of Conduct, a copy of which is available on our website at www.aralez.com and available on SEDAR at www.sedar.com. We will disclose on our website any future amendments to and/or waivers from the Conduct of Conduct that relate to our directors or executive officers.

Considerations in Evaluating Director Nominees

The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The Nominating/Corporate Governance Committee is responsible for evaluating and recommending candidates to the Board for board membership based upon an assessment of the independence, skills, qualifications and experience of the candidate and in a manner consistent with the criteria approved by the Board. Directors should be persons of good character and thus should possess integrity, accountability, judgment, responsibility, high performance standards, commitment, enthusiasm and courage.  Specifically, the Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. No director should serve on more than five other public company boards and no member of the Audit Committee should serve on more than two other public company audit committees.

It is our Nominating/Corporate Governance Committee’s policy to consider shareholder proposals for nominees for election as directors that are nominated in accordance with our Articles, including the Advance Notice provisions contained therein (as described below), and other applicable laws, including the rules and regulations of the SEC, applicable NASDAQ listing standards, and any other stock market on which we have applied to list our Common Shares for trading or quotation. See “Advance Notice Provisions” below.

Advance Notice Provisions

The Company’s Articles include advance notice provisions (the “Advance Notice Provisions”) for the purpose of providing shareholders, directors and management of the Company with a clear framework for nominating directors of the Company in connection with any annual or special meeting of Shareholders. The Advance Notice Provisions are intended to (i) ensure that all shareholders receive adequate notice of director nominations and sufficient time and information with respect to all nominees for appropriate deliberations and register an informed vote; and (ii) facilitate an orderly and efficient process for annual or special meetings of shareholders of the Company. The Advance Notice Provisions fix the deadlines by which shareholders must submit director nominations to the Corporate Secretary of the Company prior to any annual or special meeting of Shareholders for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the Advance Notice Provisions.

In the case of an annual meeting of shareholders, notice must be received by a senior officer of the Company at the principal executive office of the Company not less than 30 days before the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a general meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the general meeting of shareholders was made. These provisions may preclude shareholders from making nominations for directors at a general meeting of shareholders. The Board may, in its sole discretion, waive any requirement of the Advance Notice Provisions. For the purposes of the Advance Notice Provisions, “public announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the SEDAR website maintained by the Canadian Securities Administrators (“CSA”) at www.sedar.com or under the EDGAR website at www.sec.gov.

Diversity Policy

Currently, the Board is comprised of eight (8) male directors (100%). There are currently no female directors on the Board. There are currently six men (86%) and one woman (14%) with representation in the Company’s senior leadership group.

In May 2016, the Company adopted a written diversity policy (the “Diversity Policy”), which recognizes the importance and benefit of having a Board and a slate of executive officers comprised of highly talented and experienced individuals, with a view toward fostering and promoting diversity amongst members of the Board and the Company’s executive team. The Diversity Policy mandates that the Board and its committees, as applicable, will, when identifying candidates for election to the Board or appointment as executive officers: (i) consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities; (ii) consider criteria that promote diversity, including with regard to gender, ethnicity, age, national origin, disability, sexual orientation, and other dimensions; and (iii) consider the level of representation of women on the Board and in executive officer positions.

The Board recognizes the benefits that diversity brings to a company and will measure the effectiveness of the Diversity Policy based on, among other things, the relative increase of diversity on the Board and in executive officer positions over time, as well as the implementation of specific processes designed to foster the progression of diverse candidates to be considered for nomination or appointment. A key objective of the Diversity Policy is to bring that diversity of thought which the Board believes is important to successful decision-making and stewardship to the Company.

Neither targets nor quotas relating to the identification and nomination of women directors or officers have been adopted to date, as the Board believes the focus when filling vacancies on the Board or the executive team should remain on finding the best qualified candidates given the needs and circumstances of the Company. A nominee’s diversity of gender, race, nationality, age, experience and other attributes has and will, however, continue to be considered in the assessment of director nominees.

The foregoing description of the Diversity Policy is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Diversity Policy, which is appended to the Corporate Governance Guidelines set out in Annex A to this Proxy Statement and posted on our website at www.aralez.com.

Board Renewal

The Board has considered the issue of term limits and will continue to do so from time to time. At this time, given that the Company is a newly public company, the Board is of the view that imposing term limits would not be appropriate for the Company. The Board believes that its self-evaluation process is an effective and transparent way to ensure directors continue to remain strong contributors and that the current composition of the Board reflects this objective. See “- Board Evaluations” below. The Board has adopted a policy of mandatory retirement for directors such that no person shall be nominated by the Board to serve as a director after he or she has passed his or her 75th birthday, unless the Nominating/Corporate Governance Committee has voted, on an annual basis, to waive the mandatory retirement age for such director. The Board believes that this retirement policy, taken in conjunction with the Company’s annual assessment process and Diversity Policy, ensures the natural evolution of the Board.

Board Evaluations

Pursuant to the terms of the Company’s Corporate Governance Guidelines and the charters of each of the respective committees of the Board, the Board intends to develop and undertake a process to assess the effectiveness of the Board and each of the committees of the Board at regular intervals. The Nominating/Corporate Governance Committee, on behalf of the Board, will work with external counsel to develop and undertake the assessment process.

Communications with the Board

The Board values communications with shareholders and other stakeholders, and will ensure that measures are in place to facilitate effective communications between the Board and its shareholders and other stakeholders. In accordance with the Corporate Governance Guidelines, the Board is in the process of developing a communications policy governing communications between shareholders and other stakeholders and the Board. Historically, almost all communications that the Company receives from shareholders and other stakeholders are administrative in nature and are not directed to the Board. If the Company should receive a shareholder or stakeholder communication directed to the Board, or to an individual director, said communication will be relayed to the Board or the individual director as the case may be.

Cease Trade Orders and Bankruptcies

Except as noted below, none of the Company’s directors or executive officers:

(a)         is, as at the date of this Proxy Statement, or has been, within 10 years before the date of this Proxy Statement, a director, CEO or CFO of any company (including the Company) that,

i.            was subject to an order that was issued while the director or executive officer was acting in the capacity as director, CEO or CFO; or

ii.         was subject to an order that was issued after the director or executive officer ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as a director, CEO or CFO;

(b)   is, as at the date of this Proxy Statement, or has been within 10 years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)    has, within the 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

For the purposes of the paragraphs above, “order” means: (i) a cease trade order; (ii) an order similar to a cease trade order; or (iii) an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days.

In September 2011, Mr. Adams was appointed Chairman and Chief Executive Officer of Neurologix and Mr. Koven was appointed President and Chief Administrative Officer and a member of the board of directors of Neurologix. Mr. Adams and Mr. Koven each resigned from Neurologix in November 2011, primarily due to the company’s inability to raise sufficient capital to continue its operations (including its inability to compensate Messrs. Adams and Koven for their services). Neurologix filed for protection under Chapter 7 of the U.S. Bankruptcy Code on March 16, 2012.

Mr. Thrasher was a director of New Food Classics Inc., a private company which filed for creditor protection in January 2012 under the Companies’ Creditors Arrangement Act (Canada). Mr. Thrasher resigned from the board of New Food Classics Inc. in February 2012.

Penalties or Sanctions

No director or executive officer of the Company has:

(a)   been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)   been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

EXECUTIVE OFFICERS

Our Executive Officers as of the date of this Proxy Statement are as follows:

Name	Age	Position with the Company
Adrian Adams	65	Chief Executive Officer
Andrew I. Koven	58	President and Chief Business Officer
Scott J. Charles	41	Chief Financial Officer
Jennifer L. Armstrong	46	Executive Vice President, Human Resources and Administration
Mark A. Glickman	50	Chief Commercial Officer
Eric L. Trachtenberg	43	General Counsel, Chief Compliance Officer and Corporate Secretary
James P. Tursi, M.D.	51	Chief Medical Officer

Our executive officers are appointed by, and serve at the discretion of, the Board. There are no familial relationships among any of our executive officers and directors of the Company.

Adrian Adams — For Mr. Adam’s biography, please see above under “Board of Directors and Corporate Governance—The Board in General”.

Andrew I. Koven has been our President and Chief Business Officer since February 5, 2016.  Previously, Mr. Koven was the President and Chief Business Officer of Pozen from June 2015 through February 5, 2016. Prior to joining Pozen, Mr. Koven served as Chief Administrative Officer and General Counsel of Auxilium Pharmaceuticals Inc., a specialty biopharmaceutical company, from February 2012 until January 2015, when it was acquired by Endo International plc. Mr. Koven served as President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc., a company focused on the development of multiple innovative gene therapy development programs, from September 2011 to November 2011. Before Neurologix, Inc., Mr. Koven served as Executive Vice President and Chief Administrative and Legal Officer of Inspire Pharmaceuticals, Inc., a specialty pharmaceutical company, from April 2010 until April 2011 when it was acquired by Merck & Co., Inc. Previously, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc., a specialty pharmaceutical company, from March 2007 until February 2010 when it was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to joining Sepracor, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Kos Pharmaceuticals, Inc., a specialty pharmaceutical company, from August 2003 until its acquisition by Abbott Laboratories in December 2006. Mr. Koven began his career in the pharmaceutical industry first as an Assistant General Counsel and then as Associate General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm Corporation from 2000 to 2003. From 1986 to 1992 he was a corporate associate at Cahill, Gordon & Reindel in New York. From 1992 to 1993 he served as Counsel, Corporate and Investment Division, at The Equitable Life Assurance Society of the U.S.

Scott J. Charles has been our Chief Financial Officer since February 5, 2016.  Mr. Charles was previously Chief Financial Officer of Pozen from January 1, 2016 through February 5, 2016, and was Pozen’s Senior Vice President of Finance of from July 2015 through December 31, 2016. Prior to joining Pozen, Mr. Charles served as the Vice President of Finance and Treasurer at Ikaria, Inc., a critical care pharmaceutical company, from April 2008 to July 2015. From April 2002 to March 2008, Mr. Charles worked at Reliant Pharmaceuticals, Inc. in various finance functions, culminating with serving as the Vice President of Finance and Treasurer from April 2006 to March 2008. Prior to that, he was a Manager of Assurance and Business Advisory Services at Arthur Andersen, LLP. He holds a Bachelor of Science degree in Business Administration from Bucknell University and is a Certified Public Accountant.

Jennifer L. Armstrong has been our Executive Vice President, Human Resources and Administration since February 5, 2016.  Ms. Armstrong was previously the Executive Vice President, Human Resources and Administration of Pozen from June 2015 through February 5, 2016.  Prior to joining Pozen, she served as Senior Vice President of Human Resources at Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from July 2009 to March 2015. Prior to that, she served at Senior Vice President of Human Resources and Corporate Communications at Genaera Corporation, a specialty biopharmaceutical company, from January 1998 to May 2009. Ms. Armstrong holds a Master’s degree in Arts Administration and a Bachelor’s degree in Corporate Communications, both from Drexel University.

Mark A. Glickman has been our Chief Commercial Officer since February 5, 2016.  From June 2015 to February 5, 2016, Mr. Glickman was the Chief Commercial Officer of Pozen. Mr. Glickman previously served as Executive Vice President of Sales and Marketing for Auxilium Pharmaceuticals, a specialty biopharmaceutical company, from February 2012 to March 2015. From

February 2009 to February 2012, he served as Vice President in the medical device division at Otsuka America Pharmaceutical, Inc., a pharmaceutical and medical device company and a subsidiary of Otsuka America, Inc. Prior to Otsuka, Mr. Glickman served as Senior Vice President of Sales and Marketing at Oscient Pharmaceuticals Corp., a commercial-stage pharmaceutical company, from September 2007 to September 2009. Before joining Oscient, from May 2007 to September 2007, Mr. Glickman served as Vice President of Sales at Bayer Healthcare’s Diabetes Care Division. From 2001 to 2007, he held various positions at Kos Pharmaceuticals, including Director of Marketing, Regional Sales Director and Vice President of Sales. Mr. Glickman started his pharmaceutical career at Bristol-Myers Squibb where he was responsible for the marketing of cardiovascular products, including the blockbuster Plavix. Mr. Glickman holds a Master of Business Administration degree from New York University.

Eric L. Trachtenberg has been our General Counsel, Chief Compliance Officer and Corporate Secretary since February 5, 2016.  Previously, Mr. Trachtenberg was the General Counsel, Chief Compliance Officer and Corporate Secretary of Pozen from January 1, 2016 through February 5, 2016, and was Deputy General Counsel of Pozen from June 2015 through December 31, 2015.  Prior to joining Pozen, Mr. Trachtenberg most recently served as Deputy General Counsel at Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from May 2012 through its acquisition by Endo Pharmaceuticals in February 2015. Prior to Auxilium, he was Vice President, General Counsel and Corporate Secretary of Enobia Pharma, Inc., from April 2011 to April 2012, and managed all legal aspects of Enobia’s sale to Alexion Pharmaceuticals. Prior to that, Mr. Trachtenberg served as Vice President and Associate General Counsel of Sepracor Inc. and remained in that position with Sunovion Pharmaceuticals Inc. following the acquisition of Sepracor by Dainippon Sumitomo Pharma. Mr. Trachtenberg also held a Senior Counsel position at Kos Pharmaceuticals, Inc. before its acquisition by Abbott. Mr. Trachtenberg began his career as an Associate at Blank Rome LLP. He holds a Bachelor of Science degree in Management from Tulane University and a Juris Doctorate and Master of Business Administration degree from Temple University.

James P. Tursi, M.D. has been our Chief Medical Officer since February 5, 2016.  From October 2015 to February 5, 2016, Dr. Tursi was Chief Medical Officer of Pozen. Previously, Dr. Tursi served as Chief Medical Officer of Innocoll AG, a specialty pharmaceutical company, from March 2015 to September 2015, where he was responsible for managing all clinical research and development, medical affairs and safety activities. Prior to joining Innocoll, Dr. Tursi served as Chief Medical Officer at Auxilium Pharmaceuticals Inc., a specialty biopharmaceutical company, from August 2011 to March 2015, and as Vice President of Clinical Research & Development from March 2009 to August 2011. In these positions, Dr. Tursi was responsible for oversight of clinical and nonclinical development programs, clinical operations, medical affairs and global safety activities, and served as the clinical medical safety lead for all regulatory agency interactions with the FDA, Europe and Canada. Prior to Auxilium, he served as Director of Medical Affairs for GlaxoSmithKline Biologicals from January 2006 to March 2009 and directed all medical affairs responsibilities for the cervical cancer vaccine in North America. Dr. Tursi entered the pharmaceutical industry in 2004 as a Medical Director for Procter and Gamble Pharmaceuticals until 2006. He worked on several products and therapeutic areas, which included female sexual dysfunction, overactive bladder, and osteoporosis. His responsibilities included clinical development and medical affairs. Dr. Tursi was a board certified OB/GYN and practiced medicine and surgery for over 10 years. Dr. Tursi received his doctor of medicine degree from the Medical College of Pennsylvania and completed his residency training at the Johns Hopkins Hospital. Dr. Tursi has served as a member of the board of directors of Agile Therapeutics, a women’s health specialty pharmaceutical company, since October 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board has adopted written policies and procedures for the review, approval or ratification of transactions involving the Company and any executive officer, director, director nominee, 5% shareholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policies and procedures cover any transaction involving $120,000 or more with a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Chairman of our Nominating/Corporate Governance Committee. The policy calls for the transaction to be reviewed and, if deemed appropriate, approved by the Nominating/Corporate Governance Committee. The transaction should be approved in advance whenever practicable. If not practicable, the Nominating/Corporate Governance Committee will review, and may, if deemed appropriate, ratify the related person transaction. The policy also permits the Chairman of the Nominating/Corporate Governance Committee to approve related person transactions that arise between committee meetings, subject to ratification by the Nominating/Corporate Governance Committee at its next meeting. Any related person transaction that is ongoing in nature will be reviewed annually.

A related person transaction will be considered approved or ratified if it is authorized by the Nominating/Corporate Governance Committee or Chairman after full disclosure of the related person’s interest in the transaction. The transaction may be approved or ratified only if the Nominating/Corporate Governance Committee determines that the transaction is not inconsistent with the Company’s best interests. In considering related person transactions, the Nominating/Corporate Governance Committee will consider any information considered material to investors and the following factors:

•                              the related person’s interest in the transaction;

•                              the approximate dollar value of the transaction;

•                              whether the transaction was undertaken in the ordinary course of our business;

•                              whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

•                              the purpose and potential benefit to us of the transaction.

The policy provides that transactions involving the compensation of our executive officers will be reviewed and approved by the Compensation Committee or the Board, in accordance with the Compensation Committee’s charter.

Second Amended and Restated Debt Facility Agreement and Amended and Restated Subscription Agreement

Subsequent to December 31, 2015, and concurrent with Tribute Transaction, we received an aggregate of $149.2 million of cash proceeds consisting of $75 million from the Deerfield Entities (hereafter defined) pursuant to the Second Amended and Restated Debt Facility Agreement (the “Facility Agreement”), dated December 7, 2015, by and among Aralez, Pozen, Tribute, Deerfield Private Design Fund III, L.P. (“Deerfield Private Design”), Deerfield International Master Fund, L.P. (“Deerfield International) and Deerfield Partners, L.P. (“Deerfield Partners” and, together with Deerfield Private Design, and Deerfield International, the “Deerfield Entities”), and an aggregate of $75 million from certain investors pursuant to the Amended and Restated Subscription Agreement (the “Subscription Agreement”), dated December 7, 2015, by and among Aralez, Aralez Pharmaceuticals Limited, Tribute, Pozen, QLT ($45,000,000), Deerfield Private Design ($5,000,000), Deerfield International ($2,800,000), Deerfield Partners ($2,200,000), Broadfin Healthcare Master Fund, Ltd. ($12,500,000), JW Partners, LP ($5,850,000) and JW Opportunities Master Fund, Ltd. ($1,650,000), net of certain transaction-related costs, and used part of the proceeds to pay off Tribute’s existing debt obligations including accrued interest and termination fees in the amount of $22.5 million. As a result of these transactions, the Deerfield Entities and Broadfin became holders of more than 5% of our outstanding Common Shares.

The Facility Agreement includes a $75 million 6-year convertible note, which was fully drawn and bears an interest rate of 2.5% per annum and is not prepayable.  Under the Facility Agreement, Aralez also has a $200 million acquisition facility until April 30, 2017.  The acquisition facility is currently undrawn, can be drawn on for permitted acquisitions and is to be repaid over a 6-year period from each draw.  Amounts drawn under the acquisition facility will bear an interest rate of 12.5% per annum and shall be prepayable in whole or in part at any time following the end of the sixth month after the funding date of each draw.

Payments to Rob Harris

In connection with the Tribute Transaction, Mr. Harris resigned from his position as President, Chief Executive Officer and a director of Tribute. Pursuant to the terms of his employment agreement with Tribute, Mr. Harris received a lump sum severance payment of $1,216,542 CAN, less deductions and withholdings, upon his execution of a general release of claims against Tribute and Aralez.

Mr. Harris entered into a Consulting Agreement, dated February 5, 2016, with Tribute, pursuant to which he agreed to provide consulting services to Tribute through his consulting firm and to advise and assist Mr. Adams, our Chief Executive Officer, on all material aspects of the Canadian business and business conducted by Tribute, commencing February 5, 2016 and ending on June 30, 2016. Pursuant to the terms of the Consulting Agreement, Mr. Harris’ consulting firm will be paid a weekly fee of $9,375 CAD for the services provided and reimbursed for all reasonable travel and out-of-pocket expenses actually and properly incurred by the Consultant from time to time in connection with the services provided under the Consulting Agreement.

OWNERSHIP OF THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

The following tables sets forth information known to us concerning the beneficial ownership of Aralez’s outstanding Common Shares as of May 3, 2016 (unless otherwise noted) for:

•                              each person known by us to beneficially own 5% or more of Aralez’s outstanding Common Shares;

•                              each of our directors;

•                              each of our named executive officers; and

•                              all of our directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, Common Shares that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable at May 3, 2016, or that will become exercisable within 60 days of May 3, 2016, are considered outstanding. These Common Shares, however, are not considered outstanding when computing the percentage ownership of each other person.

Except as indicated in the footnotes to this table and pursuant to state community property laws, each shareholder named in the table has sole voting and investment power for the Common Shares shown as beneficially owned by them. Percentage of ownership is based on 64,019,851 Common Shares issued and outstanding on May 3, 2016.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percentage Beneficially Owned
John R. Plachetka, Pharm.D.	3,855,155	(1)	5.96%
Entities affiliated with Deerfield Management Company, L.P.	10,702,554	(2)	9.98%
Par Investment Partners, L.P.	3,863,699	(3)	6.04%
Broadfin Capital, LLC	3,800,000	(4)	5.94%

(1) This amount reflects ownership by Silver Hill Investments, LLC, John R. Plachetka and Clare A. Plachetka and certain affiliated entities, and consists of (i) 1,157,808 Common Shares owned by Silver Hill Investments, LLC, which is 50% owned by the Family Trust under the John R. Plachetka Irrevocable Trust (the “JRP Family Trust”), 40% owned by John R. Plachetka through his assignee, the Revocable Declaration of Trust, John R. Plachetka, Trustee (the “JRP Revocable Trust”), and 10% owned by his wife, Clare A. Plachetka, through her assignee, the Clare A. Plachetka Revocable Declaration of Trust, Clare A. Plachetka, Trustee (the “CAP Revocable Trust”); (ii) 1,232,623 Common Shares owned by the JRP Revocable Trust; (iii) 218,910 Common Shares owned by the CAP Revocable Trust; (iv) 22,631 Common Shares owned by the JRP Family Trust; (v) 506,799 Common Shares held by John R. Plachetka; and (vi) 716,384 Common Shares issuable pursuant to options granted to John R. Plachetka that are currently exercisable.  This amount does not reflect 77,243 Common Shares underlying options that are not currently exercisable. The business address of Dr. Plachetka is c/o Aralez Pharmaceuticals Inc., 151 Steeles Avenue East, Milton, Ontario, Canada L9T 1Y1.

(2) Based on information disclosed in a Schedule 13G filed with the SEC on February 16, 2016 by Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Mgmt III, L.P., Deerfield Private Design Fund III, L.P., Deerfield International Master Fund, L.P., Deerfield Partners, L.P. and James E. Flynn (the “Deerfield Reporting Persons”).  As reported in the Schedule 13G filed by the Deerfield Reporting Persons: (i) Deerfield Mgmt, L.P. has shared voting power and shared dispositive power with respect to 5,373,569 Common Shares, comprised of an aggregate of 844,583 Common Shares and 4,528,986 Common Shares underlying convertible notes held by Deerfield Partners, L.P. and Deerfield International Master Fund, L.P., of which Deerfield Mgmt, L.P. is the General Partner; (ii) Deerfield Management Company, L.P. has shared voting power and shared dispositive power with respect to 10,702,554 Common Shares, comprised of an aggregate of 1,644,583 Common Shares and 9,057,971 Common Shares underlying convertible notes held by Deerfield Private Design Fund III, L.P. and Deerfield International Master Fund, L.P., of which Deerfield Management Company, L.P. is the investment advisor; (iii) Deerfield Mgmt III, L.P. has shared voting power and shared dispositive power with respect to 5,328,985 Common Shares, comprised of an aggregate of 800,000 Common Shares and 4,528,985 Common Shares underlying convertible notes held by Deerfield Private Design Fund III, L.P., of which Deerfield Mgmt III, L.P. is the general partner; (iii)  Deerfield Private Design Fund III, L.P. has shared voting power and shared dispositive power with respect to 5,328,985 Common Shares, comprised of an aggregate of 800,000 Common Shares and 4,528,985 Common Shares underlying convertible notes; (iv) Deerfield International Master Fund, L.P. has shared voting power and shared dispositive power with respect to 3,009,198 Common Shares, comprised of an aggregate of 472,966 Common Shares and 2,536,232 Common Shares underlying convertible notes; (v) Deerfield Partners, L.P. has shared voting power and shared dispositive power with respect to 2,364,371 Common Shares, comprised of an aggregate of 371,617 Common Shares and 1,992,754 Common Shares underlying convertible notes; and (vi) James E. Flynn has shared voting power and shared dispositive power with respect to 10,702,554 Common Shares, comprised of an aggregate of 1,644,583 Common Shares and 9,057,971 Common Shares underlying convertible notes held by Deerfield Private Design Fund III, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. The provisions of the convertible notes beneficially owned by the Deerfield Entities restrict the conversion of such securities to the extent that, upon such exercise or conversion, the number of Common Shares then beneficially owned by the holder and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.985% of the total number of Common Shares of Aralez then outstanding (the “Ownership Cap”).  Accordingly, notwithstanding the number of Common Shares reported, the Deerfield Entities disclaim beneficial ownership of the Common Shares issuable upon the conversion of such convertible notes to the extent that upon such conversion the number of Common Shares beneficially owned by the Deerfield Reporting Persons hereunder, in the aggregate, would exceed the Ownership Cap. The address of the Deerfield Reporting Persons is 780 Third Avenue, 37th Floor, New York, NY 10017.

(3) Based on information disclosed in a Schedule 13G filed with the SEC on February 16, 2016 with respect to ownership as of December 31, 2015 by PAR Investment Partners, L.P., PAR Group, L.P. and PAR Capital Management, Inc. PAR Group, L.P. is the sole general partner of PAR Investment Partners, L.P. PAR Capital Management, Inc. is the sole general partner of PAR Group, L.P. The address of PAR Capital Management, Inc. is One International Place, Suite 2041, Boston, MA 02110.

(4) Based on information disclosed in a Schedule 13G filed with the SEC on March 24, 2016, Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd., and Kevin Kotler share voting power and dispositive power with respect to these Common Shares. The address of Broadfin Capital, LLC is 300 Park Avenue, 25th Floor, New York, NY 10022.

Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned		Percentage Beneficially Owned
Adrian Adams	1,492,798	(2)	2.31%
John R. Plachetka	3,855,155	(3)	5.96%
Jason M. Aryeh	92,755	(4)	*
Scott J. Charles	2,505	(5)	*
Neal F. Fowler	60,136	(6)	*
Mark Glickman	31,409	(7)	*
Rob Harris	1,697,859	(8)	2.64%
William L. Hodges	328,235	(9)	*
Arthur S. Kirsch	92,430	(10)	*
Andrew I. Koven	372,454	(11)	*
Kenneth B. Lee, Jr.	88,463	(12)	*
Seth A. Rudnick, M.D.	56,891	(13)	*
F. Martin Thrasher	394,305	(14)	*
All current directors, director nominees and executive officers as a group (17 persons)	4,436,252	(15)	6.77%

*                 Less than 1%

(1)  Unless otherwise set forth herein, the address of the named beneficial owners is c/o Aralez Pharmaceuticals Inc., 151 Steeles Avenue East, Milton, Ontario, Canada L9T 1Y1.

(2)  This number includes 6,576 Common Shares that are issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 3, 2016 and 486,222 Common Shares that are issuable pursuant to RSUs that will vest within 60 days of May 3, 2016.

(3)  This amount reflects ownership by Silver Hill Investments, LLC, John R. Plachetka and Clare A. Plachetka and certain affiliated entities, and consists of (i) 1,157,808 Common Shares owned by Silver Hill Investments, LLC, which is 50% owned by the Family Trust under the John R. Plachetka Irrevocable Trust (the “JRP Family Trust”), 40% owned by John R. Plachetka through his assignee, the Revocable Declaration of Trust, John R. Plachetka, Trustee (the “JRP Revocable Trust”), and 10% owned by his wife, Clare A. Plachetka, through her assignee, the Clare A. Plachetka Revocable Declaration of Trust, Clare A. Plachetka, Trustee (the “CAP Revocable Trust”); (ii) 1,232,623 Common Shares owned by the JRP Revocable Trust; (iii) 218,910 Common Shares owned by the CAP Revocable Trust; (iv) 22,631 Common Shares owned by the JRP Family Trust; (v) 506,799 Common Shares held by John R. Plachetka; and (vi) 716,384 Common Shares issuable pursuant to options granted to John R. Plachetka that are currently exercisable.

(4)  These Common Shares are held by JALAA Equities, LP, of which Mr. Aryeh is the General Partner, and include 45,468 Common Shares issuable pursuant to warrants that are currently exercisable.

(5)   This number represents 2,505 Common Shares that are issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 3, 2016.

(6)   This number includes 9,390 Common Shares that are issuable pursuant to RSUs that will vest within 60 days of May 3, 2016.

(7)   This number represents 2,409 Common Shares that are issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 3, 2016 and 29,000 Common Shares that are issuable pursuant to RSUs that will vest within 60 days of May 3, 2016.

(8)   This number includes 361,078 Common Shares that are issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 3, 2016.

(9)   This number includes 172,321 Common Shares that are issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 3, 2016.

(10) This number includes 18,321 Common Shares that are issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of May 3, 2016 and 9,390 Common Shares that are issuable pursuant to RSUs that will vest within 60 days of May 3, 2016.

(11) This number represents 3,285 Common Shares that are issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 3, 2016 and 369,169 Common Shares that are issuable pursuant to RSUs that will vest within 60 days of May 3, 2016.

(12) This number includes 6,107 Common Shares that are issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 3, 2016 and 9,390 Common Shares that are issuable pursuant to RSUs that will vest within 60 days of May 3, 2016.

(13) This number includes 9,390 Common Shares issuable pursuant to RSUs that will vest within 60 days of May 3, 2016.

(14) This number includes 121,493 Common Shares issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 3, 2016.

(15) This number includes 573,239 Common Shares that are issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 3, 2016 and 968,701 Common Shares that are issuable pursuant to RSUs that will vest within 60 days of May 3, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, and the rules issued thereunder, requires our directors and executive officers and beneficial owners of more than 10% of our equity securities to file reports of ownership and changes in beneficial ownership of our equity securities with the SEC. Copies of these reports are furnished to the Company. Based solely on our review of the copies of such reports furnished to us, and representations from the persons subject to Section 16(a) with respect to the Company, we believe that during 2015 all of our executive officers, directors and 10% shareholders complied with the Section 16(a) requirements, except that James P. Tursi filed two late reports, each reporting a single transaction, and Eric L. Trachtenberg filed one late report reporting a single transaction.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the disclosures contained in the “Compensation Discussion and Analysis” below. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Kenneth B. Lee, Jr. (Chair)
Jason M. Aryeh
Neal F. Fowler
Seth A. Rudnick, M.D.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains Pozen’s compensation program for Fiscal Year 2015 as it pertains to our named executive officers, and also discusses the post-Tribute Transaction compensation programs for Aralez for the balance of the fiscal year ending December 31, 2016 (“Fiscal Year 2016”). Our named executive officers for Fiscal Year 2015 consisted of the following:

•                              Adrian Adams, Chief Executive Officer (“CEO”), who joined Pozen on May 31, 2015;

•                              John R. Plachetka, former Chairman, President, and Chief Executive Officer, who retired on June 1, 2015;

•                              William L. Hodges, former Senior Vice President and Chief Financial Officer, who resigned as an executive officer of Pozen effective January 1, 2016 and who remained employed as Senior Vice President, Finance through the first quarter of 2016 and is now employed on a part-time basis in that position;

•                              Andrew I. Koven, President and Chief Business Officer, who joined Pozen on May 31, 2015;

•                              Scott J. Charles, former Senior Vice President, Finance, who joined Pozen on July 27, 2015 and was appointed Chief Financial Officer effective January 1, 2016; and

•                              Mark A. Glickman, Chief Commercial Officer, who joined Pozen on June 22, 2015.

For purposes of this Compensation Discussion and Analysis, we refer to these persons as our “named executive officers.” For discussions concerning Aralez compensation actions and compensation programs for Fiscal Year 2016, “named executive officers” means Messrs. Adams, Koven, Charles and Glickman, as Dr. Plachetka has left the Company and Mr. Hodges is no longer an executive officer.

Prior to the Tribute Transaction, the compensation of our named executive officers was determined by the Pozen Compensation Committee. While we are required to disclose the compensation of our named executive officers and decisions made with respect to their compensation during Fiscal Year 2015, this disclosure reflects compensation under Pozen programs and does not necessarily reflect the compensation our named executive officers will be eligible to receive following the Tribute Transaction.

In anticipation of the Tribute Transaction, we formed the Aralez Compensation Committee, which is developing our executive compensation program for Fiscal Year 2016 and beyond. Where compensation decisions have been made with respect to Fiscal Year 2016, we have included a description of those decisions and compensation programs in order to provide a clear picture as to the implementation of the Aralez compensation philosophy following the Tribute Transaction.  Due to the larger size, complexity, and broader commercial focus of Aralez, and the more competitive market for talent within which Aralez must compete, we anticipate that there will be differences between the Aralez executive compensation program and the Pozen executive compensation program that are more reflective of the new stage and business focus for Aralez.

References below to the “Pozen Compensation Committee” relate to the Compensation Committee of Pozen prior to the completion of the Tribute Transaction, and references to the “Aralez Compensation Committee” or “our Compensation Committee” relate to the Compensation Committee as it existed after the completion of the Tribute Transaction.

Executive Summary

As discussed above, the Pozen and Tribute business combination was completed on February 5, 2016, and the combined entity now operates as Aralez. The combined company provides the former shareholders of Pozen and Tribute with significant strategic and financial benefits, as the combined company is a more diversified provider of specialty healthcare products with a focus on cardiovascular and pain indications and a multi-country footprint, and is better positioned to meet the challenges of the expected future landscape in the pharmaceutical industry.

Aralez Compensation Actions

In anticipation of and since the completion of the Tribute Transaction, our Compensation Committee undertook a review of the Pozen executive compensation program, and focused on creating the appropriate compensation metrics for a company the size of Aralez, at a similar stage and with similar objectives. In the last quarter of Fiscal Year 2015 and the first quarter of Fiscal Year  2016, our Compensation Committee developed several key components of a new executive compensation program, including the following:

•                  Development of the Aralez compensation philosophy;

•                  Establishment of the Aralez peer group, consisting of companies of a similar size to Aralez with a similar focus;

•                  Adoption of our annual incentive bonus plan for Fiscal Year 2016, based on the potential achievement of Aralez corporate goals for Fiscal Year 2016; and

•                  Development of our long-term equity-based incentive program, consisting of a combination of time-based and performance-based equity awards.

Pozen 2015 Corporate Goals and Results

During Fiscal Year 2015, the main focuses of Pozen were (i) the entry into the Tribute Transaction agreements and related financing transactions, (ii) preparation for the completion of the Tribute Transaction, pending shareholder approval, and (iii) the buildout of the commercial organization and preparation for the potential launch of YOSPRALA. These activities shaped both Pozen’s corporate goals for Fiscal Year 2015 as well as the 2015 executive compensation program. The 2015 corporate goals were determined by the Board in consultation with the new Pozen management team.

Pozen’s corporate goals for Fiscal Year 2015 were:

•                  Complete the Tribute Transaction and the formation of Aralez (assuming shareholder approval);

•                  Develop a commercialization strategy to potentially launch YOSPRALA in 2016 and execute upon the 2015 related activities;

•                  Complete all supply chain activities, including developing an alternate API supplier, and regulatory filing, to obtain regulatory approval and allow a 2016 launch of YOSPRALA; and

•                  Develop the Aralez Pharmaceuticals Strategic Plan and complete the 2015 activities.

Following the completion of the Tribute Transaction, the Aralez Compensation Committee reviewed Pozen’s performance during 2015. The Aralez Compensation Committee determined that two of these corporate goals were completed during Fiscal Year 2015: the development of a commercialization strategy for YOSPRALA and execution of 2015 related activities, and the development of the Aralez strategic plan. The supply chain activities relating to YOSPRALA were not completed during 2015, and the Tribute Transaction was not completed until the first quarter of 2016. However, the Aralez Compensation Committee determined that the delay of the completion of the Tribute Transaction was outside of the Pozen management’s control, and that the management team took all necessary steps to effect the completion of the Tribute Transaction. As a result of the completion of only two of the corporate goals, and the efforts taken to complete a third, the Aralez Compensation Committee determined that it would be fair and reasonable to fund the bonus pool for cash bonuses relating to Fiscal Year 2015 at 60% of the target level. Messrs. Adams, Koven, Charles and

Glickman received the guaranteed minimum bonuses for Fiscal Year 2015 that were provided in their employment agreements, which were equal to the target bonus pro-rated for the portion of Fiscal Year 2015 that they were employed.

Retirement of Dr. Plachetka and Recruitment of New Management Team

During Fiscal Year 2015, we made significant changes to our executive management team. On June 1, 2015, Pozen’s founder, Chairman, President and Chief Executive Officer, John R. Plachetka, retired. On May 31, 2015, Adrian Adams was appointed Pozen’s Chief Executive Officer and member of the Board, and Andrew I. Koven was appointed Pozen’s President and Chief Business Officer. Mr. Adams and Mr. Koven had both been consultants to Pozen since April 2, 2015. Following the appointment of Mr. Adams and Mr. Koven, they assembled a talented and experienced management team, which includes Mr. Charles (as Senior Vice President of Finance and, as of January 1, 2016, Chief Financial Officer) and Mr. Glickman (as Chief Commercial Officer). The engagement of our new executive management team is vital to the success of Aralez following the completion of the Tribute Transaction.

2015 Shareholder Say-on-Pay Vote

Pozen provides shareholders the opportunity to cast an annual, non-binding advisory vote on executive compensation (a “say-on-pay proposal”). Aralez has adopted this policy, and is holding a say-on-pay proposal at this Annual Meeting. Aralez intends to hold a vote at the 2017 meeting of shareholders regarding the frequency of future say-on-pay proposals.

At the Pozen annual meetings of stockholders held on June 4, 2014 and June 10, 2015, approximately 77% and 53%, respectively, of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Pozen Compensation Committee considered the outcome of Pozen’s say-on-pay votes when making future compensation decisions for the named executive officers. The Pozen Compensation Committee spent the portion of Fiscal Year 2015 following the say-on-pay vote focusing on the executive compensation program as it related to the Tribute Transaction, and beginning to develop an executive compensation program for Aralez following the completion of the Tribute Transaction, and soliciting feedback from shareholders.

The input received from shareholders, as well as the 2015 Pozen say-on-pay vote results, have been considered by the Aralez Compensation Committee in the development of the 2016 executive compensation programs. In response to the 2015 say-on-pay vote, our Compensation Committee has taken the following actions, which differ from the past practices of Pozen:

•                              Double-Trigger Vesting on Equity Awards. Awards granted under the 2016 Long-Term Incentive Plan (the “2016 Plan”) will not automatically accelerate upon a change in control.

•                              No Section 280G Gross-Ups. The employment agreements with our new executive management team do not contain a tax gross-up with respect to any excise tax under Section 280G or 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

•                              Objective Performance Goals. The Aralez Annual Incentive Bonus Plan provides annual incentive bonuses based on the achievement of pre-established, objective performance goals rather than on a discretionary basis.

•                              Mix of Long-Term Equity Awards. Long-term equity incentives are composed of a 50/50 mix of time-based and performance-based awards, in order to more closely link pay to Company performance while retaining our executives and aligning their interests with the interests of our shareholders.

•                              Revised Peer Group. Our Compensation Committee developed a new peer group based on the anticipated size and revenues of Aralez following the Tribute Transaction.

•                              Emphasis on Performance-Based Compensation. For Fiscal Year 2016, approximately 50% of our CEO’s target compensation and 43% of our other named executive officers’ target compensation is earned based on the achievement of pre-established performance goals.

Our Compensation Committee will continue to take the results of the say-on-pay votes into consideration when it evaluates our executive compensation program.

Philosophy and Compensation Process

The following is a description of our compensation philosophy and process for determining executive compensation, as well as the compensation philosophy and process of Pozen prior to the Tribute Transaction, which applied to the compensation decisions made during Fiscal Year 2015.

Objectives of Aralez’s Executive Compensation Program

Our compensation philosophy was developed by our Compensation Committee following the completion of the Tribute Transaction, and will continue to be refined to ensure alignment with our business and human capital objectives. Our executive compensation program is designed:

•                              to promote the achievement of our annual and long-term performance objectives as approved by the Compensation Committee and/or the Board;

•                              to ensure that our executive officers’ interests are aligned with maximizing shareholder value and the success of the Company; and

•                              to provide compensation packages that will attract, retain, and motivate superior executive personnel.

Our executive compensation program is designed to reward achievement of annual and long-term corporate goals, as well as individual goals that are supportive of our corporate goals and strategic objectives. We aim to provide higher levels of pay when executive and organizational performance exceeds the performance standards. Likewise, individual and organizational performance that falls short of the approved standards will result in payments and overall compensation that are at the lower end of competitive pay ranges. Our compensation programs are designed not only to reward past performance, but to provide incentives for continued high levels of executive performance, particularly through the multi-year vesting of equity awards. All compensation decisions are guided by the overarching principle that the highest comparative levels of compensation should be paid to our highest performing executives when the Company is achieving high levels of performance.

Our Compensation Committee uses a mix of salary, variable cash and equity-based incentives in our executive compensation program in order to motivate our executive officers to work to fulfill our corporate goals and to build long-term value for our shareholders. Our Compensation Committee also believes that employees should be owners of the Company, and all of our executive officers are shareholders or hold unvested equity-based incentive awards. As of May 3, 2016, our actively employed named executive officers beneficially owned 3.4% of the outstanding Common Shares of Aralez, which creates alignment with our shareholders.

Our Compensation Committee strives to mitigate excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our executive compensation program reflect sound risk management practices that balance incentive opportunities with long-term value creation for our shareholders: (i) our annual cash incentives are based on balanced performance metrics that promote progress towards long-term Company goals rather than rewarding high-risk investments at the expense of long-term Company value; (ii) our Compensation Committee allocates compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking; and (iii) our Compensation Committee grants a mix of equity award instruments that include performance-based equity awards, full value awards, and appreciation awards, and have multi-year vesting periods, which mitigates risk and properly accounts for the time horizon of risk. Our Compensation Committee has determined that our policies, practices, and programs do not create risks that are likely to have a material adverse impact on the Company.

Role of Aralez Compensation Committee, Executive Officers, and Compensation Consultant

Our Compensation Committee is responsible for our executive compensation program. In accordance with its charter, our Compensation Committee’s responsibilities include reviewing and approving our overall compensation philosophy and the adequacy and market effectiveness of our compensation plans and programs; evaluating the performance of, and reviewing and approving total compensation for, its executive officers; and administering its equity-based and other incentive programs.

As required by its charter, our Compensation Committee is composed solely of independent directors under NASDAQ and SEC rules and “outside directors” as determined under Section 162(m) of the Code and the applicable Treasury Regulations.

Our Compensation Committee receives staff support from members of our management, including Mr. Adams, Mr. Koven, and Mr. Charles, as well as Jennifer Armstrong, our Executive Vice President, Human Resources and Administration, and Eric Trachtenberg, our General Counsel, Chief Compliance Officer and Corporate Secretary. Our management provides input to our

Compensation Committee regarding corporate goals and performance criteria for our annual incentive awards and long-term performance awards. In evaluating our executive officers other than the CEO, our Compensation Committee relies in part on the input and recommendations of our CEO. In evaluating our CEO’s compensation, our Compensation Committee considers, among other factors, an annual self-assessment submitted by our CEO, as well as a thorough review of corporate performance. Our CEO is not present during our Compensation Committee’s deliberations or determinations of his compensation.

In addition, our Compensation Committee has engaged Radford, an Aon Hewitt Company, and leading compensation consultant, to assist the Compensation Committee in the performance of its duties. Radford served as an advisor to the Pozen Compensation Committee since 2008 in connection with the compensation decisions for the executive officers, and our Compensation Committee has continued this engagement following the completion of the Tribute Transaction. During Fiscal Year 2015 and Fiscal Year 2016, Radford has assisted our Compensation Committee with the development of our executive compensation program, including an assessment of Board compensation and the establishment of our 2015 peer group (described below) and has provided data relating to the compensation practices of our peers. Other than services provided to our Compensation Committee, Radford has not performed any services for Aralez, Pozen, or any of its management during 2016 or 2015.

Objectives of Pozen’s Executive Compensation Program

The Pozen Compensation Committee reviewed and approved all compensation paid to our named executive officers during Fiscal Year 2015 and was responsible for determining the most appropriate total executive compensation principles that govern such compensation.

In Fiscal Year 2015, the Pozen Compensation Committee focused the executive compensation program on (i) attracting the highly experienced management team that would be necessary to lead Pozen following the retirement of our founder, President, Chief Executive Officer and Chairman, and in connection with the complex and transformative combination with Tribute; (ii) retaining the personnel who would be vital to the successful completion of the Tribute Transaction and potential launch of YOSPRALA; and (iii) aligning the interests of the new management team with the interests of Pozen’s shareholders. Pozen’s executive compensation principles for Fiscal Year 2015 were based on the Pozen business strategy and business model and were designed to be competitive with Pozen’s peer group of companies and consistent with shareholder interests without encouraging unnecessary or excessive short-term risk.

Role of Pozen Compensation Committee, Executive Officers and Compensation Consultant

The Pozen Compensation Committee was responsible for our executive compensation program during Fiscal Year 2015, including approving the Pozen compensation philosophy, approving the compensation for executive officers, and administering the equity compensation plans.

The Pozen Compensation Committee reviewed and determined its independence using factors set forth in applicable SEC and NASDAQ rules on an annual basis, and was comprised solely of independent directors and “outside directors” as determined under Section 162(m) of the Code and the applicable Treasury Regulations.

The Pozen Compensation Committee received staff support from members of management. In the beginning of Fiscal Year 2015, Dr. Plachetka, our former President and CEO, reviewed the performance of each of our other named executive officers employed by Pozen at such time and made recommendations regarding their compensation to the Pozen Compensation Committee. The annual goal setting process used by the Pozen Compensation Committee for the named executive officers other than our CEO involved establishing performance criteria supportive of Pozen’s annual corporate goals and included elements of participation and refinement by our named executive officers, with final agreement by our CEO. The Pozen Compensation Committee recognized that internal, external and other extraordinary factors may lead to adjustments of corporate efforts that may not be reflected in the annual Board-approved corporate goals; therefore, the Pozen Compensation Committee used its judgment in completing a thorough review of annual corporate and personal performance before the annual awards were approved.

Each named executive officer’s goals were designed to require significant effort, cooperation and effectiveness in business plan execution in order to achieve the performance standards. After his appointment, Mr. Adams made recommendations to the Pozen Compensation Committee with respect to the compensation of the new members of our management team, including Messrs. Koven, Charles and Glickman.

As part of its 2015 review of Pozen’s compensation programs, the Pozen Compensation Committee directly engaged Radford to assist with several compensation-related projects, including development of our pre-Tribute Transaction severance plan, advice and peer data relating to the hiring of the new members of our management team, and an update of Pozen’s peer group to be more closely aligned to the estimated valuation of the combined entity following the completion of the Tribute Transaction.

Peer Group and Benchmarking

Aralez Peer Group

In October 2015 and in preparation for the Tribute Transaction, the Pozen Compensation Committee engaged Radford to conduct an analysis of Aralez’s peer group and suggest updates to the peer group based on the business model of Aralez and the anticipated valuation of Aralez following the Tribute Transaction. A new peer group was selected based on the following criteria (reflecting projections as of October 2015):

•                              Commercial biopharmaceutical/specialty pharmaceutical companies, with no preference for location.

•                              Market Capitalization: range of 0.5x to 3x of the estimated post-deal market capitalization (estimated in October 2015 at $750 million).

•                              Revenue: range of 0.5x to 3x of the estimated post-deal annual revenue (estimated in October 2015 at $75 million).

•                              Preference for companies with fewer than 300 employees that meet the financial metrics set forth above to reflect the business model and organization complexity of similar leadership roles.

Using these criteria, the Pozen Compensation Committee approved the following peer group for purposes of compensation benchmarking following the completion of the Tribute Transaction:

Aegerion Pharmaceuticals	Momenta Pharmaceuticals
ANI Pharmaceuticals	Osiris Therapeutics
Anika Therapeutics	Raptor Pharmaceutical Corp.
ARIAD Pharmaceuticals	Repligen
BioDelivery Sciences International	Retrophin
Eagle Pharmaceuticals	SciClone Pharmaceuticals
Enanta Pharmaceuticals	Spectrum Pharmaceuticals
ImmunoGen	Sucampo Pharmaceuticals
Intersect ENT	Supernus Pharmaceuticals
Ligand Pharmaceuticals	Vanda Pharmaceuticals

In selecting peer companies, the Pozen Compensation Committee considered a number of factors, including whether a potential peer has products on the market, whether a potential peer has executive positions of similar scope of responsibility, as well as whether investors might consider such company as a peer when considering investments in the Company. Our peer group shares only a few peers with the Pozen peer group due to the larger size and different business model of Aralez. Our Compensation Committee determined that it was appropriate to have peers that ranged from 0.5x to 3x of the anticipated Aralez market capitalization due to the anticipated growth of Aralez through acquisitions following the Tribute Transaction. The approved peers have market capitalization ranging from approximately $200 million to $2 billion, and annual revenue ranging from approximately $20 million to $250 million.

Our Compensation Committee also considered the peer group criteria used by institutional investor advisory groups such as Institutional Shareholder Services (ISS) and Glass Lewis for making comparisons. Because the institutional investor advisory firms select peer companies from broad industry categories and do not focus on companies with products on the market and with similar business models, we have found that there is only limited overlap between the Aralez peer group and those used by the institutional investor advisory firms.

Pozen Peer Group

Pozen relied on survey data and information on compensation paid by comparable companies gathered by its compensation consultant, Radford, to benchmark its executive compensation programs. Radford conducted an independent review of the peer group selection criteria and specific companies at the request of the Pozen Compensation Committee. In selecting the peer companies, the Pozen Compensation Committee determined that Pozen’s market capitalization and the fact that it had products on the market sold by licensees were the two most critical criteria for making pay comparisons, and the Pozen peer group reflected these criteria.

The companies below were identified by Radford in 2013 as the Pozen peer group for purposes of compensation benchmarking and remained unchanged until the changes noted above were made in October 2015.

AMAG Pharmaceuticals	ImmunoGen
BioDelivery Sciences International	LifeVantage
Cempra	Momenta Pharmaceuticals
Cryolife	Repligen
Cumberland Pharmaceuticals	SciClone Pharmaceuticals
Dendreon	Spectrum Pharmaceuticals
Depomed	Sucampo Phama
DURECT	Zogenix
Dyax

These companies were selected based on the following criteria:

•                              Market Capitalization: range of 0.5x to 2x of the Company’s then current valuation, approximately $100M to $500M.

•                              Publicly traded biopharmaceuticals/biotherapeutics companies with a product on the market, with consideration for the therapeutic area.

•                              Location: predominately east coast (as available).

Elements of Compensation — Aralez Post-Transaction Programs

Our executive compensation program following the Tribute Transaction, as designed by our Compensation Committee, incorporates four primary elements of compensation, described below:

•                              Base salary: Fixed compensation based on the role of the executive and the base salary for similar positions in our market for talent. Base salary provides compensation regardless of market performance or external factors and helps to retain our management team.

•                              Annual cash incentives: Variable compensation based on Company performance and, for named executive officers other than the CEO, individual performance. Annual cash incentives encourage our executives to work towards our corporate goals and provides our executives an opportunity to earn more compensation for outstanding performance.

•                              Long-term incentive compensation: Variable compensation based on the value of our Common Shares. We grant both time-based awards and performance-based awards in order to retain our executives and to reward them for above-target performance. Equity-based compensation aligns the interests of our executives with the interests of our shareholders.

•                              Other benefits: Our executives participate in our benefit plans on the same basis as other employees, and we do not provide material perquisites.

In addition, employment agreements with each of our named executive officers provide for potential payments upon certain terminations of employment and upon a change of control of our company, which are described in the narrative accompanying the Summary Compensation Table (for fiscal years 2015, 2014 and 2013) and Grants of Plan-Based Awards in 2015 Table and the section of this Proxy Statement entitled “Potential Payments on Termination and Change of Control”. Our Compensation Committee believes that each of these compensation elements complements the others and that together they serve to achieve our compensation objectives.

Compensation awarded to our named executive officers is weighted towards performance-based compensation, with an emphasis on long-term equity incentive awards. We believe that putting a substantial proportion of our named executive officers’ compensation “at risk” motivates our executives to achieve our corporate objectives, and delivering compensation in the form of equity creates an ownership culture amongst our executives and ensures that our executives are focused on the interests of our shareholders.

The chart below illustrates the proportion of our CEO’s and the average of our other named executive officers’ targeted compensation for 2016 that is allocated to each type of compensation.

The target annual cash incentive bonus and performance share units are earned based on pre-established Company performance goals, meaning that approximately 50% of our CEO’s target compensation and 43% of our other named executive officers’ target compensation is only earned if the performance goals have been satisfied. Equity-based compensation makes up approximately 53% of our CEO’s target compensation and 50% of our other named executive officers’ target compensation, the value of which will increase or decrease with the price of our Common Shares, ensuring an alignment between our executives and our shareholders.

Base Salary

The base salary of our CEO and other named executive officers is intended to provide a level of assured cash compensation that is commensurate with their senior professional status and career accomplishments. Accordingly, their base salaries are designed to be competitive with similar positions within the biopharmaceutical industry. Our Compensation Committee relies on peer group analysis, surveys, and the advice of Radford to set base salaries for our named executive officers that are benchmarked to similar roles in the peer group.

Base salary adjustments include a combination of cost-of-living and merit increases, based on the executive’s performance of his or her key responsibilities and duties, and will be generally approved, communicated, and implemented in March of each year to allow for evaluation of the entire year, including our financial performance. Our Compensation Committee considers each executive officer’s self-assessment of annual performance in its base salary review process and takes into account the CEO’s assessment of and recommendations with respect to each of the other executive officers. In addition, our Compensation Committee considers the market pay practices for the individual jobs.

Our Compensation Committee reviewed the base salaries of our named executive officers in March 2016, and determined that no changes would be made. The base salary for Messrs. Adams, Koven, Charles and Glickman for Fiscal Year 2016 remain at the level that was negotiated when they joined Pozen during Fiscal Year 2015, as set forth below.

Named Executive Officer	2016 Base Salary	2015 Base Salary
Adrian Adams	$700,000	$700,000
Andrew I. Koven	$450,000	$450,000
Scott J. Charles	$400,000	$400,000
Mark A. Glickman	$385,000	$385,000

Annual Cash Incentives

We award annual cash incentives to our named executive officers in order to reward them for the achievement of short-term goals relating to the financial performance of the Company as well as their execution of our operating plan and strategic initiatives. Annual cash incentives are paid pursuant to our Annual Incentive Bonus Plan, which is a sub-plan under our 2016 Plan.

Target annual cash incentives are based on a percentage of each named executive officer’s base salary. The target annual cash incentive level for each named executive officer is specified in his employment agreement. Annual cash incentive targets were set based upon advice from the Pozen Compensation Committee’s independent consultants and through negotiations with our executives when they were hired.

Named Executive Officer	Annual Cash Incentive Target
Adrian Adams	100%
Andrew I. Koven	75%
Scott J. Charles	45%
Mark A. Glickman	45%

The annual cash incentive for our CEO is based solely on the achievement of Company goals, while the annual cash incentive for our other named executive officers is based 75% on the achievement of Company goals and 25% on a subjective assessment of individual performance, relating to core values.

For Fiscal Year 2016, our Compensation Committee set performance goals based on three separate performance metrics, with the weightings set forth below:

Company Operating Metric	Weighting
Net Revenues(1)	50%
Adjusted EBITDA	25%
Adjusted Net Income	25%

(1)   Net Revenue includes the revenue from Tribute and Pozen beginning January 1, 2016 prior to the closing of the Tribute Transaction on February 5, 2016.

Adjusted EBITDA and Adjusted Net Income results are adjusted at the end of the performance period to take into account items of significant income or expense which are determined to be appropriate adjustments and to exclude the following one-time/discrete items:

•          Items related to a change in accounting principle and tax law;

•          Costs to evaluation, execute and integrate acquisitions, and related accounting implications, including acquired in-process research and development;

•          Items related to the sale or disposition of a business, segment or product, including discontinued operations;

•          Other items including changes in foreign currency exchange rates, asset impairment charges, income tax adjustments and losses on extinguishment or modification of debt;

•          Charges related to stock-based compensation including charges related to warrants;

•          Depreciation and amortization;

•          Restructuring costs; and

•          Financing costs as well as related interest expense implications.

Performance goals are based on our corporate plan for Fiscal Year 2016, with performance at the budget level resulting in a payout at approximately the target level.

Each performance goal is assigned a threshold, target, stretch, super-stretch, and super-super-stretch level. Payout (as a percentage of target) for each level of achievement is set forth below:

Payout (% of Target)
Below Threshold	0%
Threshold	75%
Target	100%
Stretch	200%
Super-Stretch	250%
Super-Super-Stretch	300%

The threshold level of performance must be achieved on the Net Revenue goal and also either Adjusted EBITDA or Adjusted Net Income in order for payment on any performance goal to be paid out above the target level. Payout percentages are interpolated in a straight-line basis between band points. Our Compensation Committee set performance goals that are aligned with our corporate plan for Fiscal Year 2016 such that the stretch, super-stretch, and super-super-stretch payout levels would require extraordinary performance.

In the first quarter of 2017, our Compensation Committee will review 2016 performance and determine the level of achievement of the performance goals for the annual incentive bonuses and the individual performance of each of our named executive officers other than the CEO.

Long-Term Incentive Compensation

Long-term equity-based incentive compensation is a key element of the Aralez executive compensation program.  Equity-based incentive compensation ties a significant portion of compensation to Company performance by linking a significant portion of the executive’s total pay opportunity to the price of our Common Shares. The long-term equity-based compensation package granted to our executives is composed of stock options, time-based RSUs, and performance-based restricted stock units (“PSUs”), in the proportions set forth below:

Stock Options	RSUs	PSUs
20%	30%	50%

Our Compensation Committee grants these types of awards together in order to balance the goals of retention and pay-for-performance.

Stock Options:

Stock options vest in equal installments on a monthly basis over a four-year vesting period, and have an exercise price equal to the fair market value of our Common Shares on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and shareholder returns.

Restricted Stock Units:

RSUs vest in equal annual installments over a three year vesting period. RSUs ensure that each of our executives is a true owner of the Company and help to retain our executives over the vesting period.

Performance-Based Restricted Stock Units:

PSUs vest at the end of a three-year performance period based on the achievement of pre-determined performance goals. Our Compensation Committee granted PSUs to our named executive officers in Fiscal Year 2016 with a three-year relative total shareholder return as the performance goal (measured against companies in the NASDAQ biotechnology index with annual revenue between $50 million and $500 million). Target performance will pay out the target number of PSUs, while threshold performance will pay out 50% of the PSUs, performance above target will pay out 150%, and stretch performance will pay out 200%. PSUs motivate our executives by providing them an opportunity to increase their compensation for extraordinary performance and align the interests of our executives with the interests of our shareholders.

Our named executive officers were granted equity awards on March 17, 2016, with the following grant date fair value (at the target level):

Named Executive Officer	Stock Options(1)	RSUs(1)	PSUs(1)
Adrian Adams	$315,000	$472,500	$787,500
Andrew I. Koven	$157,500	$236,250	$393,750
Scott J. Charles	$120,000	$180,000	$300,000
Mark A. Glickman	$115,500	$173,250	$288,750

(1)   Grant date fair value of stock options was determined using a Black-Scholes model. The grant date fair value of RSUs and PSUs was determined using the “face value” of these awards, based on the closing price of our stock on NASDAQ on the date of grant.

Procedures and Policies for Granting Equity-Based Awards

Our Compensation Committee approves the grant of all equity and equity-based awards to our CEO and other executive officers, as well as to the non-employee members of our Board. Equity awards to our named executive officers for Fiscal Year 2016 were granted in March on the second clear trading day following the end of our year-end blackout period. In all cases, stock options are granted at exercise prices equal to the closing price of our Common Shares as reported on NASDAQ on the date of grant.

New-hire grants for our executive officers are approved by our Compensation Committee prior to employment and are granted on a quarterly basis following the date of hire. As permitted under the 2016 Plan, our Compensation Committee delegated to the CEO the authority to grant stock options and RSUs to new non-executive officer employees upon commencement of employment in accordance with a specified schedule of numbers of stock options or RSUs per grant, based on hiring position.

Other Benefits

Benefits offered to our named executive officers serve as a safety net of protection against financial catastrophes that can result from illness, disability or death. Benefits offered to our named executive officers are substantially the same as those offered to all of our regular full-time employees. We maintain a 401(k) plan for our employees, including our named executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Effective April 1, 2016, we match 50% of the first 6% of an employee’s eligible earnings in the 401(k) plan. We generally do not provide substantial perquisites to our executives.

Elements of Compensation — Pozen Programs

The primary components of the Pozen executive compensation program were base salary, annual cash incentives, long-term incentives, and other benefits. In compensating our CEO and our other named executive officers, the Pozen Compensation Committee sought to ensure shareholder alignment by providing competitive base salaries; annual performance-based cash incentives; and longer-term awards under our equity-based incentive programs that were all targeted at the median of the peer group.

Although all of Pozen’s full-time, regular salaried employees were eligible to receive cash bonuses and equity-based compensation, the Pozen Compensation Committee historically placed a higher percentage of our CEO’s and other named executive officers’ total compensation “at risk”, as they have greater responsibility for, and a more direct impact on, overall corporate results.

Base Salary

The Pozen Compensation Committee set base salaries at a level that was competitive with other companies in the Pozen peer group. In addition to the peer group analyses undertaken by the Pozen Compensation Committee as described above, Pozen participated in prior years in, and subscribed to, the Radford Global Life Sciences Survey, which includes data from nearly 800 participating companies.

In March 2015, the Pozen Compensation Committee evaluated Pozen’s performance and the individual performance of each executive officer. The Pozen Compensation Committee awarded Dr. Plachetka and Mr. Hodges an increase in their base salaries of approximately 3.0% over their base salaries in 2014. The 3.0% range used for salary adjustments was in line with the survey data to which Pozen subscribed, and was in line with the increases provided to the broader Pozen employee population.

The base salaries of Messrs. Adams, Koven, Charles and Glickman were negotiated at arms’ length in connection with their hiring. The Pozen Compensation Committee considered peer data during these negotiations, as well as the complexities of the Tribute Transaction, the potential size of Aralez following the transaction, and the extensive experience and successes of this management team. The initial base salary for Messrs. Adams, Koven, Charles and Glickman are $700,000, $450,000, $400,000 and $385,000, respectively.

Annual Cash Incentives

The Pozen Compensation Committee awarded annual cash incentives to our CEO and our other named executive officers on a discretionary basis based on a review of corporate and individual performance objectives. Pozen established corporate goals during every calendar year which were reviewed and approved by the Pozen Board. The goals were designed to drive long term value for Pozen shareholders, such as obtaining approval for product candidates, which can take many years, obtaining partners to commercialize approved products, and managing expenses. The annual cash incentive was also based on achievement of the executive’s individual goals for the year, which often included individual development goals designed to facilitate professional growth and succession planning.

Our named executive officers had the opportunity to earn an annual cash incentive that was calculated as a percentage of the executive’s annual base salary. The target annual cash incentive level for each of our named executive officers for Fiscal Year 2015, as specified in his employment agreement, was as follows: Mr. Adams, 100%; Dr. Plachetka, 65%; Mr. Hodges, 40%; Mr. Koven, 75%; Mr. Charles, 45%; and Mr. Glickman, 45%.

Following Fiscal Year 2015, the Pozen Compensation Committee evaluated the annual performance of the CEO and each of the other named executive officers, focusing on the executive’s performance in his area or areas of functional responsibility as well as the achievement of Pozen’s annual corporate goals and other significant corporate accomplishments, and determined the bonus that would be awarded to each executive.

The 2015 corporate goals were determined by the Board in consultation with the new Pozen management team. Due to the focus on the Tribute Transaction during Fiscal Year 2015, both the CEO and the other executives’ individual goals for Fiscal Year 2015 were identical to Pozen’s overall corporate goals set forth below:

•          Complete the Tribute Transaction (assuming shareholder approval);

•          Develop a commercialization strategy to potentially launch YOSPRALA in 2016 and execute the related 2015 activities;

•          Complete all supply chain activities, including developing an alternate API supplier and regulatory filing, to obtain regulatory approval and allow a 2016 launch of YOSPRALA; and

•          Develop the Aralez Pharmaceuticals Strategic Plan and complete the 2015 activities.

These corporate goals were not assigned specific weightings. The Pozen Compensation Committee also took into account the recommendations of the CEO in determining the annual cash incentives for our other named executive officers.

In March 2016, the Aralez Compensation Committee reviewed Pozen’s performance during Fiscal Year 2015 to determine the annual cash incentive awards that were earned by the legacy Pozen executives, including our named executive officers. The Aralez Compensation Committee determined that the corporate goals relating to the commercialization strategy for YOSPRALA and the development of the Aralez strategic plan were completed during Fiscal Year 2015. However, the corporate goal relating to the supply chain activities relating to YOSPRALA was not completed during 2015, and the Tribute Transaction was not completed until the first quarter of Fiscal Year 2016. In making its determination as to the level that the annual cash incentive would be funded for Fiscal Year 2015, the Aralez Compensation Committee recognized that the delay of the completion of the Tribute Transaction was due to unanticipated circumstances, and that our management team took all necessary steps to effect the completion of the Tribute Transaction. The Aralez Compensation Committee determined that, because only two of the four corporate goals were fully completed, and a third goal was incomplete only due to outside factors, it would be fair and reasonable to fund the 2015 bonus pool at 60% of the target level. As a result of this determination, Mr. Hodges received an annual cash incentive award of $89,709, which is equal to 60% of his target annual cash incentive.

Each of our newly hired executives, including our CEO, negotiated a guaranteed minimum bonus for Fiscal Year 2015 equal to the individual’s target annual cash incentive, pro-rated for the portion of Fiscal Year 2015 in which he was performing services. For Messrs. Adams, Koven, Charles, and Glickman, the guaranteed minimum bonus was $408,333, $196,875, $77,500 and $90,956, respectively, which reflects the target bonus, pro-rated for the portion of Fiscal Year 2015 in which he was performing services. The Aralez Compensation Committee determined that these executives would not receive annual cash incentives in excess of the minimum guaranteed bonuses that were negotiated at the time of hire, and Messrs. Adams, Koven, Charles and Glickman each received the minimum guaranteed bonus listed above with respect to Fiscal Year 2015.

Equity and Other Long-Term Incentive Compensation

Stock-based incentives were a key component of the Pozen executive compensation program and have historically been provided to all of Pozen’s full-time employees. In Fiscal Year 2015 and prior years, it was Pozen’s practice to grant equity awards annually after careful review of corporate and individual performance. If the corporate goals were achieved, the equity pool was funded at the target level for all employees. The Pozen Compensation Committee also evaluated the corporate and individual performance of the CEO and other named executive officers and awarded annual equity grants based upon performance and evaluation of market practices of the peer companies. Pozen traditionally vested these awards over four years to include a retention element to the awards.

Long-term equity incentive awards were granted by Pozen under the POZEN Inc. 2010 Equity Compensation Plan (the “2010 Plan”). Following the completion of the Tribute Transaction, no further awards will be granted under the 2010 Plan. Future equity and equity-based awards will be granted under the 2016 Plan.

The Pozen Compensation Committee generally granted long-term incentives at the end of December after evaluation of performance for the calendar year. In accordance with this practice, on December 31, 2014, certain executive officers were granted RSUs, and Dr. Plachetka was granted a long-term incentive award consisting of a mix of cash and RSUs. However, due to the changes to the management team and the Tribute Transaction, no grants of equity compensation were made to our named executive officers in 2015, except for the sign-on RSUs described below and the performance-based stock options granted to Dr. Plachetka in connection with his retirement.

Sign-On Restricted Stock Units

Pozen has also granted equity awards in connection with the hiring of certain executives, in order to recruit the executives and to give the new executives an ownership stake upon their hire. The Pozen Compensation Committee did not have a policy as to the size or the terms of sign-on equity grants, and sign-on grants were historically made on a case-by-case basis, and through negotiation with the executives. In connection with the hiring of Pozen’s new management team, the Pozen Board and Compensation Committee granted certain sign-on RSU awards to Messrs. Adams, Koven, Charles and Glickman, which are described below in the section of this Compensation Discussion and Analysis entitled “Recruitment of New Management Team” and also in the narrative accompanying the Summary Compensation Table (for fiscal years 2015, 2014 and 2013) and Grants of Plan-Based Awards in 2015 Table.

Other Benefits

Pursuant to a discretionary employer match, in Fiscal Year 2015 Pozen matched all employee contributions in our 401(k) plan at 50% up to the IRS imposed limit. The IRS maximum allowable contribution in Fiscal Year 2015 was $18,000 with an additional $6,000 allowed for employees who were 50 years old or older. Pozen historically increased its employees’ base salary, including our named executive officers’, for the cost of group long-term disability insurance coverage to allow the premium to be employee paid, and provided a group life insurance benefit in a coverage amount equal to two times the employee’s annual base salary, up to a maximum of $750,000. Our named executive officers participated in these programs on the same terms and conditions as our other employees.

Pozen provided certain additional perquisites to its former CEO which were negotiated at the time Dr. Plachetka became CEO. These perks included the payment of life and disability insurance premiums above the level provided to our other employees, and reimbursement of certain expenses associated with its former CEO’s tax and estate planning. Mr. Adams and Mr. Koven also negotiated for payment of their legal fees in connection with their engagement by Pozen. The aggregate compensation value of these benefits is shown in the “All Other Compensation” column of the Summary Compensation Table (for fiscal years 2015, 2014 and 2013).

Post-Employment Benefits

Providing reasonable severance benefits to our named executive officers in the context of termination by us without cause or by the executive for good reason (as defined in their employment agreements), either in connection with a change of control or otherwise, is an important part of maintaining a competitive executive compensation program and contributes to our ability to attract and retain high quality executives. In part, this reflects a recognition that it may be difficult for a senior executive to find a comparable position in a relatively short period of time following termination of employment. Providing reasonable protections to our named executive officers in the event of a change of control is helpful in aligning our executives’ interests with those of our shareholders in the event a potential change of control situation should occur.

Pozen entered into employment agreements with our named executive officers when they were initially hired by Pozen. These agreements require that we provide severance and related benefits in the event of a termination of employment or a change of control. In connection with negotiating these provisions in our executives’ employment agreements, the Pozen Compensation Committee received advice from its legal and compensation consultants as to practices and levels of such benefits among comparable companies. These provisions and benefits, as well as an estimate of the dollar value of these benefits that would be payable to our executive officers under specified assumed conditions and the dollar value of the benefits provided to Dr. Plachetka upon his retirement, are described in the section of this Proxy Statement entitled “Potential Payments on Termination and Change of Control.”

In addition, in connection with the entry into the Tribute Transaction agreements, the Pozen Board adopted the POZEN Inc. Employee Severance Plan and Summary Plan Description (the “Severance Plan”) to provide severance benefits to eligible employees of Pozen whose employment is terminated involuntarily under certain circumstances. All employees employed by Pozen as of March 31, 2015 are covered by the Severance Plan, including Mr. Hodges. The benefits provided under the Severance Plan are in lieu of, and not in addition to, any severance pay or benefits Mr. Hodges would be entitled to under his employment agreement. Our other named executive officers are not covered by the Severance Plan. A description of the payments and benefits under the Severance Plan, including an estimate of the dollar value of these benefits that would be payable to Mr. Hodges upon an involuntary termination, are described in the section of this Proxy Statement entitled “Potential Payments on Termination and Change of Control.”

We do not offer post-employment health or life insurance to our named executive officers other than to the extent such benefits are payable pursuant to their employment agreements.

Recruitment of New Management Team

On May 31, 2015, we appointed Adrian Adams as our CEO and Andrew I. Koven as our President and Chief Business Officer. Between April 2, 2015 and the date of their appointment, Mr. Adams and Mr. Koven served as consultants to Pozen. Mr Adams and Mr. Koven were instrumental in the planning and execution of the Tribute Transaction and in the assessment of other potential strategic alternatives.

Mr. Adams is a highly qualified pharmaceutical executive with over 30 years of experience in the industry and a reputation for growing organizations by excellence in commercialization and executing on business development opportunities that deliver compelling growth and value for shareholders. Mr. Adams and Mr. Koven have worked together for more than 12 years and are a proven and successful management team. Mr. Adams previously served as Chief Executive Officer and President of Auxilium Pharmaceuticals Inc., a specialty pharmaceutical company, where Mr. Koven served as Chief Administrative Officer and General Counsel, until its acquisition by Endo International plc in January 2015. Mr. Adams also previously served as Chief Executive Officer of Neurologix, Inc., Inspire Pharmaceuticals, Inc., Sepracor, Inc., and Kos Pharmaceuticals, Inc., with Mr. Koven serving as President and/or Chief Administrative Officer and General Counsel during Mr. Adams’ tenure at each company.

We believe that Mr. Adams and Mr. Koven have a track record of success and the unique experience required to best position Aralez, to succeed, and to bring the greatest value to our shareholders. Mr. Adams and Mr. Koven have successfully led four public companies in our industry, and bring extensive global experience launching and commercializing innovative pharmaceutical products. The recruitment of Mr. Adams and Mr. Koven was vital for the success of Pozen and, ultimately, Aralez, and they have played a key role in facilitating the Tribute Transaction.

In making offers to engage Mr. Adams and Mr. Koven, the Pozen Compensation Committee recognized the need to be competitive with other offers these executives could receive in the marketplace, and, to induce them to join Pozen, granted one-time sign-on RSUs. The Pozen Board granted RSUs equal to 5.4% of the equity of Pozen to Mr. Adams, and RSUs equal to 4.1% of the equity of Pozen to Mr. Koven (these sign-on RSUs represent approximately 3.0% and 2.3%, respectively, of the equity of Aralez following the Tribute Transaction). The RSUs will vest on an annual basis ratably over four years, subject to the continued service through the applicable vesting dates. The RSUs were made as “inducement grants” as permitted under the NASDAQ rules, and were not granted under the 2010 Plan.

The Pozen Board and Compensation Committee considered these RSU awards as one-time costs which are an investment for the future of Pozen and Aralez. In determining the size and vesting of these sign-on RSU grants, the Pozen Board and Compensation Committee considered the following:

•                  Transformational Nature of Tribute Transaction: The Pozen Board intended the Tribute Transaction to be a transformational change to Pozen. In order to change the direction of Pozen, they needed to recruit a leader with the specific skills to lead Pozen through this change and to lead Aralez following the Tribute Transaction. Few executives have the experience required to lead Pozen, and ultimately Aralez, through this type of transformational change, and the Pozen Compensation Committee and Board determined that a large sign-on equity grant would be appropriate to ensure the success of this transformation.

•                  Unique Qualifications of Mr. Adams and Mr. Koven: Mr. Adams and Mr. Koven have a proven track record and are uniquely qualified to lead Pozen and Aralez. Mr. Adams and Mr. Koven had already been deeply involved in the planning of the Tribute Transaction at the time they were hired. The Pozen Board determined that the size of the sign-on RSUs was appropriate considering Mr. Adams’ and Mr. Koven’s proven track record of success, the complexity of Aralez following the Tribute Transaction, and the special skills that are needed to lead a company with this level of complexity.

•                  Sign-On Grants at Peer Companies: The Pozen Compensation Committee reviewed information regarding sign-on equity awards at comparable companies, and determined that the sign-on RSUs would be comparable to grants to other recent CEO and senior executive hires.

•                  Link to Shareholder Interest: These sign-on RSU awards establish an immediate and strong link between the executives and shareholder interest. The value of the sign-on RSUs will only increase if our shareholders receive value.

•                  Arms-Length Negotiations: The Pozen Compensation Committee engaged in extensive negotiations with Mr. Adams and Mr. Koven in connection with their hiring, including with respect to the size of the sign-on RSUs. It was clear to the Pozen Compensation Committee that the sign-on RSUs were necessary to induce Mr. Adams and Mr. Koven to join Pozen. Mr. Adams and Mr. Koven eventually agreed to this number of sign-on RSUs, and the Pozen Board and Compensation Committee determined that securing the services of Mr. Adams and Mr. Koven were worth this investment.

•                  Grant as Percentage of Outstanding Stock Appropriate: Due to the state of Pozen’s business at the time, including the regulatory status of YOSPRALA and the need for commercial pharmaceutical experience, and the importance of securing the services of Mr. Adams and Mr. Koven, the Pozen Board determined the sign-on RSU grants based on a percentage of Pozen common stock outstanding rather than based on the grant date fair value.

•                  Time-Based Vesting Was Appropriate: Because a strategic plan had not yet been developed for the period after the Tribute Transaction, and because Mr. Adams and Mr. Koven would be important to the development of such strategic plan, the Board believed that meaningful performance goals could not be put in place for the sign-on RSUs and granted the sign-on RSUs with time-based vesting.

The sign-on RSUs are subject to the 15% excise tax imposed by Section 4985 of the Code upon the completion of Tribute Transaction. As described in further detail in the section of this Compensation Discussion and Analysis entitled “Compensation Issues Related to the Tribute Transaction and Formation of Aralez—Section 4985 Tax Equalization”, the Pozen Board determined that Mr. Adams and Mr. Koven would receive an equalization payment to cover the amount of the excise tax and any additional taxes attributable to the equalization.

Following the appointment of Mr. Adams and Mr. Koven and the subsequent entry into the Tribute Transaction agreements by Pozen, one of their first objectives was assembling a strong and experienced leadership team to position Pozen to a successful combination with Tribute and to lead Aralez as the new combined entity. In June and July 2015, we entered into employment agreements with several new executives, including Mr. Charles and Mr. Glickman. Mr. Glickman was appointed Pozen’s Chief Commercial Officer. Mr. Charles was appointed Pozen’s Senior Vice President, Finance, with the intention of becoming the Chief Financial Officer of Aralez, and was subsequently appointed Chief Financial Officer effective January 1, 2016. These new executives also each received a sign-on grant of 29,137 RSUs upon their engagement by Pozen, which vest on an annual basis ratably over four years, subject to their continued service through the applicable vesting dates, and a cash sign-on grant equal to $400,000 and $200,000 for Mr. Charles and Mr. Glickman, respectively. The sign-on RSUs granted to Mr. Charles and Mr. Glickman were granted under the 2010 Plan. The size of the cash sign-on grant and the sign-on RSU grant were determined through negotiation with the executives. During the negotiations with Mr. Charles and Mr. Glickman, the Pozen Compensation Committee recognized that any equity-based awards granted to the executives prior to the Tribute Transaction would be subject to the 15% excise tax imposed by Section 4985 of the Code. The Pozen Compensation Committee agreed to provide a tax equalization payment to Mr. Charles and Mr. Glickman, as described above.

In addition, in order to lower the costs associated with the sign-on RSU grants, the Pozen Compensation Committee only granted 25% of the total number of RSUs that were intended to be eventually granted to Mr. Charles and Mr. Glickman at the time of hire, with the understanding that the additional 75% of the intended sign-on RSU award would be granted on or about the one-year anniversary of employment. Neither Mr. Charles nor Mr. Glickman had a legal, contractual, or enforceable right to any additional equity grants, and neither Pozen nor Aralez was obligated to grant additional RSUs to Mr. Charles or Mr. Glickman. Since the completion of the Tribute Transaction was delayed past the originally anticipated closing date, and the price of Pozen common stock fell between the executives’ dates of hire and the closing date, the Aralez Compensation Committee determined that the costs associated with the sign-on RSUs would be significantly lower than originally anticipated, and that the additional sign-on RSU award would provide retention and incentive benefits to Mr. Charles and Mr. Glickman and should not be further delayed. On February 12, 2016, the Aralez Compensation Committee granted each of Mr. Charles and Mr. Glickman an additional sign-on grant of 86,863 RSUs (the additional 75% of the award referred to above), which vest in four equal installments on the first, second, third and fourth anniversary of the executive’s date of hire, and agreed to provide a tax equalization payment with respect to the additional sign-on grant, as described above.

The terms of the employment agreements entered into with Messrs. Adams, Koven, Charles and Glickman are included in the narrative accompanying the Summary Compensation Table (for fiscal years 2015, 2014 and 2013) and Grants of Plan-Based Awards in 2015 Table and the section of this Proxy Statement entitled “Potential Payments on Termination and Change of Control”.

Departure of Dr. Plachetka

John R. Plachetka, Pozen’s founder, retired as Chairman, President, and Chief Executive Officer, and resigned as a director, effective June 1, 2015. In connection with Dr. Plachetka’s retirement from Pozen, Dr. Plachetka and the Pozen Board entered into a separation agreement and release detailing the severance payments and benefits that Dr. Plachetka would receive following his retirement.

The separation agreement also provides for a special performance-based stock option award to be granted to Dr. Plachetka in recognition of his efforts to secure approval of YOSPRALA by the FDA. Dr. Plachetka was granted stock options with a grant date fair value of $1 million. These options have a term of 10 years and may vest upon the achievement of certain milestones relating to the timing of the approval of YOSPRALA, as set forth in the separation agreement. Dr. Plachetka is also eligible to receive a cash bonus of up to $708,334 if YOSPRALA approval is obtained from the FDA within certain time frames set forth in the separation agreement, in lieu of certain forfeited long-term incentive plan awards. The Pozen Board determined that the performance-based stock options and cash bonus were appropriate to reward Dr. Plachetka for his efforts to secure FDA approval for YOSPRALA, even though the approval had not been obtained as of the date of his retirement. YOSPRALA has not yet been approved as of the date of this filing, and as a result, 50% of the stock option award and 50% of the cash bonus cannot be earned. Details regarding the separation agreement including the terms of the performance-based stock option and cash bonus, are set forth in the narrative accompanying the Summary Compensation Table (for fiscal years 2015, 2014 and 2013) and Grants of Plan-Based Awards in 2015 Table and the section of this Proxy Statement entitled “Potential Payments on Termination and Change of Control”.

Compensation Issues Related to the Tribute Transaction and Formation of Aralez

During Fiscal Year 2015, the Pozen Board and Compensation Committee paid close attention to the executive compensation matters that arose as a result of the Tribute Transaction. Retaining critical members of our management team through the closing of the Tribute Transaction was key to the success of the transaction and of Aralez. Pozen’s Board and Compensation Committee took steps to encourage the retention of these individuals, and considered the increased tax burden on our named executive officers relative to the other shareholders due to the structure of the Tribute Transaction.

Section 4985 Tax Equalization

Section 4985 of the Code imposes a 15% excise tax on the value of certain equity compensation held during the period commencing six months before and ending six months after the closing of the Tribute Transaction by individuals who are and/or were directors and executive officers of Pozen and are or were subject to the reporting requirements of Section 16(a) of the Exchange Act during the same period. This excise tax applies to all compensation (or rights to compensation) granted to such persons by Pozen if the value of such compensation or right is based on (or determined by reference to) the value of stock in Pozen or its affiliates (but excluding statutory incentive stock options and holdings in tax-qualified plans). This includes: (i) unexercised vested or unvested time-based and performance-based nonqualified stock options; (ii) unvested restricted stock; (iii) unvested RSUs; and (iv) other stock-based compensation held by such persons during this 12-month period. The excise tax, however, will not apply to any stock option that is exercised on or prior to the closing date of the Tribute Transaction or any other stock compensation that is distributed, cashed-out, or otherwise paid in a manner resulting in income inclusion (for U.S. purposes) prior to the closing of the Tribute Transaction.

The Pozen Board carefully considered the potential impact of the excise tax on Pozen’s executive officers and directors at the time it approved the Tribute Transaction and reviewed the approach taken by other issuers in similar transactions, including in transactions where executive officers and directors were reimbursed for excise tax applicable as a result of the transaction. The financial analysis considered by the Pozen board of directors at the time the Tribute Transaction was approved included an estimate of potential excise tax equalization payments.

The Pozen Compensation Committee held several meetings to consider the excise tax matter. Under the current understanding of Section 4985 of the Code, the Pozen Compensation Committee determined that there were four viable alternatives with respect to the treatment of the excise tax payable by the executive officers and directors:

•                              Provide an equalization payment to the Pozen executive officers and directors for the amount of the excise tax and for any additional taxes attributable to equalization.  We refer to these payments as tax equalization payments. Providing the Pozen executives and directors with a tax equalization payment would have the highest cost to Pozen but would ensure that all of the incentive and retention aspects of the equity awards remain in place.

•                              Accelerate the vesting for some or all of the outstanding awards.  Accelerating the vesting of some or all of the Pozen stock options and RSUs would reduce the value of the equity compensation subject to the excise tax. Pozen could then reimburse the excise tax and additional taxes attributable to equalization for only awards that are not accelerated. This alternative would reduce the tax equalization payments and lower the cost to Pozen, but would also reduce the incentive and retention value of the awards.

•                              Convert outstanding awards into cash-based awards not tied to the performance of Pozen stock.  This alternative would eliminate those new awards from the applicability of the excise tax, but only if the Tribute Transaction closed more than six months after the conversion of the awards and Pozen would still be required to make significant cash payments at the time of vesting.

•                              Take no action at all.  While there would be no cash cost to Pozen, this alternative would result in the Pozen executive officers and directors being subject to the 15% excise tax, and not receiving the intended benefits of the awards, and indeed being unfairly penalized financially, as a result of the imposition of an excise tax that was not contemplated when many of the awards were issued.

Based upon the advice of its independent advisers, as well as reports from management of Pozen, including an examination of the potential impact of the excise tax on Pozen’s executive officers and directors, the Pozen Compensation Committee determined to take the following actions: (i) accelerate the vesting of the outstanding equity awards for the legacy Pozen employees (including Mr. Hodges); (ii) provide a tax equalization payment for the new management team officers (including Messrs. Adams, Koven, Charles and Glickman); (iii) provide a tax equalization payment to executive officers hired prior to May 31, 2015 and directors for any vested stock options that are “underwater” at the completion of the Tribute Transaction (i.e., the strike price is above the stock price on the day of the transaction); and (iv) provide a tax equalization payment to the directors for outstanding unvested RSUs that are being assumed and converted. The Pozen Compensation Committee determined this would be appropriate for the following reasons:

•                              There should be no financial penalty to the executive officers and directors.  Since the Tribute Transaction was pursued for the benefit of all of Pozen’s shareholders, the Pozen Compensation Committee determined that the executive officers should not be financially penalized, relative to Pozen’s shareholders in general, for either their efforts to complete the Tribute Transaction or their mere status as individuals covered by Section 4985 of the Code. The Pozen executive officers and directors were responsible for consummating the Tribute Transaction, which should benefit Pozen’s shareholders, and they should not be penalized for creating these benefits. The tax equalization payments will put the Pozen executive officers and directors in the same net after tax position they would have been in if no such excise tax had been applied. All Pozen executive officers and directors will still be subject to applicable income and capital gains taxes on these equity awards when due.

•                              The awards held by the recently hired executive officers were meant to retain their services. Acceleration of these awards could avoid any potential excise tax, but would not serve to retain these executives. It is vital for Pozen and Aralez to retain the services of these highly skilled executives in order to realize the strategic benefits of the Tribute Transaction. If these executives were forced to pay the excise tax on their recently granted equity awards, Pozen and Aralez would need to offer additional incentives to make up for the loss of compensation, or else risk losing these talented executives during a key time for the company.

•                              Converting the awards into cash-based awards was not appropriate.  This would require a large outlay of cash at the time of the ultimate payment of the awards and would not provide the intended benefit if the Tribute Transaction closed prior to the end of Fiscal Year 2015 as originally anticipated (in which event the excise tax still would be payable, notwithstanding the conversion of the awards).

•                              Acceleration for legacy officers would reduce the potential tax equalization payments.  This split approach, acceleration of some awards and tax equalization payments for other awards, provides a good balance between reducing the cash costs payable and maintaining a significant portion of the outstanding equity awards for both long-term incentive and retention purposes. The Pozen Compensation Committee estimated that the acceleration of the awards held by legacy officers would reduce the aggregate tax equalization payments by approximately $0.6 million.

For all new executive officers and directors, the Pozen Compensation Committee and Board approved the payment by Pozen of a tax equalization payment in the amount of the excise tax payable with respect to the equity compensation that remained unvested as of the closing of the Tribute Transaction, and the additional sign-on RSUs granted in February 2016, as well as any additional taxes payable by the current executive officers as a result of equalization. The Pozen Compensation Committee and Board also approved the payment of tax equalization payments to the legacy executive officers and directors for the excise tax and the attendant related taxes for any vested stock options that were underwater at the time of the completion of the Tribute Transaction.

Retention Program

On June 19, 2015, the Pozen Board approved a retention program designed to retain certain Pozen employees so they could complete critical activities and transition their duties to new Aralez employees after the completion of the transaction between Pozen and Tribute. The retention program ensured that the Pozen legacy management team remained committed during the difficult and uncertain period of transition.

Mr. Hodges participated in the retention program, and entered into a retention agreement on June 19, 2015. Pursuant to the retention agreement Mr. Hodges received an upfront payment of $240,000 as an incentive to remain with Pozen through the completion of the Tribute Transaction. He received an additional payment of $240,000 on April 1, 2016, following his completion of certain pre-determined performance conditions. For Mr. Hodges, these performance conditions consisted of assisting in the financial and accounting activities related to the Tribute Transaction, leading Pozen’s U.S. finance and accounting operations through the end of Fiscal Year 2015, completing the 2015 audit, assisting in developing new accounting and compliance systems for Aralez, and transitioning his duties to Mr. Charles no later than April 1, 2016.

Stock Ownership Guidelines

Employee ownership is a core value of our operating culture, and we believe that stock ownership encourages our executives to create value for our shareholders over the long term, and promotes retention and affiliation with the Company by allowing our employees to share in our long-term success while aligning employee and executive interests with those of our shareholders. To reflect this commitment to employee ownership, we have adopted the stock ownership guidelines set by the Pozen Board, which requires the CEO to hold stock with a value equal to six times base salary, as well as Pozen’s stock retention policy for all named executive officers, which requires such officers to retain at least 50% of the total equity credited from grants of equity awards (net of amounts required to pay taxes and exercise prices) while such individual remains a named executive officer. As of May 3, 2016, Mr. Adams owned Common Shares of Aralez with a value greater than seven times his 2016 base salary. We expect that the newly hired members of our management team will comply with the stock retention policy when their equity awards vest.

Anti-Hedging/Anti-Pledging Policy

Certain short-term or speculative transactions in our securities by directors or executive officers create the potential for heightened legal risk and/or appearance of improper or inappropriate conduct involving our securities. As a result, we do not allow any director or executive officer to hedge the economic risk of his or her ownership of Aralez stock, which includes entering into any derivative transaction on Aralez securities (e.g., any short-sale, forward, option, collar). Further, we do not allow any director or executive officer to pledge Aralez securities at any time, which includes having Aralez securities in a margin account or using Aralez securities as collateral for a loan.

Clawback of Incentive Compensation

The Pozen Board adopted an incentive-based compensation recovery policy, which remains in effect at Aralez, that applies to all executives, including the named executive officers. The policy relates to the recoupment of incentive compensation awarded to these executives if there is a restatement of published financials.

Tax and Accounting Implications

In setting elements of compensation, our Compensation Committee considers the impact of the following tax and accounting provisions:

•                              Section 162(m).  In making compensation decisions, our Compensation Committee is mindful of the potential impact of Section 162(m) of the Code, which generally disallows a tax deduction to public companies for certain compensation over $1 million paid in any year to its chief executive officer and its three most highly compensated executive officers (other than its chief executive officer and chief financial officer). Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. Our Compensation Committee generally seeks, where feasible, to structure the incentive compensation granted to our named executive officers in a manner that is intended to minimize or eliminate the impact of Section 162(m) of the Code. However, the Pozen Compensation Committee did at times elect to make awards that are subject to the Section 162(m) deduction limit, such as time-based RSUs or cash awards, and our Compensation Committee may elect to make such awards as well, when it believed that such awards were appropriate to attract and retain top-quality executives or otherwise achieve its compensation objectives.

Also, under Section 162(m)(4)(G) of the Code, the $1 million compensation deduction limitation referenced above is reduced (but not below zero) by the amount of any payment made directly or indirectly by Pozen or Aralez of the excise tax imposed on those employees under Section 4985 of the Code. As discussed above in the section of this Compensation Discussion and Analysis entitled “Compensation Issues Related to the Tribute Transaction and Formation of Aralez—Section 4985 Tax Equalization,” our named executive officers became eligible to receive a payment following the completion of the Tribute Transaction. The Pozen Compensation Committee considered the impact of the tax equalization payments on the deduction limitation under Section 162(m) of the Code, but determined that the tax equalization payments are appropriate.

•                              Section 409A.  Section 409A of the Code, which governs the form and timing of payment of deferred compensation, generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. It also expands the types of compensation that are considered deferred compensation subject to these regulations. Section 409A imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. Our Compensation Committee considers the potential implications of Section 409A of the Code in determining the form and timing of compensation awarded to our executives.

•                              Sections 280G and 4999.  Pre-2009 employment agreements, including the employment agreements with Dr. Plachetka and Mr. Hodges, provide for tax protection in the form of a gross-up payment to reimburse the executive for certain excise taxes imposed under Section 4999 of the Code as well as additional taxes resulting from such reimbursement. Section 4999 of the Code imposes a 20% excise tax on each executive who receives “excess parachute payments” in connection with a change of control, and Section 280G disallows the tax deduction to the company of any amount of an excess parachute payment that is contingent on a change of control. Payments as a result of a change of control that exceed three times the executive’s base amount (the average annualized taxable compensation for the five preceding years) may be considered excess parachute payments, and the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to our executives whose employment terminates in connection with a change of control. The Pozen Compensation Committee considered the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structured pre-2009 post-termination benefits for our executive officers. In any agreements executed after January 1, 2009, the gross-up payment has been eliminated, and there is no gross-up payment provision in the employment agreements with Messrs. Adams, Koven, Charles or Glickman.

•                              Accounting Rules.  Various rules under generally accepted accounting principles determine the manner in which grants for equity-based and other compensation are accounted for in our financial statements. Pozen records compensation expenses with respect to equity awards in accordance with FASB ASC Topic 718. Among the factors it has considered when making compensation decisions for our named executive officers, our Compensation Committee as well as the Pozen Compensation Committee have taken into account the accounting treatment under FASB ASC Topic 718 of equity-based and alternative forms of compensation.

Summary Compensation Table (for fiscal years 2015, 2014 and 2013)

The following table summarizes the total compensation paid to or earned by, or with regard to stock awards and options, the grant date fair value of such awards granted during the fiscal years ended December 31, 2015, 2014 and 2013 to our named executive officers.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation(4)		All Other Compensation ($)		Total ($)
Adrian Adams	2015	$410,217	—	$14,858,944	—	$408,333		$197,882	(5)	$15,875,376
Chief Executive Officer
John R. Plachetka, Pharm D.	2015	$416,522	—	—	$1,000,000	—		$3,540,988	(7)	$4,957,510
Former Chairman,	2014	$609,620	—	$1,433,212	—	$1,783,150	(6)	$68,252	(7)	$3,894,234
President, and Chief	2013	$591,877	—	$424,997	—	$1,657,700	(6)	$51,990	(7)	$2,726,564
Executive Officer
William L. Hodges	2015	$376,698	—	—	—	$329,709		$12,000	(8)	$718,407
Former Chief Financial	2014	$363,602	—	$402,000	—	$108,225		$11,500	(8)	$885,327
Officer; Senior Vice	2013	$353,065	—	$121,400	—	$140,100		$11,500	(8)	$626,065
President, Finance
Andrew I. Koven	2015	$264,383	—	$11,281,789	—	$196,875		$221,919	(9)	$11,964,966
President and Chief
Business Officer
Scott J. Charles	2015	$175,572	$400,000	$355,471	—	$77,500		—		$1,008,543
Senior Vice President,
Finance
Mark A. Glickman	2015	$204,321	$200,000	$362,464	—	$90,956		$9,660	(8)	$867,401
Chief Commercial Officer

(1)    Mr. Adams and Mr. Koven joined Pozen on May 31, 2015. Mr. Charles joined Pozen on July 27, 2015 as Senior Vice President, Finance. Mr. Glickman joined Pozen on June 22, 2015. Dr. Plachetka retired from Pozen on June 1, 2015. Mr. Hodges resigned as Chief Financial Officer of Pozen effective January 1, 2016, but remained employed as Pozen’s (and subsequently Aralez’s) Senior Vice President, Finance until April 1, 2016, at which time he became a part-time employee of the Company. Mr. Charles was appointed Chief Financial Officer of Pozen effective January 1, 2016.

(2)    The amounts included in this column are the sign-on awards paid to Mr. Charles and Mr. Glickman at the time of hire.

(3)    The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock option or RSU award, as applicable, calculated in accordance with FASB ASC Topic 718, and do not represent the actual value that may be recognized by the named executive officers upon option exercise or settlement of the RSU award. For information on the valuation assumptions used in calculating the grant date fair value of stock options, see Note 6 to Aralez’s audited financial statements included in the 2015 Annual Report.

(4)    This amount represents the amount that was earned based on performance objectives identified at the beginning of the performance period in fiscal years 2015, 2014 and 2013, as applicable. The awards for Messrs. Adams, Koven, Charles and Glickman were guaranteed at the target level, pro-rated for the portion of Fiscal Year 2015 in which they were employed by Pozen. Dr. Plachetka was not eligible to receive a 2015 annual cash incentive award. For Mr. Hodges, the amount shown in this column for Fiscal Year 2015 also includes the $240,000 of the retention award that vested and was paid in Fiscal Year 2015.

(5)    This amount includes $8,405 in employer matching contributions to Mr. Adams’ 401(k) plan and $98,907 for reimbursement of legal fees, and $90,570 for the related tax gross-up.

(6)    This includes annual cash incentive awards earned in 2014 and 2013 and amounts earned as long-term cash incentive awards (“LTIA”) granted for fiscal years 2014 and 2013. For fiscal year 2014, the cash performance award was $295,650 and the LTIAs granted on March 15, 2014 and December 31, 2014 were $850,000 and $637,500, respectively. For fiscal year 2013, the cash performance award was $382,700 and the LTIA was $1,275,000. Each individual LTIA grant has a payout over a three-year time-based vesting schedule. The 2014 LTIAs vest one-third per year beginning on the first anniversary of the award’s grant date. The 2013 LTIA vests one-third per year beginning on the first anniversary of the award’s March 15, 2013 grant date. For 2014 and 2013, the full value of the LTIA is included in the year of grant even though the payment was not made until a later year. Dr. Plachetka forfeited a portion of the LTIAs granted to him in 2014 with a value of $708,334 upon his resignation.

(7)    This amount includes the following:

•      2015: $12,000 in employer matching contributions to Dr. Plachetka’s 401(k) plan; $19,168 for payment of supplemental life and disability insurance premiums; $30,000 for reimbursement of certain expenses associated with Pozen’s former CEO’s tax and estate planning; and $44,664 for the related tax gross-up. Also includes cash severance accrued upon resignation with a value of $3,435,156.

•      2014: $11,500 in employer matching contribution to Dr. Plachetka’s 401(k) plan; $17,763 for payment of supplemental life and disability insurance premiums; $11,946 for reimbursement of employment agreement related legal fees and expenses for tax, estate and financial planning services, and $27,043 for the related tax gross-up.

•      2013: $11,500 in employer matching contribution to Dr. Plachetka’s 401(k) plan; $16,353 for payment of supplemental life and disability insurance premiums; $6,584 for reimbursement of employment agreement related legal fees and expenses for tax, estate and financial planning services, and $17,553 for the related tax gross-up.

(8)    The amounts shown in this column reflect an employer matching contribution to Mr. Hodges’ 401(k) plan.

(9)    This amount includes $3,822 in employer matching contributions to Mr. Koven’s 401(k) plan and $98,907 for reimbursement of legal fees, and $119,190 for the related tax gross-up.

Grants of Plan-Based Awards in 2015

The following table provides additional information about awards granted to our named executive officers in 2015.

Name	Award Type(1)	Grant Date	Date of Board/ Committee Action	Estimated Future Payouts Under Non- Equity Incentive Plan Awards: Target ($)(2)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Adrian Adams	AIC	—	—	$408,333	—	—	—	—	—
	RSU	6/3/2015	5/31/2015	—	—	1,944,888	—	—	$14,858,944
John R. Plachetka, Pharm D.	AIC	—	—	$408,462	—	—	—	—	—
	OPT	8/27/2015	5/31/2015	—	—	—	154,486	$8.83	$1,000,000
	LTI	—	—	$708,334	—	—	—	—	—
William L. Hodges	AIC	—	—	$149,515	—	—	—	—	—
	RET	—	6/19/2015	$480,000	—	—	—	—	—
Andrew I. Koven	AIC	—	—	$196,875	—	—	—	—	—
	RSU	6/3/2015	5/31/2015	—	—	1,476,674	—	—	$11,281,789
Scott J. Charles	AIC	—	—	$77,500	—	—	—	—	—
	RSU	7/27/2015	6/19/2015	—	—	29,137	—	—	$355,471
Mark A. Glickman	AIC	—	—	$90,956	—	—	—	—	—
	RSU	6/22/2015	6/19/2015	—	—	29,137	—	—	$362,464

(1)    Award types are as follows: AIC is an annual incentive cash award, LTI is a long-term incentive cash award, OPT is a stock option, RSU is a restricted stock unit, and RET is a cash retention award.

(2)    Each annual cash incentive award amount represents the individual’s current salary multiplied by their target bonus opportunity. For each of Messrs. Adams, Koven, Charles and Glickman, the amount reflects his guaranteed minimum annual cash incentive award for Fiscal Year 2015 equal to the target bonus opportunity pro-rated for the portion of Fiscal Year 2015 in which he was performing services. Dr. Plachetka forfeited his right to an annual cash incentive award upon his retirement. The long-term incentive cash award represents the maximum amount that Dr. Plachetka will be entitled to receive under his separation agreement if YOSPRALA approval is obtained from the FDA within certain time frames: 100% vesting if YOSPRALA is approved by December 31, 2015; 75% if YOSPRALA approval is obtained between January 1, 2016 and March 31, 2016; and 50% if YOSPRALA approval is obtained between April 1, 2016 and June 30, 2016. The long-term incentive cash award is forfeited if YOSPRALA approval is not obtained by June 30, 2016. As of the date of this Proxy Statement, YOSPRALA has not been approved by the FDA, so 50% of the long-term incentive cash award has been forfeited. The cash retention award represents the total amount Mr. Hodges is eligible to receive under his retention agreement: $240,000 was paid on the date of the retention agreement, and the remaining $240,000 was payable on April 1, 2016 due to his completion of certain pre-determined performance conditions.

(3)    The RSU awards for Mr. Adams and Mr. Koven were made as “inducement grants” under the NASDAQ rules. The RSU awards for Mr. Charles and Mr. Glickman were granted under the 2010 Plan. The RSU awards vest in four equal annual installments, on the first, second, third, and fourth anniversary of the date of grant.

(4)    The stock option award becomes exercisable upon the achievement of certain milestones relating to the timing of the approval of YOSPRALA: 100% become exercisable if YOSPRALA is approved by December 31, 2015; 75% if YOSPRALA approval is obtained between January 1, 2016 and March 31, 2016; and 50% if YOSPRALA approval is obtained between April 1, 2016 and June 30, 2016. The stock option award is forfeited if YOSPRALA approval is not obtained by June 30, 2016. As of the date of this Proxy Statement, YOSPRALA has not been approved by the FDA, so 50% of the stock options will not become exercisable.

(5)    The amounts included in this column are the dollar amounts representing the full grant date fair value of each option or RSU, as applicable, calculated in accordance with FASB ASC TOPIC 718, and do not represent the actual value that may be recognized by the named executive officers upon option exercise or vesting of RSUs.

Employment and Other Agreements

During Fiscal Year 2015, each of our named executive officers was employed pursuant to employment agreements with us. New agreements were entered into with Messrs. Adams, Koven, Charles and Glickman. Each employment agreement specifies, among other things, the named executive officer’s initial base salary, bonus opportunity, entitlement to participate in the company’s benefits plans and post-termination benefits and obligations. The post-employment benefits are described in the section of this Proxy Statement entitled “Potential Payments on Termination and Change of Control”. Dr. Plachetka retired during Fiscal Year 2015, and was provided severance benefits pursuant to his separation agreement. Mr. Hodges, in addition to his employment agreement, participated in the Severance Plan, and was awarded a special one-time retention award (payable in two equal installments), described below.

Employment Agreement with Adrian Adams

Adrian Adams was appointed Pozen’s Chief Executive Officer on May 31, 2015. Under the terms of Mr. Adams’ employment agreement, which has an initial term of three years, he is entitled to (i) a base salary of $700,000, with annual increases, if any, to be made based on performance and in the sole discretion of the Board; (ii) an annual cash bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted amount of 100% of base salary; (iii) annual equity awards under the Company’s equity compensation plan with a target value of not less than 225% of his base salary (50% of which will vest on an annual basis ratably over four years and 50% of which will vest based on the achievement of performance criteria); (iv) a one-time sign-on equity award in the form of 1,944,888 RSUs, which vest in equal annual installments on the first four anniversaries of the date of grant; and (v) reimbursement of up to $100,000 for reasonable legal fees associated with negotiating his employment agreement. He will also receive a tax equalization payment for any taxes imposed by Section 4985 of the Code. Mr. Adams’ employment agreement provides that his 2015 annual cash bonus is guaranteed at no less than $408,333, which reflects the target annual cash bonus prorated for the portion of Fiscal Year 2015 during which he is employed by Pozen. In addition, Mr. Adams’ employment agreement provides for benefits if his employment is terminated under certain circumstances which are described in the section of this Proxy Statement entitled “Potential Payments on Termination and Change of Control”.

Employment Agreement with Andrew I. Koven

Andrew I. Koven was appointed Pozen’s President and Chief Business Officer on May 31, 2015. Under the terms of Mr. Koven’s employment agreement, which has an initial term of three years, Mr. Koven will receive (i) an annual base salary of $450,000, with annual increases, if any, to be made based on performance and in the sole discretion of the Board; (ii) an annual cash bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted amount of 75% of base salary; (iii) annual equity awards under the Company’s equity compensation plan with a target value of not less than 175% of Mr. Koven’s base salary (50% of which will vest on an annual basis ratably over four years and 50% of which will vest based on the achievement of performance criteria); (iv) a one-time sign-on equity award in the form of 1,476,674 RSUs, which vest in equal annual installments on the first four anniversaries of the date of grant; (v) a tax equalization payment for any taxes imposed by Section 4985 of the Code; and (vi) reimbursement up to $100,000 for reasonable legal fees associated with negotiating his employment agreement. Mr. Koven’s employment agreement provides that his 2015 annual cash bonus is guaranteed at no less than $196,875, which reflects the target annual cash bonus prorated for the portion of Fiscal Year 2015 during which Mr. Koven is employed by Pozen. In addition,

Mr. Koven’s employment agreement provides for benefits if his employment is terminated under certain circumstances which are described in the section of this Proxy Statement entitled “Potential Payments on Termination and Change of Control”.

Employment Agreement with Scott J. Charles

Scott J. Charles was appointed Pozen’s Senior Vice President, Finance on July 27, 2015, and has been appointed Pozen’s Chief Financial Officer effective January 1, 2016. Under the terms of Mr. Charles’ employment agreement, which was effective as of July 27, 2015 and has an initial term of three years, Mr. Charles will receive (i) an annual base salary of $400,000, with annual increases, if any, to be made based on performance and in the sole discretion of the Compensation Committee; (ii) an annual cash bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted payout amount of 45% of Mr. Charles’ base salary; (iii) annual equity awards under the Company’s equity compensation plan with a target value of not less than 150% of Mr. Charles’ base salary; (iv) a one-time sign-on equity award in the form of 29,137 RSUs; (v) a signing bonus of $400,000; and (vi) a tax equalization payment for any taxes imposed by Section 4985 of the Code. Mr. Charles’ employment agreement provides that his 2015 annual cash bonus is guaranteed at no less than $77,500, which reflects the target annual cash bonus prorated for the portion of Fiscal Year 2015 during which Mr. Charles is employed by Pozen. In addition, Mr. Charles’ employment agreement provides for benefits if Mr. Charles’ employment is terminated under certain circumstances which are described in the section of this Proxy Statement entitled “Potential Payments on Termination and Change of Control”.

Employment Agreement with Mark A. Glickman

Mark A. Glickman was appointed Pozen’s Chief Commercial Officer on June 19, 2015. Under the terms of Mr. Glickman’s employment agreement, which was effective as of June 22, 2015 and has an initial term of three years, Mr. Glickman will receive (i) an annual base salary of $385,000, with annual increases, if any, to be made based on performance and in the sole discretion of the Compensation Committee; (ii) an annual cash bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted payout amount of 45% of Mr. Glickman’s base salary; (iii) annual equity awards under the Company’s equity compensation plan with a target value of not less than 150% of Mr. Glickman’s base salary; (iv) a one-time sign-on equity award in the form of 29,137 RSUs; (v) a signing bonus of $200,000; and (vi) a tax equalization payment for any taxes imposed by Section 4985 of the Code. Mr. Glickman’s employment agreement provides that his 2015 annual cash bonus is guaranteed at no less than $90,956, which reflects the target annual cash bonus prorated for the portion of Fiscal Year 2015 during which Mr. Glickman is employed by Pozen. In addition, Mr. Glickman’s employment agreement provides for benefits if Mr. Glickman’s employment is terminated under certain circumstances which are described in the section of this Proxy Statement entitled “Potential Payments on Termination and Change of Control”.

Employment Agreement and Separation Agreement with John Plachetka

Dr. Plachetka’s employment agreement, which became effective on March 14, 2006, had an initial term of three years and automatically renewed for successive one-year periods thereafter unless either party provided at least six months’ notice of its intention not to renew the agreement. Under the agreement, Dr. Plachetka was entitled to an annual base salary of at least $462,000 effective as of January 1, 2006. Annual increases, if any, were to be made based on performance and in the sole discretion of Pozen’s Board or the Compensation Committee. Under the terms of the agreement, Dr. Plachetka was eligible to receive an annual cash incentive bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted amount of 65% of Dr. Plachetka’s annual base salary. Dr. Plachetka was also eligible to receive annual awards under a long-term incentive program with a target value of $1,700,000 for the first year of the agreement, subject to annual review by the Compensation Committee. Awards under the long-term incentive program were based on performance and made in the discretion of the Compensation Committee. The agreement also provided for the payment by the Company of certain life and disability insurance premiums and the reimbursement of certain estate, tax and legal expenses relating to the agreement, and expenses relating to the establishment and administration of a Rule 10b5-1 securities selling program, incurred by Dr. Plachetka.

Dr. Plachetka retired as Chairman, President and Chief Executive Officer and resigned as a director, effective June 1, 2015. Dr. Plachetka continued to receive his full compensation and benefits from the Company for 90 days following May 29, 2015 (the “Signature Date”). Dr. Plachetka received certain benefits in connection with his retirement under the terms of a Separation and General Release Agreement (the “Separation Agreement”), beginning on the 90th day following the Signature Date (the “Separation Date”). Dr. Plachetka received certain severance benefits, including the continuation of his base salary at the current rate for a period of 24 months and a lump sum payment of two times the average annual bonus actually awarded to him over the prior two years. He will also receive reimbursement of the actual cost of continuing his health and dental benefits under COBRA for the 18 months following the Separation Date. Dr. Plachetka also received payment of an amount equal to the portion of his long term cash incentive awards that would have become vested on the next vesting date if he had not retired. Subject to certain conditions, all equity awards previously granted to Dr. Plachetka under the Company’s 2000 Equity Compensation Plan and the 2010 Plan, that were unvested at the Separation Date were deemed fully vested at the Separation Date. The Separation Agreement also requires the exercise period for all outstanding options held by Dr. Plachetka to be extended so that they terminate on the date that is the earlier of the second anniversary of the Separation Date or the date on which such options otherwise expire. Dr. Plachetka also received additional payments totaling up to $1.5 million. Dr. Plachetka’s severance benefits were contingent on a general release in favor of Pozen becoming effective and Dr. Plachetka’s execution of a voting agreement which grants Pozen an irrevocable proxy with respect to all shares held directly or indirectly by Dr. Plachetka for a term of three years.

The Separation Agreement also provides for special performance-based compensation to Dr. Plachetka in recognition of his efforts to secure approval of YOSPRALA by the FDA. As of the Separation Date, Dr. Plachetka was granted nonqualified stock options with a grant date fair value of $1 million and a cash bonus of up to $708,334, each subject to performance-based vesting: 100% of the options become exercisable and 100% of the cash bonus is paid if YOSPRALA is approved by December 31, 2015; 75% of the stock options become exercisable and 75% of the cash bonus is paid if YOSPRALA is approved between January 1, 2016 and March 31, 2016; and 50% of the stock options become exercisable and 50% of the cash bonus is paid if YOSPRALA is approved between April 1, 2016 and June 30, 2016. The stock options and cash bonus are forfeited if YOSPRALA is not approved by June 30, 2016.

Agreements with William L. Hodges

Pozen entered into an employment agreement with Mr. Hodges on August 3, 2004 (which was amended on September 28, 2007). Pozen’s employment agreement with Mr. Hodges had an initial term of one year and automatically renewed for successive one-year terms after the expiration of the initial term, unless either party to the agreement terminated the agreement. The agreement specified an initial annual base salary that was subject in each case to performance and merit-based increases, as determined by the Compensation Committee. Mr. Hodges’ base salary for Fiscal Year 2015 was $373,787. Mr. Hodges was eligible to receive an annual bonus of up to 40% of base salary, to be awarded as determined by and in the discretion of the Compensation Committee. On December 23, 2015, Mr. Hodges resigned as Chief Financial Officer of Pozen, effective January 1, 2016. Mr. Hodges remained with Pozen (and subsequently with Aralez) as Senior Vice President, Finance, through the end of the first quarter of 2016. He is currently employed on a part-time basis. Upon the change to his employment status from full-time to part-time, Mr. Hodges became entitled to receive  severance benefits pursuant to Pozen’s recently adopted Severance Plan, which are detailed in the section of this Proxy Statement entitled “Potential Payments on Termination and Change of Control”.

Mr. Hodges also entered into a retention agreement with Pozen on June 19, 2015. Pursuant to the retention agreement Mr. Hodges received an upfront payment of $240,000 as an incentive to remain with Pozen through the completion of the Tribute Transaction. He also received an additional payment of $240,000 on April 1, 2016, having achieved certain pre-determined performance conditions. For Mr. Hodges, these performance conditions consisted of assisting in the financial and accounting activities related to the Tribute Transaction, and leading Pozen’s U.S. finance and accounting operations through the end of Fiscal Year 2015, and completing the 2015 audit. In addition, Mr. Hodges assisted in developing new accounting and compliance systems for Aralez and transition of his duties to Mr. Charles prior to April 1, 2016.

Annual Cash Incentive Awards

The Aralez Compensation Committee reviewed Pozen’s performance during Fiscal Year 2015 to determine the level of satisfaction of the performance goals during 2015 (described in greater detail above in the section of this Compensation Discussion and Analysis entitled “Elements of Compensation—Pozen Programs—Annual Cash Incentives”) and the annual cash incentive awards that were earned by the legacy Pozen executives, including our named executive officers. The Aralez Compensation Committee determined that, while two of the corporate goals were completed during Fiscal Year 2015, two corporate goals were not completed.  The Aralez Compensation Committee determined that it would be fair and reasonable to fund the bonus pool for cash bonuses relating to Fiscal Year 2015 at 60% of the target level, in order to reflect that two of the four goals were not completed while also recognizing the external factors that delayed the completion of the corporate goal relating to the Tribute Transaction. As a result of this determination, Mr. Hodges received an annual cash incentive award of $89,709, which is equal to 60% of his target annual cash incentive.

In connection with their hiring during Fiscal Year 2015, Messrs. Adams, Koven, Charles and Glickman were each guaranteed a minimum annual cash incentive award for 2015 equal to their respective target annual cash incentive awards, pro-rated for the portion of Fiscal Year 2015 that they were employed by Pozen. Messrs. Adams, Koven, Charles and Glickman were each awarded the guaranteed minimum annual cash incentive award as provided by their respective employment agreements ($408,333; $196,875; $77,500; and $90,956, respectively).

Outstanding Equity Awards at December 31, 2015

The following table summarizes the equity awards Pozen has made to our named executive officers that had not been exercised and remained outstanding as of December 31, 2015.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (2)
Adrian Adams	—	—		—		—	—	1,944,888	(3)	$13,283,585	—		—
John R. Plachetka, Pharm D.	206,131	—		—		$8.62	1/3/2016	—		—	—		—
	35,271	—		—		$13.83	2/14/2017	—		—	—		—
	107,040	—		—		$8.36	8/27/2017	—		—	—		—
	62,053	—		—		$11.83	8/27/2017	—		—	—		—
	49,151	—		—		$4.64	8/27/2017	—		—	—		—
	165,198	—		—		$5.33	8/27/2017	—		—	—		—
	52,439	—		—		$3.77	8/27/2017	—		—	—		—
	15,268	—		—		$1.98	8/27/2017	—		—	—		—
	229,964	—		—		$3.87	8/27/2017	—		—	—		—
	—	154,486	(4)	—		$8.83	8/27/2025	—		—	—		—
William L. Hodges	50	—		—		$8.62	1/3/2016	11,814	(7)	$80,690	2,755	(10)	$18,817
	109,936	—		—		$13.84	1/3/2017	15,000	(8)	$102,450	12,404	(11)	$84,719
	20,277	—		—		$11.83	5/6/2018	22,500	(9)	$153,675	—		—
	611	—		—		$5.33	3/15/2020	—		—	—		—
	13,743	—		—		$3.77	3/15/2021	—		—	—		—
	—			5,089	(5)	$1.98	10/3/2021	—		—	—		—
	15,268	15,269	(6)	—		$3.87	3/15/2022	—		—	—		—
Andrew I. Koven	—	—		—		—	—	1,476,674	(3)	$10,085,683	—		—
Scott J. Charles	—	—		—		—	—	29,137	(3)	$199,006	—		—
Mark A. Glickman	—	—		—		—	—	29,137	(3)	$199,006	—		—

(1)             The exercise price of each of the options included in this table is equal to the closing price of Pozen’s Common Shares as reported by NASDAQ on the respective date of grant.

(2)             Calculated by multiplying the closing market price of Pozen’s Common Shares on December 31, 2015 ($6.83) by the unvested number of RSUs.

(3)             The RSUs vest in equal installments on the first, second, third and fourth anniversary of the date of grant (June 2, 2015 for Mr. Adams and Mr. Koven; July 27, 2015 for Mr. Charles; and June 22, 2015 for Mr. Glickman).

(4)             The options become exercisable as follows: 100% become exercisable if YOSPRALA is approved by the FDA by December 31, 2015; 75% become exercisable if YOSPRALA is approved by the FDA between January 1, 2016 and March 31, 2016; and 50% become exercisable if YOSPRALA is approved by the FDA Between April 1, 2016 and June 30, 2016. The options are forfeited if YOSPRALA is not approved by the FDA by June 30, 2016.

(5)             The options vest in accordance with the following schedule: (a) one-half (1/2) upon first cycle NDA approval of PA32540 (otherwise 25% upon NDA approval after first cycle), and (b) one-half (1/2) upon execution of a significant partnering transaction for PA32540 in a major territory (this performance condition was achieved in September 2013 with the execution of the Sanofi US agreement), subject in each case to continued employment or service to the Company.

(6)             The options vest 50% per year beginning on the third anniversary of the option’s 3/15/2012 grant date.

(7)             The RSU award vests 25% per year beginning on the first anniversary of the option’s 3/15/2013 grant date.

(8)             The RSU award vests 25% per year beginning on the first anniversary of the option’s 3/15/2014 grant date.

(9)             The RSU award vests 25% per year beginning on the first anniversary of the option’s 12/31/14 grant date.

(10)        The RSUs vest in accordance with the following schedule: (a) one-half (1/2) upon first cycle NDA approval of PA32540 (otherwise 25% upon NDA approval after first cycle), and (b) one-half (1/2) upon execution of a significant partnering transaction for PA32540 in a major territory (this performance condition was achieved in September 2013 with the execution of the Sanofi US agreement), subject in each case to continued employment or service to the Company.

(11)        The RSUs vest in accordance with the following schedule: (a) 1/2 upon the acceptance by the FDA of the filing of a NDA for a low dose PA product, currently PA8140 and (b) 1/2 upon approval by the FDA of an NDA for a low dose PA product, currently PA8140.

Option Exercises and Stock Vested in Fiscal Year 2015

The following table provides information regarding our named executive officers’ exercise of stock options and vesting of restricted stock awards during Fiscal Year 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Adrian Adams	—	—	—	—
John R. Plachetka, Pharm.D.	—	—	287,864	$2,442,086
William L. Hodges	122,364	$694,210	18,406	$132,802
Andrew I. Koven	—	—	—	—
Scott J. Charles	—	—	—	—
Mark A. Glickman	—	—	—	—

(1)         Calculated based upon the closing market price or sale price of Pozen’s common stock on the respective date of exercise less the exercise price of each share.

(2)         Represents the value of RSUs that vested during 2015. Calculated by multiplying the number of shares represented by the RSUs by the closing market price of Pozen’s common stock on the vesting date.

Pension Benefits for Fiscal Year 2015

The table disclosing the value of accumulated benefits under and other information concerning defined benefit plans during the year is omitted because Pozen did not have a defined benefit plan for our named executive officers or other employees. The only retirement plan available to our named executive officers in 2015 was Pozen’s 401(k) plan which is available to all employees.

Nonqualified Deferred Compensation for Fiscal Year 2015

The table disclosing contributions to and aggregate earnings under or distributions from nonqualified defined contribution or other deferred compensation plans is omitted because Pozen did not maintain any such nonqualified deferred compensation plans.

Potential Payments on Termination and Change of Control

Upon termination of employment or a change of control, our named executive officers are entitled to certain compensation and benefits under the terms of their employment agreements, as well as other plans and arrangements provided by us. The terms of the employment agreements for Dr. Plachetka and Mr. Hodges contain a provision providing for a tax gross-up in the event that any severance payment or benefit would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. Executive employment agreements executed after January 1, 2009, including those executed by Messrs. Adams, Koven, Charles and Glickman, do not contain this provision. The tables below list the potential compensation payable to our named executive officers under various hypothetical termination scenarios. With the exception of Dr. Plachetka, the discussion and the amounts shown in the tables assume that the termination or change of control took place on December 31, 2015 (and thus include amounts earned through such time), and assume that the price per share of Pozen’s stock was the closing market price on December 31, 2015 ($6.83 per share). The amounts shown are estimates of the amounts that would be paid out to the named executive officers. The amounts that the named executive officers would receive in an actual termination or change of control can only be determined at the time the event occurs. However, for Dr. Plachetka, the amounts shown are the actual amounts that he received upon his retirement on June 1, 2015.

Mr. Adams and Mr. Koven

In Fiscal Year 2015, Pozen entered into employment agreements with Mr. Adams, Pozen’s new CEO, and Mr. Koven, Pozen’s new President and Chief Business Officer, that provide certain payments and benefits upon termination of employment under certain circumstances.

In the event the employment of Mr. Adams or Mr. Koven is terminated without cause, if either voluntarily terminates his employment for good reason, in the event of his death, or if either is terminated due to disability, Mr. Adams or Mr. Koven, as applicable, will receive: (i) accrued but unpaid base salary and vacation through the date of termination; (ii) a lump sum payment equal to 24 months of base salary; (iii) a lump sum payment equal to two times the greater of (x) the average annual bonus paid over the previous two years or (y) the annual bonus paid the year preceding the year in which his termination of employment occurs, provided that if Mr. Adams or Mr. Koven, as applicable, is not employed for a sufficient time to have received an annual cash bonus, such calculation will assume that a target annual cash bonus was paid; (iv) continuation of medical benefits for a period of 24 months following the date of termination (subject to his payment of active employee rates), or, if such benefits cannot be provided, a cash payment payable within 60 days in an amount equal to the fair market value of the benefits which were to be provided; and (v) acceleration of the vesting of all equity and equity-based awards that would otherwise vest in the next 24 month period.

In the event that, within 12 months of a change of control of Pozen (or Aralez, following the closing of the Tribute Transaction), the employment of Mr. Adams or Mr. Koven is terminated without cause or if either voluntarily terminates his employment for good reason, Mr. Adams or Mr. Koven, as applicable, will receive: (i) accrued but unpaid base salary and vacation through the date of termination; (ii) a lump sum payment equal to 36 months of base salary; (iii) a lump sum payment equal to three times the greater of (x) the average annual bonus paid over the previous two years or (y) the annual bonus paid the year preceding the year in which his termination of employment occurs, provided that if Mr. Adams or Mr. Koven, as applicable, is not employed for a sufficient time to have received an annual cash bonus, such calculation will assume that a target annual cash bonus was paid; (iv) continuation of medical benefits for a period of 36 months following the date of termination (subject to his payment of active employee rates), or, if such benefits cannot be provided, a cash payment payable within 60 days in an amount equal to the fair market value of the benefits which were to be provided; and (v) immediate and full vesting of all outstanding unvested equity awards. In the event of a change of control, Mr. Adams and Mr. Koven will not be entitled to a tax gross-up with respect to excise taxes under Section 4999 of the Code. Instead, any payments to Mr. Adams or Mr. Koven that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless Mr. Adams or Mr. Koven would be in a better net after-tax position by receiving the full payments and paying the excise tax.

The payment of all severance benefits is contingent on Mr. Adams or Mr. Koven, as applicable, executing a general release of claims in favor of the Company and not revoking such release. Mr. Adams and Mr. Koven are subject to non-competition, non-solicitation and non-interference covenants for one year following termination of employment for any reason.

Messrs. Charles and Glickman

In Fiscal Year 2015, Pozen entered into employment agreements with Mr. Charles, Pozen’s Senior Vice President, Finance, who was appointed our Chief Financial Officer effective January 1, 2016, and Mr. Glickman, Pozen’s new Chief Commercial Officer, that provide certain payments and benefits upon termination of employment under certain circumstances.

In the event the employment of Mr. Charles or Mr. Glickman is terminated without cause or if either voluntarily terminates his employment for good reason, Mr. Charles or Mr. Glickman, as applicable, will receive (i) accrued but unpaid base salary and vacation through the date of termination; (ii) an amount, payable in 12 equal monthly installments, equal to the sum of (x) one times his base salary in effect immediately prior to the date of termination, and (y) one times the average annual cash bonus paid over the previous two years, provided that if Mr. Charles or Mr. Glickman, as applicable, is not employed for a sufficient time to have received an annual cash bonus, such calculation will assume that a target annual cash bonus was paid; (iii) continuation of medical benefits for a period of 12 months following the date of termination (subject to his payment of active employee rates), or, if such benefits cannot be provided, a cash payment payable within 60 days in an amount equal to the fair market value of the benefits which were to be provided; and (iv) acceleration of the vesting of all equity and equity-based awards that would otherwise vest in the 12 month period following the date of termination.

In the event that, within 12 months of a change of control of Pozen (or Aralez, following the closing of the Tribute Transaction), the employment of Mr. Charles or Mr. Glickman is terminated without cause or if he voluntarily terminates his employment for good reason, Mr. Charles or Mr. Glickman, as applicable, will receive (i) accrued but unpaid base salary and vacation through the date of termination; (ii) a lump sum cash amount, payable on the 60th day following the date of termination, equal to two times his base salary in effect immediately prior to date of termination; (iii) a lump sum cash amount, payable on the 60th day following date of termination, equal to two times the greater of (x) the average annual cash bonus received for each of the preceding two years and (y) the annual cash bonus received during the preceding year, provided that if Mr. Charles or Mr. Glickman, as applicable, is not employed for a sufficient time to have received an annual cash bonus, such calculation will assume that a target annual cash bonus was paid; (iv) continuation of medical benefits for a period of 24 months following the date of termination (subject to his payment of active employee rates), or, if such benefits cannot be provided, a cash payment payable within 60 days in an amount equal to the fair market value of the benefits which were to be provided; and (v) immediate and full vesting of all outstanding equity or equity-based awards. In the event of a change of control, Mr. Charles and Mr. Glickman will not be entitled to a tax gross-up with respect to excise taxes under Section 4999 of the Code. Instead, any payments to Mr. Charles or Mr. Glickman that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless Mr. Charles or Mr. Glickman would be in a better net after-tax position by receiving the full payments and paying the excise tax.

The payment of all severance benefits is contingent on Mr. Charles or Mr. Glickman, as applicable, executing a general release of claims in favor of the Company and not revoking such release. Mr. Charles and Mr. Glickman are subject to non-competition, non-solicitation and non-interference covenants for one year following termination of employment for any reason.

Mr. Hodges

Pursuant to his employment agreement with Pozen, in the event Mr. Hodges was terminated without cause or voluntarily terminated his employment for good reason, whether or not in connection with a change of control, he would be entitled to a severance payment equal to one year’s base salary plus the average annual cash incentives paid to him over the preceding two years. In June 2015, Pozen adopted a new severance plan, which applies to all employees who were employees of Pozen as of March 31, 2015 and who are terminated without cause. Mr. Hodges was eligible to participate in this severance plan, and the benefits he received under this severance plan are in lieu of any severance benefits he would have been entitled to under his employment agreement.

Under the terms of the severance plan, Mr. Hodges was eligible to receive the following severance benefits if his employment was terminated without cause: (i) severance payments equal to 12 months of base salary, payable in equal monthly installments; (ii) 100% of his target bonus for the year in which the involuntary termination takes place; (iii) reimbursement of the premiums for continuation of group health insurance coverage for a period of 18 months following termination, less the amount he was paying for such benefits prior to termination; (iv) an extension of the period during which he may exercise his vested stock options to the earlier of two years following the date of termination or the expiration of the term of the stock option.

The payment of all severance benefits was contingent on Mr. Hodges executing a general release of claims in favor of the company and not revoking such release. Mr. Hodges is subject to certain restrictive covenants for two years following termination of employment for any reason.

Mr. Hodges resigned as Pozen’s Chief Financial Officer effective January 1, 2016, and remained as Senior Vice President, Finance through the end of the first quarter of 2016. He is currently employed on a part-time basis, and he became entitled to receive the severance benefits under the severance plan as set forth above upon the change in his status from full-time to part-time employment.

Upon a change of control of Pozen, Mr. Hodges may be subject to certain excise taxes pursuant to Section 280G of the Code. He is entitled to a full reimbursement of any excise taxes that are imposed upon him as a result of the change of control, any income and excise taxes imposed on them as a result of Pozen’s reimbursement of the excise tax amount and any additional income and excise taxes that are imposed on them as a result of this reimbursement for excise or income taxes. For purposes of the 280G calculation reflected in the table below, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Hodges executing a noncompetition agreement. The payment of the 280G tax gross-up will be payable to him for any excise tax incurred regardless of whether his employment is terminated. The Tribute Transaction did not constitute a change of control of Pozen, so this provision of Mr. Hodges’ employment agreement is not applicable.

Dr. Plachetka

Dr. Plachetka retired as Pozen’s Chairman, President and CEO on June 1, 2015. At the time of his retirement, Pozen and Dr. Plachetka entered into a separation agreement and release. The separation agreement provides Dr. Plachetka with the severance benefits he would be entitled to pursuant to his employment agreement, and certain additional performance-based awards in recognition of his efforts to secure approval of YOSPRALA by the FDA and payments in consideration of a release of claims and a voting agreement which grants Pozen an irrevocable proxy with respect to all shares held directly or indirectly by Dr. Plachetka for a term of three years.

Pursuant to his separation agreement, Dr. Plachetka continued to receive his salary and benefits until August 28, 2015. Dr. Plachetka also received the following severance benefits (i) the continuation of his base salary at the current rate for a period of 24 months, paid in equal monthly installments; (ii) a lump sum payment of two times the average annual bonus actually awarded to him over the prior two years; (iii) reimbursement of the actual cost of continuing his health and dental benefits under COBRA for the 18 months following the Separation Date; (iv) an amount equal to the portion of his long term cash incentive awards that would have become vested on the next vesting date if he had not retired; (v) acceleration of vesting of all outstanding stock options and RSU awards; (vi) an extension of the period during which he may exercise his vested stock options to the earlier of two years following the date of termination or the expiration of the term of the stock option; and (vii) additional cash payments totaling $1,500,000 in consideration of the execution of a general release of claims in favor of Pozen.

Dr. Plachetka was also granted a performance-based stock option at the time of his separation, and a long-term cash incentive award, with both awards vesting based on the timing of an approval of YOSPRALA by the FDA, described in detail above in the narrative to the Summary Compensation Table (for fiscal year 2015, 2014 and 2013).

Applicable Definitions in Employment Agreements and Severance Plan

Cause: In the employment agreements with Messrs. Adams, Koven, Charles, and Glickman, “cause” means:

•                              the executive is convicted of, or pleads guilty or nolo contendere to, a felony or a crime involving moral turpitude;

•                              in carrying out his duties, the executive engages in conduct that constitutes willful gross misconduct, or willful gross neglect and that, in either case, results in material economic or reputational harm to the company, which executive fails to cure after 30 days’ written notice; or

•                              the executive refuses to perform, or repeatedly fails to undertake good faith efforts to perform, the duties or responsibilities reasonably assigned to him, which has continued for 30 days following written notice of such non-performance.

Under the Severance Plan, “cause” means that the employee is terminated due to misconduct or unsatisfactory performance, including, but not limited to, the following:

•                              the employee is convicted of, or pleads guilty or nolo contendere to, a felony, or is convicted of a misdemeanor that involves moral turpitude;

•                              the employee commits any act that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to the company, whether financially, reputationally, or otherwise;

•                              the employee violates any rule or policy of Pozen (or Aralez, following the closing of the Tribute Transaction) that is injurious or reasonably likely to be injurious to Pozen (or Aralez), whether financially, reputationally, or otherwise;

•                              the employee’s misconduct relating to his or her employment;

•                              the employee’s failure or refusal to perform his or her job duties to the satisfaction of Pozen (or Aralez, following the closing of the Tribute Transaction), other than as a result of the employee’s incapacity due to physical or mental injury or illness;

•                              any violation by the employee of any material provision of any other contract or agreement between the employee and the company, including any agreements regarding confidentiality; or

•                              the employee’s failure to abide by any directive of Pozen (or Aralez, following the closing of the Tribute Transaction), its board of directors, or an office or manager to whom the employee reports.

Good Reason:  In the employment agreements with Messrs. Adams, Koven, Charles, and Glickman, “good reason” means the occurrence, without the executive’s written consent, of any of the following:

•                              a change in authority, duties, responsibilities or reporting lines (including, for Mr. Koven, no longer reporting to Mr. Adams);

•                              a reduction in base salary;

•                              any relocation of principal office or principal place of employment to a location more than 50 miles from Philadelphia, Pennsylvania or such other corporate headquarters as is approved by the CEO;

•                              a material breach of the agreement by Pozen (or Aralez, following the closing of the Tribute Transaction); or

•                              Pozen (or Aralez, following the closing of the Tribute Transaction) fails to extend the term of the employment agreement.

For Mr. Adams and Mr. Koven, “good reason” also occurs if Pozen (or Aralez, following the closing of the Tribute Transaction) ceases to have any class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended. For Mr. Adams, “good reason” also occurs if Pozen (or Aralez, following the closing of the Tribute Transaction) fails to appoint him to, or removes him from, the Board.

Change of control:  In the employment agreements with Messrs. Adams, Koven, Charles and Glickman, “change of control” means the first to occur of any of the following:

•                  a person or affiliated group acquires more than 50% of Pozen’s (or Aralez’s, following the closing of the Tribute Transaction) then outstanding voting securities;

•                  the shareholders of Pozen (or Aralez, following the closing of the Tribute Transaction) approve a plan of complete liquidation;

•                  the sale or disposition of all or substantially all of Pozen’s assets (or Aralez’s assets, following the closing of the Tribute Transaction);

•                  a merger, consolidation or reorganization of Pozen (or Aralez, following the closing of the Tribute Transaction) with or involving another entity unless the holders of Pozen (or Aralez, following the closing of the Tribute Transaction) voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•                  a majority of the Board of Pozen (or Aralez, following the closing of the Tribute Transaction) are replaced during any 12-month period by directors whose appointment or election are not endorsed by a majority of the members of the Board before the date of appointment or election.

Accelerated Vesting of Options and Other Stock-Based Awards

2010 Plan

Under the change of control provisions of the 2010 Plan, unless the Compensation Committee determines otherwise, all outstanding options and stock appreciation rights, including those held by our named executive officers, will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse, and all stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value or in such greater amounts as the Compensation Committee may determine. The Compensation Committee may also take certain other actions as provided in the 2010 Plan, including determining that outstanding options and stock appreciation rights that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation or a parent or subsidiary of the surviving corporation). Dr. Plachetka and Messrs. Hodges, Charles and Glickman currently hold awards under the 2010 Plan. Following the completion of the Tribute Transaction, no new awards will be granted under the 2010 Plan.

For purposes of the 2010 Plan, a change of control is generally defined to include any of the following:

•                              a person, entity or affiliated group (with certain exceptions) acquires more than 50% of Pozen’s (or Aralez’s, following the closing of the Tribute Transaction) then outstanding voting securities;

•                              Pozen (or Aralez, following the closing of the Tribute Transaction) merges into another entity unless the holders of Pozen’s (or Aralez’s, following the closing of the Tribute Transaction) voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•                              Pozen (or Aralez, following the closing of the Tribute Transaction) sells or disposes of all or substantially all of its assets;

•                              Pozen (or Aralez, following the closing of the Tribute Transaction) is liquidated or dissolved; or

•                              a majority of the Pozen (or Aralez, following the closing of the Tribute Transaction) Board have been members of the Board for less than one year, unless the election or nomination for election of each new Director who was not a director at the beginning of such one year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

Inducement Grants

Mr. Adams and Mr. Koven each hold RSUs that were made as “inducement grants” under the NASDAQ rules, and were not granted under the 2010 Plan. The RSUs subject to the inducement grants will become fully vested and will be paid upon a change of control. For purposes of the inducement grants, “change of control” has the same meaning as the term has in the 2010 Plan.

Estimated Payments Upon Termination or Change of Control

The following table illustrates the value of the payments and benefits our named executive officers (other than Dr.Plachetka) would be entitled to receive upon a termination of employment or upon a change on control of Pozen, in either case as of December 31, 2015.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Adrian Adams
Cash Severance—Salary	$—	$1,400,000	$1,400,000	$2,100,000	$—
Cash Severance—Bonus(1)	$—	$1,400,000	$1,400,000	$2,100,000	$—
Stock Options—Accelerated	$—	$—	$—	$—	$—
Restricted Stock Units—Accelerated(2)	$—	$6,641,793	$6,641,793	$13,283,585	$13,283,585
Health Care Continuation(3)	$—	$59,252	$59,252	$88,878	$—
280G Tax Gross Up(4)				N/A	N/A
William L. Hodges (5)
Cash Severance—Salary	$—	$373,787	$—	$373,787	$—
Cash Severance—Bonus	$—	$149,515	$—	$149,515	$—
Stock Options—Accelerated(2)	$—	$—	$—	$69,878	$69,878
Restricted Stock Units—Accelerated(2)	$—	$—	$—	$440,351	$440,351
Health Care Continuation(3)	$—	$33,884	$—	$33,884	$—
280G Tax Gross Up(4)				$—	$—
Andrew I. Koven
Cash Severance—Salary	$—	$900,000	$900,000	$1,350,000	$—
Cash Severance—Bonus(1)	$—	$675,000	$675,000	$1,012,500	$—
Stock Options—Accelerated	$—	$—	$—	$—	$—
Restricted Stock Units—Accelerated(2)	$—	$5,042,842	$5,042,842	$10,085,683	$10,085,683
Health Care Continuation(3)	$—	$59,252	$59,252	$88,878	$—
280G Tax Gross Up(4)				N/A	N/A
Scott J. Charles
Cash Severance—Salary	$—	$400,000	$—	$800,000	$—
Cash Severance—Bonus(1)	$—	$180,000	$—	$360,000	$—
Stock Options—Accelerated	$—	$—	$—	$—	$—
Restricted Stock Units—Accelerated(2)	$—	$49,751	$—	$199,006	$199,006
Health Care Continuation(3)	$—	$29,626	$—	$59,252	$—
280G Tax Gross Up(4)				N/A	N/A
Mark A. Glickman
Cash Severance—Salary	$—	$385,000	$—	$770,000	$—
Cash Severance—Bonus(1)	$—	$173,250	$—	$346,500	$—
Stock Options—Accelerated	$—	$—	$—	$—	$—
Restricted Stock Units—Accelerated(2)	$—	$49,751	$—	$199,006	$199,006
Health Care Continuation(3)	$—	$29,626	$—	$59,252	$—
280G Tax Gross Up(4)				N/A	N/A

(1)         Messrs. Adams, Koven, Charles and Glickman had not received any annual cash incentive bonus as of December 31, 2015. Pursuant to the terms of the employment agreements, the amount used as a basis for the cash severance—bonus calculation is the target bonus.

(2)         Calculated by multiplying the closing market price of Pozen’s common stock on December 31, 2015 ($6.83) by the accelerated number of RSUs. For stock options, the aggregate value is based on the spread between the closing market price of Pozen’s common stock on December 31, 2015 ($6.83) and the exercise price of the options.

(3)         Health care continuation is an estimate based on Pozen’s rates for coverage during the 2016 plan year, assuming that each executive elected to participate in COBRA at the same level as the executive currently participates.

(4)         Based on such closing stock price on December 31, 2015 and the terms and conditions of Mr. Hodges’ employment agreement and the Pozen severance plan, the calculated 280G payment is zero. For Messrs. Adams, Koven, Charles and Glickman, the 280G tax gross-up is N/A, because these executives are not entitled to a tax gross-up with respect to Section 280G of the Code.

(5)         Mr. Hodges became a part-time employee of the Company on March 31, 2016 and became eligible to receive the benefits set forth above for a termination without Cause or for Good Reason.

Payments to Dr. Plachetka

The following table sets forth the payments received by Pozen’s former Chairman, President and CEO upon his retirement on June 1, 2015.

Benefits and Payments Upon Termination	Amount Received
Salary Continuation	$1,256,806
Bonus	$678,350
Stock Options—Accelerated(1)	$605,170
Restricted Stock Units—Accelerated(1)	$1,853,706
LTIP	$920,833
Release Payment	$1,500,000
Health Care Continuation(2)	$31,900

(1)         Calculated by multiplying the closing market price of Pozen’s common stock on August 27, 2015 ($8.83) by the accelerated number of RSUs. For stock options, the aggregate value is based on the spread between the closing market price of Pozen’s common stock on August 27, 2015 ($8.83) and the exercise price of the options.

(2)         Health care continuation represents the cost of the continuation of health care benefits following termination, as reported in Pozen’s financial statements.

Director Compensation

Discussed in the following paragraphs and tables is the compensation paid to the non-employee directors of Aralez following the Tribute Transaction and non-employee directors who served on the Pozen Board in Fiscal Year 2015. Directors who were also employees of Aralez or Pozen, as applicable, did not receive any additional compensation for their service as directors.

Post Tribute Transaction Director Compensation

In March 2016, the Aralez Board determined the fees and equity awards that would be granted to the non-employee members of the Board following the Tribute Transaction. Each non-employee director will receive a cash retainer in the amount of $40,000, paid in equal quarterly installments, and an annual equity award of 15,000 stock options and 7,500 RSUs, each with a one-year vesting term. Directors may elect to defer the receipt of the shares subject to the RSU until such time as the director ceases to provide services to the Company.

In addition, the non-employee directors are eligible to receive the following cash retainer fees for service on the Board:

•                              an additional annual retainer for the Chairman of the Board in the amount of $30,000;

•                              an annual retainer for Board committee Chairs, as follows: $17,500 for service as Chair of the Transaction Committee; $12,000 for service as Chair of the Nominating/Corporate Governance Committee; $17,500 for service as Chair of the Compensation Committee; and $25,000 for service as Chair of the Audit Committee; and

•                              an annual retainer for Board committee members (other than committee Chairs), as follows: $10,000 for service on the Transaction Committee; $8,000 for service on the Nominating/Corporate Governance Committee; $10,000 for service on the Compensation Committee; and $12,500 for service on the Audit Committee.

Each new director will receive a sign-on grant of 30,000 stock options and 15,000 RSUs, which will vest in three equal annual installments.

Pozen 2015 Director Cash Compensation

Pozen reimbursed each non-employee director for out-of-pocket expenses incurred in connection with attending Board and Board committee meetings and otherwise in connection with service as a director. Pozen also paid each non-employee director the following retainer fees:

•                              an annual retainer of $40,000;

•                              an annual retainer for Board committee Chairs, as follows: $12,000 for service as Chair of the Nominating/Corporate Governance Committee; $17,500 for service as Chair of the Compensation Committee; and $25,000 for service as Chair of the Audit Committee; and

•                              an annual retainer for Board committee members (other than committee Chairs), as follows: $8,000 for service on the Nominating/Corporate Governance Committee; $10,000 for service on the Compensation Committee; and $12,500 for service on the Audit Committee.

All retainers were payable quarterly and pro-rated for service of less than a full quarter; retainers would be reduced if a director failed to attend at least 75% of all required Board and committee meetings. No compensation was paid to directors for attendance at individual Board or Board committee meetings.

Pozen 2015 Director Equity Compensation

•                              Upon his or her initial election to the Pozen Board, each director received 14,000 RSUs relating to Pozen common stock. This initial grant vested one-third annually over three years, subject to continued service as a director.

•                              On the date of each annual meeting of shareholders, each director received an amount of RSUs relating to Pozen common stock with a market value as of the grant date equal to $80,000. The RSUs vest on the earlier of the one-year anniversary of the grant or the date of the next annual shareholder meeting, subject in either case to the director’s continued service on the Board at that date.

Equity grants awarded pursuant to this director compensation program were granted under and subject to the terms and conditions of the 2010 Plan, including without limitation the terms providing for acceleration of vesting upon a change of control. All stock options were granted at an exercise price per share equal to the closing price of Pozen common stock, as reported on NASDAQ, on the date of grant, have a ten-year term and are exercisable for a period of up to three years following the date the director’s service on the Board terminates, to the extent vested as of such date, but not beyond the expiration of the ten-year term.

The Pozen Board adopted a non-employee director stock ownership guideline of shares equal in value to three times the annual director retainer of $40,000, to be acquired over a five year period. Directors were strongly encouraged to hold their shares of Pozen stock while they serve on the Board.

Pozen 2015 Director Ancillary Fees

The Board may determine from time to time that special circumstances exist that would reasonably justify providing additional remuneration to a director as compensation in addition to any regular retainer or fee to which the director is entitled in connection with services to the Board, committees of the Board and/or special assignments or services undertaken on the Company’s behalf other than services ordinarily required of a director. In connection therewith, during Fiscal 2015 Messrs. Kirsch and Lee received additional compensation in the amounts of $100,000 and $75,000, respectively, in connection with their membership on the Pozen transaction committee, such committee having been formed to evaluate strategic alternatives for Pozen, including the Tribute Transaction. This compensation was paid for, among other things, the valuable guidance that was provided by these directors and the considerable time devoted to providing additional services above and beyond their normal services as directors of the Pozen Board, and such compensation was approved by the other members of the Pozen Board.

Director Compensation for Fiscal Year 2015

The following table further summarizes the compensation paid by Pozen to the non-employee directors during Fiscal Year 2015. Except as noted below, all of the Pozen directors are paid at the same rate. The differences among directors in the table below are a function of additional compensation for chairing a committee and/or serving on one or more committees.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Neal F. Fowler	$58,000	$80,003	—	—	—	—	$138,003
Arthur S. Kirsch	$83,000	$80,003	—	—	—	$100,000	$263,003
Kenneth B. Lee, Jr.	$70,000	$80,003	—	—	—	$75,000	$225,003
Seth A. Rudnick, M.D.	$74,500	$80,003	—	—	—	—	$154,503

(1)         Consists of the following:

a.              Neal F. Fowler: four quarterly payments toward 2015 annual fees, including a 2015 annual retainer of $40,000 and $18,000 for service as a member of one or more Board Committees.

b.              Arthur S. Kirsch: four quarterly payments toward 2015 annual fees, including a 2015 annual retainer of $40,000, $25,000 for service as Chair of the Audit Committee and $18,000 for service as a member of one or more Board Committees.

c.               Kenneth B. Lee, Jr: four quarterly payments toward 2015 annual fees, including a 2015 annual retainer of $40,000, $17,500 for serving as Chairman of the Compensation Committee and $12,500 for service as a member of one or more Board Committees.

d.              Seth A. Rudnick: four quarterly payments toward 2015 annual fees, including a 2015 annual retainer of $40,000, $12,000 for serving as Chairman of the Nominating/Corporate Governance Committee and $22,500 for service as a member of one or more Board Committees.

(2)                     The amounts included in this column are the dollar amounts representing the full grant date fair value of each restricted stock unit award calculated in accordance with FASB ASC Topic 718. At December 31, 2015, each director held awards of 9,390 RSUs, all of which had been granted on June 10, 2015 and vest on the earlier of the one-year anniversary of the grant or the date of the next annual shareholder meeting (the 2016 Annual Meeting). For information on the valuation assumptions used in calculating this amount, see Note 6 to Pozen’s audited financial statements included in the 2015 Annual Report.

(3)                     The amounts represent ancillary fees paid in Fiscal Year 2015 to Messrs. Kirsch and Lee in connection with the Tribute Transaction, as described above.

The following table lists the number of outstanding options held by each of the directors as of December 31, 2015, each of which was granted at an exercise price equal to the closing price of Pozen’s common stock as reported by NASDAQ on the respective date of grant.

Name	Options Outstanding as of December 31, 2015 (#)
Neal F. Fowler	—
Arthur S. Kirsch	54,965
Kenneth B. Lee, Jr.	6,107
Seth A. Rudnick, M.D.	—

Equity Plans and Inducement Grants

We grant equity and equity-based awards under the 2016 Plan, which was approved by Pozen’s shareholders on February 2, 2016. We also have equity and equity-based awards outstanding under the 2010 Plan and under two “inducement grants” issued pursuant to NASDAQ rules. The following is a summary of certain material terms of the 2016 Plan, the 2010 Plan, and the inducement grants.

Aralez Pharmaceuticals Inc. 2016 Long-Term Incentive Plan

Shares Available. As of the date of this Proxy Statement, the number of Common Shares issuable pursuant to awards that may be granted under the 2016 Plan is equal to 2,433,414, representing approximately 3.80% of the issued and outstanding Common Shares. The total number of Common Shares issuable under the 2016 Plan is the sum of the outstanding number of shares available under the 2010 Plan (described below) and the Amended and Restated Option Plan of Tribute Pharmaceuticals Canada Inc. as of February 5, 2016, the number of shares required to cover options granted in substitution of outstanding Tribute options, and 2,300,000 new shares. Upon shareholder approval of the 2016 Plan, no further awards will be granted under the either the 2010 Plan or the Tribute Equity Plan. This share pool will be reduced by one share for each stock option or stock appreciation right granted under the 2016 Plan, and by 1.59 shares for each stock award, stock unit, performance share or other stock-based award, provided that the share pool will not be reduced for awards that are required to be paid in cash pursuant to their terms. The number of shares available for issuance under the 2016 Plan will be increased, on the relevant date, by one share for each stock option or stock appreciation right that is terminated, expires, or is cancelled, forfeited, exchanged or surrendered without having been exercised, and by 1.59 shares for each stock award, stock unit, performance share or other stock-based award that is forfeited. Shares tendered by a participant or withheld by us, as full or partial payment of the exercise price of stock options or to satisfy a participant’s tax withholding obligations, will not become available for issuance under the 2016 Plan.

Shares Issued. The total number of Common Shares to be issued upon vesting or exercise, as applicable, of equity-based awards granted under the 2016 Plan as of the date of this Proxy Statement is 3,241,030 (which includes 1,018,590 Common Shares to be issued upon the exercise of Tribute options that were assumed by us in the Tribute Transaction) representing approximately 5.06% of the issued and outstanding Common Shares.

Adjustments. The number and class of shares subject to the 2016 Plan, the number and class of shares subject to any numerical limit in the 2016 Plan, and the number, price and class of shares subject to awards will be adjusted in the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting the Company or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting our capital structure that occurs at any time after adoption of the 2016 Plan by the Board.

In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting the Company, the Compensation Committee may make discretionary adjustments, including the cancellation of outstanding awards for cash, securities, other property or a combination of the three and the substitution of cash, securities, other property, a combination of the three or equivalent awards of the surviving or successor entity or its parent company.

Administration. The Compensation Committee is the administrator of the 2016 Plan (the “Administrator”). At any time, the Board may serve as the Administrator of the 2016 Plan in lieu of or in addition to the Compensation Committee. Except as provided otherwise under the 2016 Plan, the Administrator has plenary authority to grant awards pursuant to the terms of the 2016 Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the 2016 Plan.

The Compensation Committee or Board may delegate to officers and employees limited authority to perform administrative actions under the 2016 Plan to assist in its administration to the extent permitted by applicable law and stock exchange rules. This delegation of authority, however, may not extend to the exercise of discretion with respect to awards to participants who are “covered employees” within the meaning of Section 162(m) of the Code or officers under Section 16 of the Exchange Act. With respect to any award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or the Compensation Committee, which committee shall consist of two or more directors, each of whom is intended to be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by NASDAQ. With respect to any award that is intended to be a qualified performance-based award, the Administrator shall consist of two or more directors, each of whom is intended to be an “outside director” as defined under Section 162(m) of the Code. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

Eligibility and Participation. Participation in the 2016 Plan is generally open to all officers, employees and other individuals, including non-employee directors, who are natural persons providing bona fide services to the Company and its subsidiaries. However, individuals whose services to the Company are limited to capital-raising transactions or the promotion and maintenance of a market for our securities are ineligible to participate in the 2016 Plan. Prospective officers, employees and other service providers who have accepted offers to provide services to the Company may also participate in the 2016 Plan.

Types of Awards. The 2016 Plan provides for the grant of stock options, stock appreciation rights, stock awards, stock unit awards, performance shares, cash-based performance units and other stock-based awards, each of which may be granted separately or in tandem with other awards. The 2016 Plan contains all elements necessary to enable such awards granted to covered employees to qualify for the performance-based exemption to the $1,000,000 deduction limit under Section 162(m) of the Code, if desired, to ensure maximum deductibility by the Company. All awards made under the 2016 Plan may be subject to vesting and other contingencies as determined by the Administrator and will be evidenced by agreements approved by the Administrator which set forth the terms and conditions of each award.

Stock Options. Stock options entitle the participant, upon exercise, to purchase a specified number of shares at a specified price for a specified period of time. The Administrator may grant incentive and nonqualified stock options under the 2016 Plan. The vesting schedule for each stock option is determined by the Administrator and set forth in the applicable award agreement. The exercise price for each stock option is determined by the Administrator but will in no event be less than 100% of the fair market value of the Common Shares on the grant date. The “fair market value” means, if the principal market for our Common Shares is a national securities exchange or an established securities market (e.g., the Nasdaq Stock Market), the official closing price per common share for the regular market session on the day of determination, or, if the principal market for our Common Shares is not a national securities exchange or an established securities market, but the Common Shares are quoted by a national quotation system, the average of the highest bid and lowest asked prices for our Common Shares on the day of determination as reported on a national quotation system, or in the absence of an established market for the stock or its quotation by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Common Shares conducted by a nationally recognized appraisal firm selected by the Administrator.

Any stock options granted in the form of an incentive stock option will be intended to comply with the requirements of Section 422 of the Code. Only options granted to employees qualify for incentive stock option treatment.

Each stock option will expire at the time the Administrator determines on the grant date. No stock option will be exercisable later than the tenth anniversary of its grant, unless required otherwise by applicable law. A stock option may be exercised in whole or in installments. Shares purchased upon the exercise of a stock option must be paid for in full at the time of exercise in cash or such other consideration determined by the Administrator.

Stock Appreciation Rights. A stock appreciation right (“SAR”) is the right to receive a payment equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over the base price per share specified in the award agreement. The base price for each SAR cannot be less than 100% of the fair market value of the common stock on the grant date, and the term of a SAR cannot be more than 10 years from the grant date, unless required otherwise by applicable law. At the discretion of the Administrator, the payment upon a SAR exercise may be in cash, shares or a combination of the two.

Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of stock options and stock appreciation rights granted under the 2016 Plan may not be amended, after the date of grant, to reduce the exercise price of such stock options or stock appreciation rights, nor may outstanding stock options or stock appreciation rights be canceled in exchange for (i) cash, (ii) stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original outstanding stock options or stock appreciation rights, or (iii) other awards, unless such action is approved by our shareholders.

Restricted Stock. Awards of restricted stock are actual Common Shares that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by us for a certain period of time and/or if certain performance goals are not met. Subject to the limits on vesting period for restricted stock described below, the vesting schedule for restricted stock is determined by the Administrator and set forth in the applicable award agreement. Except for these restrictions and any others imposed by the Administrator, the participant will generally have all of the rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock before the risk of forfeiture lapses. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned solely on continued service over a period of time will be paid either at the dividend payment date or deferred for payment to such later date as determined by the Administrator, and may be paid in cash or as unrestricted shares of our common stock or may be reinvested in additional shares of restricted stock. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned on satisfaction of performance goals will be held by us and made subject to forfeiture at least until the applicable performance goal related to such shares of restricted stock has been satisfied.

Restricted Stock Units. An award of RSUs represents a contractual obligation of the Company to deliver a number of Common Shares, an amount in cash equal to the fair market value of the specified number of shares subject to the award, or a combination of shares and cash. Until Common Shares are issued to the participant in settlement of stock units, the participant shall not have any rights of a stockholder of the Company with respect to the stock units or the shares issuable thereunder. Vesting of RSUs may be subject to performance goals, the continued service of the participant or both. The Administrator may provide that dividend equivalents will be paid or credited with respect to RSUs, but such dividend equivalents will be held by us and made subject to forfeiture at least until any applicable performance goal related to such RSUs has been satisfied.

Performance Shares and Performance Units. An award of performance shares, as that term is used in the 2016 Plan, refers to Common Shares or stock units that are expressed in terms of our Common Shares, the issuance, vesting, lapse of restrictions or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period. An award of performance units, as that term is used in the 2016 Plan, refers to dollar-denominated units valued by reference to designated criteria established by the Administrator, other than our Common Shares, whose issuance, vesting, lapse of restrictions or payment is contingent on performance as measured against predetermined objectives over a specified performance period. The applicable award agreement will specify whether performance shares and performance units will be settled or paid in cash or Common Shares or a combination of both, or will reserve to the Administrator or the participant the right to make that determination prior to or at the payment or settlement date.

The Administrator will, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an award of performance shares or performance units upon (A) the attainment of performance goals during a performance period or (B) the attainment of performance goals and the continued service of the participant. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance goals may include minimum, maximum and target levels of performance, with the size of the award or payout of performance shares or performance units or the vesting or lapse of restrictions with respect thereto based on the level attained. An award of performance shares or performance units will be settled as and when the award vests or at a later time specified in the award agreement or in accordance with an election of the participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

Minimum Restriction Period for Full Value Awards. Except as provided below, each award of stock, stock units, performance shares or performance units (“Full Value Awards”) granted under the 2016 Plan will be subject to a minimum restriction period of

12 months from the date of grant if vesting of or lapse of restrictions on such award is based on the satisfaction of performance goals and a minimum restriction period of 36 months from the date of grant, applied in either pro rata installments or a single installment, if vesting of or lapse of restrictions on such award is based solely on the participant’s satisfaction of specified service requirements with us. If the grant of a performance award is conditioned on satisfaction of performance goals, the performance period must not be less than 12 months’ duration, but no additional minimum restriction period need apply to such award. Except as provided below, the Administrator does not have discretionary authority to waive the minimum restriction period applicable to a Full Value Award, except in the case of death, disability, or a change in control of the Company. The Administrator has discretion to grant Full Value Awards that do not adhere to these minimum restriction period requirements, or otherwise may waive the requirements, with respect to up to the number of Full Value Awards that is equal to 10% of the initial number of shares available for grant under the 2016 Plan as of its effective date.

Qualified Performance-Based Awards. The Administrator may, prior to or at the time of grant, designate an award of restricted stock, RSUs, performance shares or performance units as a qualified performance-based award intended to qualify for the performance-based exemption to the $1,000,000 deduction limit under Section 162(m) of the Code, if desired. For any award so designated as a qualified performance-based award, the Administrator will take steps to ensure that the terms of the award are consistent with such designation. The Administrator may retain in an award agreement the discretion to reduce, but not to increase, the amount or number of qualified performance-based awards which will be earned based on the achievement of performance goals. Achievement of the performance goals will be certified by a committee of outside directors, within the meaning of Section 162(m) of the Code, before any payment is made under a qualified performance-based award.

If Full Value Awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, the award agreement must specify a predetermined amount of cash or shares that may be earned by the covered employee to the extent that one or more predetermined performance goals based on the following specified performance metrics are attained within a predetermined performance period:

•                              Earnings or Profitability Metrics:  any derivative of revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

•                              Return Metrics:  any derivative of return on investment, assets, equity or capital (total or invested);

•                              Investment Metrics:  relative risk-adjusted investment performance; investment performance of assets under management;

•                              Cash Flow Metrics:  any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

•                              Liquidity Metrics:  any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios);

•                              Stock Price and Equity Metrics:  any derivative of return on shareholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); and

•                              Strategic Metrics:  product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures or financing; legal compliance or safety and risk reduction.

Performance metrics may apply to an individual, one or more business units, divisions or affiliates or on a Company-wide basis. Performance metrics may be expressed in absolute terms, relative to a base period or relative to the performance of one or more comparable companies, peer groups or an index covering multiple companies. Performance goals may be applied on a per share or absolute basis and relative to one or more performance metrics, or any combination thereof, and may be measured pursuant to GAAP, non-GAAP or other objective standards in a manner consistent with the Company’s or its subsidiary’s established accounting policies, all as the Administrator shall determine at the time the performance goals for a performance period are established. The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to the manner in which one or more of the performance goals is to be calculated or measured to take into account, or ignore, one or more of the following: (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Company during the performance period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Company’s core, on-going business activities; (14) changes in foreign currency exchange rates; (15) items relating to changes in tax laws; (16) certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses); (17) items relating to asset impairment charges; or (18) items relating to gains or unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions. For all awards intended to qualify as qualified performance-based awards, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

Other Stock-Based Awards. The Administrator may from time to time grant to eligible individuals awards in the form of our Common Shares or any other award that is valued in whole or in part by reference to, or is otherwise based upon, Common Shares, including without limitation dividend equivalents and convertible debentures (“Other Stock-Based Awards”). Other Stock-Based Awards in the form of dividend equivalents may be (A) awarded on a free-standing basis or in connection with another award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the participant, including the reinvestment of such credited amounts in common share equivalents, to be paid on a deferred basis, and (C) settled in cash or our Common Shares as determined by the Administrator; provided, however, that dividend equivalents payable on Other Stock-Based Awards that are granted as a performance award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until the applicable performance goal related to such Other Stock-Based Awards has been satisfied. Any such settlements, and any such crediting of dividend equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator may establish.

Award Limitations. The following limitations on awards are imposed under the 2016 Plan.

•                              ISO Award Limit.  The maximum number of Common Shares that may be issued in connection with awards granted under the 2016 Plan that are intended to qualify as incentive stock options under Section 422 of the Code is equal to the number of shares available under the 2016 Plan.

•                              Insider Limit. The maximum number of Common Shares that may be issued to insiders (as defined in the Securities Act (Ontario)) within any one year period cannot exceed 10% of the issued and outstanding Common Shares.

•                             Section 162(m) Individual Limits:

•                  Appreciation Awards.  The maximum number of Common Shares that may be made subject to awards granted under the 2016 Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 1,000,000 shares.

•                  Stock-Based Performance Awards.  The maximum number of Common Shares that may be made subject to awards granted under the 2016 Plan during a calendar year to any one person in the form of performance shares is, in the aggregate, 1,000,000 shares. If such performance shares will be settled in cash, the maximum cash amount payable thereunder is the amount equal to the number of performance shares to be settled in cash multiplied by the closing price of the shares, as determined as of the payment date.

•                  Cash-Based Performance Units.  In connection with awards granted under the 2016 Plan during a calendar year to any one person in the form of cash-based performance units, the maximum cash amount payable under such performance units is $5,000,000.

•                  Adjustments to Limits during Initial Year of Service.  Each of the individual limits set forth above (as required by Section 162(m) of the Code) are multiplied by two when applied to awards granted to any individual during the calendar year in which such individual first commences service with us.

•                  Adjustments for Multi-year Performance Periods.  The individual limits set forth above for stock-based performance awards are multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months’ duration.

If any award is terminated, surrendered or canceled in the same year as the year in which it is granted, that award nevertheless will continue to be counted against the Code Section 162(m) individual limits set forth above for the calendar year in which it was granted.

Assignability. Awards granted under the 2016 Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that this restriction shall not apply to the Common Shares received in connection with an award after the date that the restrictions on transferability of such shares set forth in the applicable award agreement have lapsed.

Termination of Employment. Except as provided in the applicable award agreement or otherwise determined by the Administrator, upon termination of service (as defined in the 2016 Plan):

•                              Stock options or stock appreciation rights shall be forfeited, to the extent stock options or stock appreciation rights are not vested and exercisable;

•                              During the applicable restriction period, restricted stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; and

•                              During the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Common Shares or cash to which RSUs relate, all RSUs and any other accrued but unpaid dividend equivalents with respect to such restricted stock units that are then subject to deferral or restriction shall be forfeited.

Change in Control. In the event of a change in control (as defined in the 2016 Plan) of the Company, outstanding awards (other than those granted to our non-employee directors) will terminate upon the effective time of the change in control unless provision is made for the continuation, assumption or substitution of awards by the surviving or successor entity or its parent. Unless an award agreement says otherwise, the following will occur with respect to awards that terminate in connection with a change in control of the Company:

•                              stock options and stock appreciation rights, whether vested or unvested, will become fully exercisable and holders of these awards will be permitted immediately before the change in control to exercise them;

•                              restricted stock and RSUs with time-based vesting (i.e., not subject to achievement of performance goals) will become fully vested immediately before the change in control, and RSUs will be settled as promptly as is practicable in accordance with applicable law; and

•                              performance shares and units that vest based on the achievement of performance goals will become fully vested and earned based on the greater of (i) the actual performance level achieved with respect to the performance goals as of the change of control date, or (ii) the target performance level as to the performance goals, such that 100% of the target award is earned as of the date of the change of control; and the performance units will be settled as promptly as is practicable in accordance with applicable law.

Duration, Amendment and Termination. The 2016 Plan will terminate on the earliest of (a) the earliest date as of which all awards granted under the 2016 Plan have been satisfied in full or terminated and no shares approved for issuance under the 2016 Plan remain available to be granted under new awards, (b) February 5, 2026 or (c) a date chosen by the Administrator in its discretion subject to the terms of the 2016 Plan.

The Administrator may amend, alter or discontinue the 2016 Plan, but no amendment, alteration or discontinuation will be made that would materially impair the rights of a participant with respect to a previously granted award without his or her consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which our Common Shares are listed or admitted for trading or to prevent adverse tax or accounting consequences to the Company or the participant. In no event, however, will an amendment be made without the approval of our shareholders to the extent such amendment would (A) materially increase the benefits accruing to participants under the 2016 Plan, (B) materially increase the number of shares that may be issued under the 2016 Plan or to a participant, (C) materially expand the eligibility for participation in the Plan, (D) eliminate or modify the prohibition on repricing of stock options and stock appreciation rights, (E) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (F) modify the prohibition on the issuance of reload or replenishment options.

Pozen Inc. 2010 Omnibus Equity Incentive Plan

Prior to the Tribute Transaction and the adoption of the 2016 Plan, Pozen’s executive officers and directors participated in the 2010 Plan. Certain stock options and restricted stock units remain outstanding under the 2010 Plan.

Shares Available. As of February 5, 2016, there were 2,131,963 shares remaining available for issuance under the 2010 Plan.  Upon adoption of the 2016 Plan, these shares became available for issuance under the 2016 Plan.  No further awards may be granted under the 2010 Plan as of February 5, 2016.

Shares Issued. The total number of Common Shares to be issued upon vesting or exercise, as applicable, of equity-based awards granted under the 2010 Plan prior to February 5, 2016 is 1,989,492, representing approximately 3.11% of the issued and outstanding Common Shares as of the date of this Proxy Statement.

Adjustments. In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the Compensation Committee will make adjustments as it deems appropriate in the number and kind of shares covered by outstanding grants and the price per share or market value of any outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. Any adjustments to outstanding grants shall be consistent with Section 409A or 424 of the Code, to the extent applicable.

Administration. The 2010 Plan is administered and interpreted by the Compensation Committee. Ministerial functions may be performed by an administrative committee of our employees appointed by the Compensation Committee. The Compensation Committee has the authority to (i) determine the individuals to whom grants would be made under the Plan, (ii) determine the type, size, terms and conditions of such grants, (iii) determine when grants would be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to certain limitations and (v) deal with any other matters arising under the 2010 Plan.

Eligibility for Participation. All of the employees, non-employee directors, consultants and advisors of Pozen were eligible to receive grants under the 2010 Plan.

Stock Options. The 2010 Plan authorized options intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”).

The exercise price per share of options was determined by the Pozen Compensation Committee on the date of grant. The exercise price of options granted under the 2010 Plan was not less than the fair market value of Pozen’s common stock on the date of grant. However, if the grantee of an ISO was a person who held more than 10% of the total combined voting power of all classes of Pozen’s outstanding stock, the exercise price per share of an ISO granted to such person was at least 110% of the fair market value of Pozen’s common stock on the date of grant.

The Pozen Compensation Committee determined the term of each option, which could not exceed ten years from the date of grant. Notwithstanding the foregoing, if the grantee of an ISO was a person who held more than 10% of the combined voting power of all classes of Pozen’s outstanding stock, the term of the ISO could not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of Pozen’s common stock, determined on the date of grant, with respect to which ISOs became exercisable for the first time by a grantee during any calendar year exceeded $100,000, such ISOs were required to be treated as NQSOs.

The Pozen Compensation Committee determined the terms and conditions of options, including when they became exercisable. The Compensation Committee may accelerate the exercisability of any options. Except as provided in the grant instrument or as otherwise determined by the Compensation Committee, an option may only be exercised while a grantee is employed by or providing service to us or our subsidiaries or during an applicable period after termination of employment or service.

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) in certain circumstances as permitted by our Compensation Committee, by the surrender of shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board or (iv) by another method approved by our Compensation Committee. The 2010 Plan also includes a net exercise feature to allow us to issue to a grantee on exercise of a nonqualified stock option, a net number of shares, by reducing the shares that would otherwise be issued on exercise by a number of shares with a fair market value equal to the difference between the exercise price and the current value. This will result in less shares being issued and sold into the market and will allow a grantee to exercise options without making a cash payment for the exercise of the options.

Prohibition on Repricing. Neither our Board nor the Compensation Committee can amend the 2010 Plan or options previously granted under the 2010 Plan to permit a repricing of options, without prior stockholder approval.

Stock Units. The Pozen Compensation Committee could grant stock units to anyone eligible to participate in the 2010 Plan. Each stock unit provides the grantee with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date. The Pozen Compensation Committee determined the number of stock units that would be granted, whether stock units would become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units are paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Compensation Committee. All unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Compensation Committee determines otherwise.

The Pozen Compensation Committee could grant dividend equivalents in connection with grants of stock units made under the 2010 Plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The Pozen Compensation Committee could determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of stock units. Dividend equivalents may be paid in cash, in shares of our common stock or in a combination of the two. The terms and conditions of dividend equivalents were determined by the Pozen Compensation Committee.

Limits. The maximum number of Common Shares that may be made subject to awards granted under the 2010 Plan during a calendar year to any one person was 1,000,000 shares.

Assignability. Except as permitted by a transfer of non-qualified stock options to or for family members, only the participant may exercise rights under a grant during the participant’s lifetime, and a participant may not transfer those rights except by will or by the laws of descent and distribution.

Termination of Employment. The Pozen Compensation Committee determined in the grant agreement under what circumstances and during what time periods a participant would be permitted to exercise an option or stock units would become payable after termination of employment or service.

Change of Control. Unless the Compensation Committee determines otherwise, effective upon the date of the change of control (as defined in the 2010 Plan):

•                              All outstanding options will automatically accelerate and become fully exercisable; and

•                              All stock units and dividend equivalents will become fully vested and will be paid at their target value, or in such greater amounts as the Compensation Committee may determine.

Notwithstanding the foregoing, in the event of a change of control, the Compensation Committee may take any of the following actions with respect to any or all outstanding grants under the 2010 Plan:

•                              Require that grantees surrender their options in exchange for payment by us, in cash or shares of our common stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options exceeds the exercise price of the options;

•                              After giving grantees the opportunity to exercise their options, terminate any or all unexercised options at such time as the Compensation Committee deems appropriate; or

•                              Determine that outstanding options that are not exercised will be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Amendment and Termination of the 2010 Plan. Our Board may amend or terminate the 2010 Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements.

Inducement Grants

Grant and Vesting of Restricted Stock Units. On June 2, 2015, Pozen granted awards of 1,944,888 and 1,476,674 restricted stock units to Adrian Adams and Andrew I. Koven, respectively, representing approximately 3.04% and 2.31% of the issued and outstanding Common Shares as of the date of this Proxy Statement, respectively, in connection with their hire. The awards were not granted under a shareholder-approved equity plan, and instead were granted pursuant to the “inducement grant” exception under NASDAQ rules. The restricted stock units vest in four equal installments on each of the first four anniversaries of the date of grant, provided that 75% of the restricted stock units would have been forfeited if Pozen was sold by merger, stock purchase, or sale of assets to a person who had made an offer to the Board of Pozen prior to June 1, 2015, and such transaction had concluded by November 30, 2015. No such transaction took place during the relevant time period.

Payment of Restricted Stock Units. When the restricted stock units vest, the Company will issue one share of common stock for each restricted stock unit. Partial restricted stock units will be paid in cash based on the fair market value of a share on the date of vesting. Restricted stock units will be subject to tax withholding obligations when they vest.

Dividend Equivalents. The restricted stock units will accrue dividend equivalents, which will be subject to the same vesting requirements as the underlying restricted stock units, and will be paid at the same time as the underlying restricted stock units.

Adjustments. In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the Compensation Committee will make adjustments as it deems appropriate in the number and kind of shares covered by outstanding restricted stock units. Any fractional shares resulting from such adjustment will be eliminated. Any adjustments to outstanding grants shall be consistent with Section 409A or 424 of the Code, to the extent applicable.

Termination of Employment. Except as otherwise provided in their employment agreements, if Mr. Adams or Mr. Koven terminate employment for any reason prior to the time the restrictions on the restricted stock units lapse, the unvested restricted stock units will be forfeited.

Change of Control. In the event of a Change of Control (as defined in the 2010 Plan), all restrictions on the restricted stock units will lapse and they will become fully vested.

Administration. The Compensation Committee has the power to administer and interpret the inducement grants, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the inducement grants as it deems necessary and advisable.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth aggregate information for Fiscal Year 2015, regarding our compensation plans, including individual compensation agreements, under which equity securities were authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	2,643,393	(1)	$8.30	(2)	2,140,363
Equity compensation plans not approved by security holders	3,421,562	(3)	—		—
Total	6,064,955		$8.30		2,140,363

(1) Represents the number of underlying Common Shares associated with outstanding options and RSUs that were granted under the Pozen equity compensation plans approved by security holders.  The awards outstanding under these plans as of February 5, 2016 were assumed by Aralez upon the closing of the Tribute Transaction, and no further awards will be granted under the Pozen equity compensation plans.  The 2016 Plan was not adopted by the Company until February 2016, and is, therefore, not reflected in this table.

(2) Represents the weighted average exercise price of the outstanding options reported in column (a).  Does not take into account the outstanding RSUs reported in column (a).

(3) Represents Common Shares underlying inducement RSU grants to certain executive officers that were issued outside of security holder approved equity plans. See the section of this Proxy Statement entitled “Equity Plans and Inducement Grants” for additional information.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s disclosure controls and procedures and financial reporting process, including its system of internal control over financial reporting, and for preparing the Company’s financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors. The Committee operates under a written charter adopted by the Board, a copy of which is set forth in Annex B to this Proxy Statement and posted on the Company’s website at www.aralez.com.

The Audit Committee has met and held discussions with management and the independent auditors, both separately and together. Management has represented to the Audit Committee that the audited financial statements of Pozen for the fiscal year ended December 31, 2015 (“Fiscal Year 2015”) were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. Finally, the Audit Committee has discussed with the Company’s independent auditors the overall scope and plans for their audits, the results of their examinations, their evaluations and assessment of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

In its oversight function, the Audit Committee relies on the representations of management and the independent auditors and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal control over financial reporting, that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of Pozen’s financial statements for Fiscal Year 2015 has been carried out in accordance with auditing standards generally accepted in the United States, or that the independent auditors are in fact “independent.”

Based upon the Audit Committee’s discussions with management and the independent auditors, as described above, and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements of Pozen for Fiscal Year 2015 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission and Canadian Securities Administrators.

AUDIT COMMITTEE:
Arthur S. Kirsch, Chair
Kenneth B. Lee, Jr.
F. Martin Thrasher

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or furnished to Canadian Securities Regulators, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, applicable securities laws in Canada or any stock exchange, except to the extent that the Company specifically incorporates it by reference in such filing.

Financial Statements

The audited consolidated financial statements of the Company and of Pozen for Fiscal Year 2015, together with the auditor’s report thereon, will be submitted at the Annual Meeting, but no vote thereon is required. These audited consolidated financial statements, together with the management’s discussion and analysis thereon, may also be obtained on the Company’s corporate website at www.aralez.com, on the EDGAR website maintained by the SEC at www.sec.gov and on the SEDAR website maintained by the CSA at www.sedar.com. The Company’s corporate website does not form part of this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, eight directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected. The accompanying form of proxy card, when properly executed and returned to the Company, will be voted “FOR” the election as directors of each of the eight persons named below, unless the proxy contains instructions to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board.

Nominees for the Board of Directors

The Board has nominated Adrian Adams, Kenneth B. Lee, Jr., Arthur S. Kirsch, Seth A. Rudnick, M.D., Neal F. Fowler, Rob Harris, Jason M. Aryeh, and F. Martin Thrasher for election as directors. Information regarding each nominee and his background and service on boards of directors of other public companies is provided in the section of this Proxy Statement entitled “Board of Directors and Corporate Governance—The Board in General”.

The Board has determined that each of the members of the Board, with the exception of Mr. Adrian Adams, who serves as our Chief Executive Officer, and Mr. Harris, who previously served as President and Chief Executive Officer of Tribute, is independent as that term is defined under the applicable NASDAQ listing standards, and, where applicable, NI 58-101.

Vote Required

A plurality of the votes duly cast in person or by proxy by the shareholders at the Annual Meeting with respect to each director is required for the election of each director. Under the BCBCA and the Company’s Articles, director elections are based on the plurality system, where shareholders vote FOR or WITHHOLD their votes for a director. Votes withheld are not counted, with the result that, technically, a director will be elected to the Board with just one vote in favor; however, pursuant to the Company’s Majority Voting Policy, if a nominee in an uncontested election does not receive at least the majority of the votes cast (including votes “FOR” and votes “WITHHELD”), such director is required to promptly tender his or her resignation for consideration by the Board.

Majority Voting Policy

In accordance with the Toronto Stock Exchange Company Manual, the Company has adopted a Majority Voting Policy, which requires that in an uncontested election of directors, if any nominee receives a greater number of votes “WITHHELD” than votes “FOR,” the nominee will tender a resignation to the Chairman of the Board immediately following the meeting. As set out in the Majority Voting Policy, an “uncontested election” means an election where the number of nominees for director shall be equal to the number of directors to be elected, as determined by the Board. The Nominating/Corporate Governance Committee will consider the offer of resignation in a timely manner and shall make a recommendation to the Board. The Board will make a final decision on the resignation within 90 days of the meeting, having considered the factors reviewed by the Nominating/Corporate Governance Committee, and is expected to accept the resignation except in situations where exceptional or extraordinary circumstances would warrant the director continuing to serve on the Board. A director who tenders his or her resignation will not participate in the Nominating/Corporate Governance Committee’s or the Board’s consideration of whether to accept the tendered resignation. The Board will promptly disclose its decision in a press release, and should, the Board decline to accept the resignation, the press release will state the reasons for its decision.

The foregoing description of the Majority Voting Policy is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Majority Voting Policy, which is appended to the Corporate Governance Guidelines as Annex A and a copy of which is available on the Company’s corporate website at http://www.aralez.com.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF ADRIAN ADAMS, KENNETH B. LEE, JR., ARTHUR S. KIRSCH, SETH A. RUDNICK, M.D., NEAL F. FOWLER, ROB HARRIS, JASON M. ARYEH, AND F. MARTIN THRASHER.

Unless a proxy specifies that the Common Shares it represents should be withheld from voting in respect of the election of directors or otherwise voted in accordance with the specification in the proxy, the Named Proxies intend to vote FOR the election of each of the Board nominees listed in this Proxy Statement.

PROPOSAL 2

APPROVAL OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Overview

E&Y, an independent registered public accounting firm, currently serves as the Company’s auditor and conducted the audit of the Company’s financial statements for Fiscal Year 2015. At the Annual Meeting, shareholders are being asked to approve the appointment of E&Y as the Company’s auditors for the Fiscal Year 2016. The appointment of E&Y will be approved if a majority of the votes cast by shareholders who are present in person or represented by proxy at the Annual Meeting are voted in favor of this ordinary resolution. Pursuant to Section 22.4 of the Articles, the Board is authorized to fix the remuneration of the auditor. The Company expects that representatives of E&Y, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Fees and Services of Ernst & Young LLP

The following table sets forth the aggregate fees billed to Pozen and Aralez for professional services rendered to Pozen and Aralez by E&Y for the fiscal years ended December 31, 2015 and 2014:

	2015	2014
Audit Fees(1)	$1,314,997	$398,049
Audit-Related Fees(2)	163,010	—
Tax Fees(3)	275,664	—
All Other Fees	—	—
Total	$1,753,671	$398,049

(1)         Audit Fees in 2015 includes $1,088,111 of audit fees attributable to services provided to Pozen and $226,886 of audit fees attributable to services provided to Aralez. Audit fees in 2015 consisted of fees associated with the annual audit and the reviews of Pozen’s quarterly reports on Form 10-Q along with fees associated with SEC and accounting regulations and compliance consulting.  These fees also included audit procedures related to the Tribute Transaction. Audit Fees in 2014 consisted of fees associated with the annual audit and the reviews of Pozen’s quarterly reports on Form 10-Q along with fees associated with SEC and accounting regulations and compliance consulting.

(2)         Audit-Related Fees in 2015 consisted of financial due diligence procedures related to the Tribute Transaction. There were no Audit-Related Fees in 2014.

(3)         Tax Fees in 2015 consisted of fees associated with tax structuring consultations and tax-related due diligence provided by E&Y related to the Tribute Transaction, as well as New Jersey tax incentives consultations and assistance provided to Pozen. There were no Tax Fees in 2014.

All of the services provided by E&Y to Pozen in 2015 and 2014 were approved in advance in accordance with the Pozen Audit Committee’s pre-approval policies and procedures. The Pozen Audit Committee did not rely on the waiver of pre-approval procedures permitted with respect to de minimus non-audit services under the applicable rules of the SEC for its approval of any of the services provided by E&Y in 2015 and 2014.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services to be provided by our independent auditors. Under these policies and procedures, the Audit Committee approves in advance the provision of services and fees for such services that are specifically identified in the independent auditor’s annual engagement letter for the audits and reviews, in management’s annual budget relating to services to be provided by the independent auditors and any amendments to the annual budget reflecting additional services to be provided by or higher fees of the independent auditors. All other services to be provided by the independent auditors are pre-approved by the Audit Committee as they arise. The Chairman of the Audit Committee has been delegated authority to pre-approve services in accordance with these policies and procedures. The Chairman is to report any such approval of services to the Audit Committee at its next meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent auditors’ independence and whether the independent auditors are best positioned to provide the most effective and efficient service.

Vote Required

A majority of the votes duly cast in person or by proxy by the shareholders at the Annual Meeting is required to approve the appointment of E&Y as the Company’s independent registered accounting firm for Fiscal Year 2016. Unless otherwise instructed, the Named Proxies will vote properly executed proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP, AS

THE COMPANY’S AUDITORS FOR THE FISCAL
 YEAR 2016.

Unless a proxy specifies that the Common Shares it represents should be withheld from voting in respect of the appointment of auditor or otherwise voted in accordance with the specification in the proxy, the Named Proxies intend to vote FOR the appointment of Ernst & Young LLP, as auditor of the Company.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPANY’S APPROACH TO THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our shareholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at the Annual Meeting, commonly referred to as a “Say-on-Pay” vote.

The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. Please read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion about our executive compensation programs, including the compensation of our named executive officers for Fiscal Year 2015 and information about our compensation programs for Fiscal Year 2016.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. The advisory vote relates to the compensation of our named executive officers, as described in this Proxy Statement, in accordance with the compensation disclosure rules of the SEC. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years. At its 2011 annual meeting of stockholders, Pozen’s stockholders recommended, on an advisory basis, that the frequency of the shareholder vote on the compensation of our named executive officers occur every year. Pozen’s board of directors accepted its stockholders’ recommendation with respect to an annual Say-on-Pay vote, and we have adopted this policy as well.

The Compensation Committee of the Board oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. While the Compensation Discussion and Analysis section is required under SEC rules to describe compensation for the last completed fiscal year, which was prior to the completion of the Tribute Transaction, the Compensation Discussion and Analysis includes a description of compensation policies that were put in place during 2016 by our Compensation Committee, which reflects our compensation philosophy and objectives. The Compensation Committee has designed the executive compensation program for our named executive officers to meet the following objectives:

•                  Promote the achievement of our annual and long-term corporate strategies and business objectives, as well as individual goals that are supportive of these strategies and objectives, by making a large portion of compensation contingent on the achievement of performance goals.

•                  Ensure that our executive officers’ interests are aligned with the interests of our shareholders, by providing compensation that is a mix of salary and variable cash and equity-based compensation.

•                  Provide compensation packages that will attract, retain and motivate superior executive personnel, by targeting executive compensation to the median of our peer group, granting awards that vest over a period of several years, and providing opportunities for our executives to earn above-target compensation for above-target outcome.

We believe our approach to goal setting and setting of targets with payouts based upon performance results assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices, including a well-balanced allocation of compensation among base salary and short- and long-term compensation, annual incentives that are based on metrics that align with our longer-term strategic plan, and awards with multi-year vesting periods. The Compensation Discussion and Analysis section of this Proxy Statement provides a more detailed discussion of our executive compensation program and compensation philosophy.

The vote solicited by this Proposal No. 3 is advisory, and therefore is not binding on the Company, the Board or the Compensation Committee. The outcome of the vote will not require the Company, the Board or the Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, the Board, including the Compensation Committee, values the opinions of the Company’s shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Shareholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 3:

RESOLVED, that the compensation paid to the named executive officers of Aralez Pharmaceuticals Inc. (the “Company”), as disclosed in the Company’s definitive proxy statement for the 2016 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby approved.

Vote Required

A majority of the votes duly cast in person or by proxy by the shareholders at the Annual Meeting is required (on a non-binding advisory basis) to approve the non-binding, advisory resolution. Unless otherwise instructed, the Named Proxies will vote properly executed proxies received by them “FOR” the proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
APPROVAL OF THE NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPANY’S APPROACH TO THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Unless a proxy specifies that the Common Shares it represents should be voted against the approval of the non-binding, advisory vote to approve the Company’s approach to the compensation of its named executive officers as disclosed in this Proxy Statement or otherwise voted in accordance with the specification in the proxy, the Named Proxies intend to vote for the approval of Proposal No 3.

OTHER MATTERS

The Board knows of no other matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the directors, executive officers, employees, former directors, former executive officers or former employees of the Company, and none of their associates, is or has, within 30 days before the date of this Proxy Statement or at any time since the beginning of the most recently completed financial year, been indebted to the Company or another entity whose indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar agreement or understanding provided by the Company, except for routine indebtedness.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except with respect to certain payments to the Deerfield Entities and Mr. Harris, as described in the section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions”, none of (i) the directors or executive officers of the Company, (ii) the shareholders who beneficially own or control or direct, directly or indirectly, more than 10% of the voting shares of the Company, or (iii) any associate or affiliate of the persons referred to in (i) and (ii), has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction that has materially affected or is reasonably expected to materially affect the Company or any of its subsidiaries.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Management is not aware of any material interest, direct or indirect, by way of beneficial ownership of Common Shares or otherwise, of any director or executive officer of the Company, or of any associate or affiliate of any of the foregoing, in any matter to be acted on at the Annual Meeting, except as otherwise disclosed herein.

AVAILABILITY OF QUARTERLY FINANCIAL INFORMATION

If you are a shareholder and wish to receive (or continue to receive) the Company’s quarterly interim financial statements (and the related management discussion and analysis) by mail, you must complete and return the enclosed request form. If you do not do so, quarterly financial statements will not be sent to you. Financial results are announced by media release, and financial statements are available on the Company’s corporate website at www.aralez.com, on the EDGAR website maintained by the SEC at www.sec.gov and on the SEDAR website maintained by the CSA at www.sedar.com.

HOUSEHOLDING OF PROXY MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements.
This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in a shareholder’s household.

The Company will promptly deliver a separate copy of this Proxy Statement to any shareholder who contacts the Company’s
Chief Financial Officer by writing to Aralez Pharmaceuticals Inc., 151 Steeles Avenue, Milton, Ontario, Canada, L9T 1Y1, or by calling (905) 876-1118. If a shareholder is receiving multiple copies of this Proxy Statement at the shareholder’s household and would like to receive a single copy of the Proxy Statement for a shareholder’s household in the future, the shareholder should contact his or her broker, other nominee record holder, or the Company’s Chief Financial Officer to request mailing of a single copy of this Proxy Statement.

THE COMPANY’S WEBSITE

In addition to the information about the Company contained in this Proxy Statement, extensive information about the Company can be found on its website located at www.aralez.com including information about its management team, products and services and its corporate governance practices. The content on the Company’s website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this Proxy Statement.

THE COMPANY’S PRINCIPAL EXECUTIVE OFFICE

The Company’s principal executive office is located at 151 Steeles Avenue, Milton, Ontario, Canada, L9T 1Y1.

ANNUAL REPORT AND OTHER SEC FILINGS

Pozen’s financial statements for Fiscal Year 2015 are included in the Company’s 2015 Annual Report on Form 10-K, which will be delivered to shareholders at the same time as this Proxy Statement. Our 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K are available on our corporate website www.aralez.com. These and other SEC and Canadian securities laws filings, including this Proxy Statement, are also available on the SEC’s website at www.sec.gov and SEDAR at www.sedar.com.  The Company will provide, without charge, to any person upon written request or telephone call a copy of any of our SEC filings. All such requests should be directed to our Chief Financial Officer, Aralez Pharmaceuticals Inc., 151 Steeles Avenue, Milton, Ontario, Canada, L9T 1Y1, or by calling (905) 876-1118.

In addition, the Company has made available on the Company’s corporate website the Code of Conduct and Corporate Governance Guidelines, as well as the charters of each of the Audit Committee, Compensation Committee, Corporate Nominating/Governance Committee and Transaction Committee. Copies of any of these documents are available in print to any shareholder upon request to the Corporate Secretary.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING

THE ANNUAL MEETING AND SHAREHOLDER PROPOSALS

Q:                    What happens if additional proposals are presented at the Annual Meeting?

A:                    Other than the three proposals described in this Proxy Statement, we do not currently expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your Common Shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:                    May I propose nominees for election to the Board at next year’s Annual Meeting of Shareholders?

A:                    Yes, our Articles establish an advance notice procedure for shareholders to make nominations for the position of director at an annual meeting. Director nominee proposals for the 2017 Annual General Meeting of Shareholders will not be considered timely unless such proposals are received by us no less than 30 days before the date of the 2017 Annual General Meeting of Shareholders in accordance with our Articles; provided, however, that if the 2017 Annual General Meeting of Shareholders is held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting is made, notice may be made not later than the close of business on the 10th day following such public announcement. Any written notice delivered to the Company to nominate a director to the Board must set forth the information required by our Articles.

Q:                    May I propose actions for consideration at next year’s Annual Meeting of Shareholders?

A:                    Yes, you may submit proposals for consideration at next year’s Annual Meeting of Shareholders. The Company is subject to both the rules of the SEC under the Exchange Act and the provisions of the BCBCA with respect to shareholder proposals. As clearly indicated under the BCBCA and in the rules of the SEC under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the proxy materials.

In order for a shareholder proposal to be considered for inclusion in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2017 Annual Meeting of Shareholders, it must be in such form as is required by the rules and regulations promulgated by the SEC and received by us not less than 120 calendar days before May 16, 2017 (or by January 16, 2017).

Shareholder proposals may also be submitted pursuant to the applicable provisions of the BCBCA for inclusion in the Company’s proxy materials for the annual meeting.  Shareholder proposals submitted pursuant to the BCBCA must be received by March 16, 2017, which is three months before the anniversary date of the Annual Meeting.

By Order of the Board of Directors

Eric L. Trachtenberg
General Counsel, Chief Compliance Officer & Corporate Secretary

May 6, 2016

Annex A

ARALEZ PHARMACEUTICALS INC.

CORPORATE GOVERNANCE GUIDELINES

I.                                        Introduction

The board of directors (the “Board”) of Aralez Pharmaceuticals Inc. (the “Company”) is elected by the shareholders of the Company and is responsible for the stewardship of the Company. The purpose of these guidelines is to describe the principal duties and responsibilities of the Board, as well as certain of the policies and procedures that apply to the Board in discharging its duties and responsibilities.

II.                                   Accountability

The Board is accountable to the Company’s shareholders and has a duty to act honestly and in good faith with a view to the best interests of the Company.

III.                              Chair of the Board

The chair of the Board (the “Chair”) will be appointed by the Board, after considering the recommendation of the Nominating & Corporate Governance Committee, for such term as the Board may determine.

IV.                               Majority of Independent Directors

The Board shall be comprised of that number of directors as shall be determined from time to time by the Board in accordance with the Articles of the Company, at least a majority of whom shall meet the criteria for independence required by the U.S. Securities and Exchange Commission, National Instrument 58-101 - Disclosure of Corporate Governance Practices, the listing standards of the NASDAQ Global Market and the Toronto Stock Exchange and any other applicable regulatory authority or securities exchange (collectively, the “Applicable Regulatory Requirements”). In addition to the foregoing requirements, Audit and Compensation Committee members are subject to heightened independence requirements or considerations pursuant to certain of the Applicable Regulatory Requirements. The Board must determine, based on all of the relevant facts and circumstances, whether each director satisfies these criteria for independence and will disclose such determinations as required in accordance with the Applicable Regulatory Requirements.

Each independent director of the Board shall promptly notify the Chair of any developments that may impair such director’s independence. If a conflict exists and cannot be resolved, such director should submit to the Board written notification of such conflict of interest and an offer of resignation from the Board and each of the committees on which such director serves. The Board need not accept such offer of resignation; however, the submission of such offer of resignation provides the opportunity for the Board to review the appropriateness of the continuation of such individual’s membership on the Board or any committee of the Board.

V.                                    Board Leadership

A.                                    Chair of the Board. The Company maintains separate Chair and Chief Executive Officer positions, which allows the Board to be more effective in overseeing the Company’s affairs and holding management accountable for the Company’s activities. Having an independent Chair of the Board fosters strong leadership, healthy discussion and avoids the potential for any conflict of interest. However, the Board believes that the Company and its shareholders are best served by maintaining flexibility to have any director serve as Chair and therefore believes that a permanent policy on whether the Chair and Chief Executive Officer positions should be separated or combined is not appropriate.

B.                                    Lead Director. The Board has adopted a written position description for the Chair setting out the Chair’s responsibilities, including leadership and governance of the Board, the promotion of corporate social responsibility, the facilitation of shareholder meetings, and the oversight of Board committees. The Board has appointed a non-executive, independent director as its Chair to help it function independently of management. In order to maintain the independent integrity of the Board, however, if the Chair and Chief Executive Officer positions are combined, the Board shall appoint a lead director who must be independent.

VI.                               Director Selection and Board Membership Criteria

The Nominating & Corporate Governance Committee has, as one of its responsibilities, the recommendation of director candidates to the full Board. Nominees for directorship will be identified by the Nominating & Corporate Governance Committee in accordance with the criteria set forth below and any other criteria that may be identified by the Board or a committee of the Board, if appropriate, and in accordance with the procedures set forth in the Nominating & Corporate Governance Committee’s charter.

A.                                    Background and Diversity. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of age, skills and experience, and a policy of promoting diversity, in the context of the needs of the Company. The Diversity Policy, which is attached hereto as Appendix “A”, sets out the guidelines by which the Board will endeavor to increase diversity amongst members of the Board as well as executive officers.

B.                                    Simultaneous Service. No director should serve on more than 5 other public company boards. No member of the Audit Committee should serve on more than 2 other public company audit committees. Directors should advise the Chair and the chair of the Nominating & Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or the audit committee of a public company board.

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C.                                    Financial Literacy. Directors should know how to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company.

D.                                    Character. Directors should be persons of good character and thus should possess all of the following personal characteristics:

•                                          Integrity: Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;

•                                          Accountability: Directors should be willing to be accountable for their decisions as directors;

•                                          Judgment: Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues;

•                                          Responsibility: Directors should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion;

•                                          High Performance Standards: Directors should have a history of achievements which reflects high standards for themselves and others;

•                                          Commitment and Enthusiasm: Directors should be committed to, and enthusiastic about, their performance for the Company as directors, both in absolute terms and relative to their peers; and

•                                          Courage: Directors should possess the courage to express views openly, even in the face of opposition.

VII.                          Board Renewal

A.                                    Term Limits. The Board does not favor term limits for directors, but believes that it is important to monitor overall Board performance. Therefore, the Nominating & Corporate Governance Committee shall review each director’s continuation on the Board annually. This will allow the Nominating & Corporate Governance Committee to evaluate each director’s performance as well as provide each director with the opportunity to confirm his or her desire to continue as a member of the Board.

B.                                    Retirement Age. No person shall be nominated by the Board to serve as a director after he or she has passed his or her 75th birthday, unless the Nominating & Corporate Governance Committee has recommended, on an annual basis, to waive the mandatory retirement age for such director.

C.                                    Resignation Policy — Management Directors. Management directors shall forthwith offer to resign from the Board upon their resignation, removal or retirement as an employee of the Company.

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D.                                    Significant Change in Job Responsibilities. The Board expects directors to notify the Chair promptly and offer to resign from the Board upon a significant change in their business position. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when they joined the Board should necessarily leave the Board. There should, however, be an opportunity for the Board through the Nominating & Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances.

VIII.                     Role and Responsibilities of the Board and the Directors

The role of the Board is to represent the shareholders of the Company, enhance and maximize shareholder value and conduct the business and affairs of the Company ethically and in accordance with high standards of corporate governance. The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders.

The Board is ultimately accountable and responsible for providing effective leadership in supervising the management of the business and affairs of the Company. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company’s officers, employees, outside advisors and independent auditors. The Board selects and oversees the members of senior management, to whom the Board delegates the authority and responsibility for the conduct of the day-to-day operations of the business.

The responsibilities of the Board include:

1.                                      reviewing and adopting a strategic planning process;

2.                                      risk identification and ensuring that procedures are in place for the management of those risks;

3.                                      reviewing and approving annual business and capital plans and policies and processes generated by management relating to the authorization of major investments and significant allocations of capital, subject to general authority guidelines;

4.                                      corporate social responsibility, ethics and integrity;

5.                                      supervision of senior management and succession planning including the appointment of the Chief Executive Officer and the Chair and ensuring that other executives are in place to ensure sound management of the Company;

6.                                      delegations and general approval guidelines for management;

7.                                      monitoring financial reporting and management;

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8.                                      monitoring internal control and management information systems;

9.                                      corporate disclosure and communications;

10.                               adopting measures for receiving feedback from stakeholders; and

11.                               adopting key corporate policies designed to ensure that the Company, its directors, officers and employees comply, in all material respects, with all applicable laws, rules and regulations and conduct their business ethically and with honesty and integrity.

Further, each director is expected to:

1.                                      dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties;

2.                                      comply with the duties and responsibilities set forth herein and in the Articles of the Company;

3.                                      comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation; and

4.                                      adhere to the Company’s Code of Business Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein and any other applicable policies of the Company.

IX.                              Board Meetings

Meetings of the Board will be held at regular intervals and at least quarterly, with additional meetings to be held depending on the state of the Company’s affairs and in light of opportunities or risks which the Company faces. In addition, independent directors of the Board will have the opportunity to meet in camera at each quarterly meeting of the Board or more frequently as they determine necessary. The executive sessions of the independent directors are currently presided over by the independent Chair.

Directors are strongly encouraged to attend the annual meeting of shareholders, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Directors are expected to review meeting materials prior to Board and committee meetings and, when possible, should communicate in advance of meetings any questions or concerns that they wish to discuss so that management will be prepared to address the same.

The Company shall distribute written materials sufficiently in advance of meetings to permit a meaningful review by the directors.

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X.                                   Board Committees

Subject to the Applicable Regulatory Requirements, the Board may delegate certain matters it is responsible for to Board committees, presently consisting of the Audit Committee, the Nominating & Corporate Governance Committee, the Compensation Committee and the Transaction Committee. The Board will, however, retain its oversight function and ultimate responsibility for these matters and all delegated responsibilities.

The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. Each of these committees of the Board shall consist solely of independent directors. The Board may, at its discretion, establish any other committees as it deems appropriate from time to time, including a Transaction Committee, which shall consist of at least three members of the Board, one of whom must be an independent director in accordance with the Applicable Regulatory Requirements.

Committee members will be appointed by the Board upon the recommendation of the Nominating & Corporate Governance Committee with consideration of the desires of individual directors. Each committee shall have its own charter, which will set forth the purposes, goals and responsibilities of the committee as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters may also provide that each committee will annually evaluate its own performance and such charters will be posted on the Company’s website.

XI.                              Majority Vote Policy for the Election of Directors

The Company’s Majority Voting Policy provides that directors receiving a greater number of votes withheld than votes in favour in uncontested elections of directors shall be considered not to have the support of the shareholders and shall forthwith tender his or her resignation to the Chair, and the Nominating & Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or other action. The Board will review and act on this recommendation within 90 days from the date of the meeting. The Board will promptly publicly disclose its decision and, should the Board decline to accept the resignation, its rationale. The Company’s Majority Voting Policy is attached hereto as Appendix “B”.

XII.                         Share Ownership Requirements

The Company has also developed share ownership guidelines for its directors and executive officers to create alignment and mutual ownership among directors, executives and the shareholders of the Company.

XIII.                    Strategic Planning Process and Risk Management

The Board will adopt a strategic planning process to establish objectives and goals for the Company’s business and will review, approve and modify as appropriate the

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strategies proposed by senior management to achieve such objectives and goals. The Board will review and approve, as appropriate, a strategic plan which takes into account, among other things, the opportunities and risks of the Company’s business and affairs.

The Audit Committee, in conjunction with senior management, will identify the principal risks of the Company’s business and oversee senior management’s implementation of appropriate systems to effectively monitor, manage and mitigate the impact of such risks and report on and make recommendations with respect to such matters to the Board.

XIV.                     Access to Officers, Employees and Advisors

Board members have complete and open access to the Company’s senior management, any other employees and any of the Company’s advisors as necessary to complete their duties. Board members who wish to have access to such persons may coordinate such access through the Chair or may contact such persons directly, with concurrent notice to the Chair.

XV.                          Confidentiality

The Board believes maintaining confidentiality of information and deliberations is imperative. Information learned during the course of service on the Board is to be held confidentially and used solely in furtherance of the Company’s business.

XVI.                     Corporate Social Responsibility, Business Conduct, Ethics and Integrity

The Company has adopted a Code of Business Conduct and Ethics and other internal policies and guidelines designed to support these guidelines and to comply with applicable law. Directors, officers and employees are expected to comply fully with that Code and any other applicable policies and guidelines.

The Board will provide leadership to the Company in support of its commitment to corporate social responsibility, set the ethical tone for the Company and its management and foster ethical and responsible decision making by management. The Board will take all reasonable steps to satisfy itself of the integrity of the Chief Executive Officer and senior management and satisfy itself that the Chief Executive Officer and senior management create a culture of integrity throughout the organization.

XVII.                Succession Planning

The Compensation Committee will review from time to time the Company’s succession plan for the Chief Executive Officer, the Chief Financial Officer and other executive officers, including appointment, training and evaluation.

XVIII.           Executive Officer Performance Objectives and Compensation

The Compensation Committee will review the corporate goals and performance objectives relevant to compensation for the Chief Executive Officer, Chief Financial

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Officer and other executive officers and evaluate such officers’ performance and determine their compensation in light of those goals and objectives.

XIX.                    Director Compensation

The form and amount of non-management director compensation will be determined by the Board upon the recommendation of the Compensation Committee. The Board is aware that questions as to directors’ independence may be raised when directors’ fees and emoluments exceed what is customary. Similar concerns may be raised when the Company makes substantial charitable contributions to organizations with which a director is affiliated, or enters into consulting contracts with (or provides other indirect forms of compensation to) a director. The Board will critically evaluate each of these matters when determining the form and amount of director compensation and will ensure that such payments do not violate the independence requirements of the Applicable Regulatory Requirements.

XX.                         Director Orientation and Continuing Education

The Company will adopt an orientation program for any new directors under which a new director will meet separately with the Chair and members of the senior executive team. A new director will be presented with a director manual that reviews Board policies and procedures, the Company’s current strategic plan, financial plan and capital plan, the most recent annual and quarterly reports and materials relating to key business issues. New directors will also receive training and preparation sessions in respect of financial accounting standards.

The Chair of each committee is responsible for coordinating orientation and continuing director development programs relating to the committee’s mandate.

XXI.                    Delegations and Approval Authorities

The role of the Board focuses on governance and stewardship rather than on the responsibility of management to run the day-to-day operations of the Company. The Board delegates to the Chief Executive Officer and senior management authority over the day-to-day management of the business and affairs of the Company. This delegation of authority will be subject to the Applicable Regulatory Requirements and specified financial limits and any transactions or arrangements in excess of general authority guidelines will be reviewed by and subject to the prior approval of the Board.

XXII.               Monitoring of Financial Reporting and Management

The Board, the Disclosure Committee and/or committees of the Board, as appropriate and applicable, will approve all regulatory filings, including the annual audited financial statements, interim financial statements, the notes and management discussion and analysis accompanying such financial statements, any quarterly and annual reports, management proxy statements, registration statements, prospectuses, and all capital investments, equity and debt financings, borrowings and all annual operating plans and budgets.

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XXIII.          Corporate Disclosure and Communications

The Board values communications with the Company’s shareholders and other stakeholders, and will ensure that effective communication is in place between the Board and the Company’s shareholders and other stakeholders; however, primary responsibility for communications with shareholders is shared between the Chief Executive Officer and the Chair. The Board will:

1.                                      adopt a communication policy for the Company.

2.                                      ensure that the financial performance of the Company is reported to shareholders on a timely, regular and non-selective basis.

3.                                      ensure that there are measures in place for receiving feedback from stakeholders.

XXIV.           Corporate Policies

The Board will adopt and review, as appropriate, policies and procedures designed to ensure that the Company, its directors, officers and employees comply, in all material respects, with all Applicable Regulatory Requirements and conduct the Company’s business ethically and with honesty and integrity. Principal policies consist of:

1.                                      Code of Business Conduct and Ethics;

2.                                      Delegation of Authority Policy;

3.                                      Corporate Investment Policy;

4.                                      Disclosure Policy;

5.                                      Majority Voting Policy;

6.                                      Diversity Policy; and

7.                                      Insider Trading Policy.

XXV.                Assessing Board Performance

The Board will conduct a self-evaluation at regular intervals to determine whether individual directors, the Board and committees of the Board are functioning effectively. The Nominating & Corporate Governance Committee will receive comments from all directors as to their individual performance, the Board’s performance, and the performance of committees of the Board and report to the Board with an assessment, to be discussed with the full Board.

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XXVI.           Review of Guidelines

The Nominating & Corporate Governance Committee will review and assess, as appropriate, the adequacy of these guidelines and recommend any proposed changes to the Board for consideration.

Approved by the Board of Directors
Aralez Pharmaceuticals Inc.
May 4, 2016

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Appendix “A”

Diversity Policy

See attached.

ADMINISTRATIVE POLICY & PROCEDURE

Effective Date:  May 4, 2016

Title:  Diversity Policy

I.                                        INTRODUCTION

Aralez Pharmaceuticals Inc. (the “Company”) recognizes the importance and benefit of having a board of directors (the “Board”) and executive officers comprised of highly talented and experienced individuals, with a view toward fostering and promoting diversity amongst Board members and executive officers. To this end, the Board has unanimously adopted this diversity policy (the “Policy”).

II.                                   OBJECTIVES

The Board is committed to growth and development with respect to diversity among its Board members and executive officers. This may include, but is not limited to, diversity in regards to attributes such as gender, ethnicity, age, national origin, disability, sexual orientation and other dimensions.

In addition, the Board is committed to ensuring that its members are reflective of diverse professional experience, skills, knowledge and other attributes that are essential to its successful operation and the achievement of the Company’s current and future plans and objectives.

III.                              MANDATE

The Board and its committees, as applicable, will, when identifying candidates to nominate for election to the Board or appointment as executive officers:

•                  consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities, and in light of the Company’s current and future plans and objectives as well as anticipated regulatory and market developments and any other factors that the Board or its committees, as applicable, deem appropriate;

•                  consider criteria that promotes diversity, including with regard to gender, ethnicity, age, national origin, disability, sexual orientation, and other dimensions; and

•                  consider the level of representation of women on the Board and in executive officer positions along with other markers of diversity when making recommendations for nominees to the Board or for appointment as executive officers and in general with regard to succession planning for the Board and executive officers.

Given the nature and size of the Company’s business and its industry, it may be challenging for the Company to identify a qualified pool of candidates that adequately reflects the various diverse characteristics that the Company seeks to promote. The Company has therefore not adopted any specific targets, but will promote its objectives as set out in this Policy with a view to identifying and fostering the development of a suitable pool of candidates for nomination or appointment over time.

IV.                               MONITORING AND REPORTING

The Nominating & Corporate Governance Committee shall periodically report to the Board on the implementation of this Policy and shall review and evaluate this Policy from time to time as the Committee deems necessary to determine whether this Policy is effective in achieving the objectives set forth herein.

Recognizing the need for considered and effective progression in respect of this Policy, progress will be measured based on, among other things, the relative increase of diversity on the Board and executive officer positions over time, as well the implementation of specific processes designed to foster the progression of diverse candidates to be considered for nomination or appointment.

V.                                    REVIEW OF POLICY

This is a policy, and is subject to change from time to time by the Board. In addition, the Board may, from time to time, permit departures from the terms of this Policy, either prospectively or retroactively. The terms of this Policy are not intended to give rise to civil liability to shareholders of the Company or other liability whatsoever.

Approved by the Board of Directors and the Nominating & Corporate Governance Committee

Aralez Pharmaceuticals Inc.

May 4, 2016

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Appendix “B”

Majority Voting Policy

See attached.

ADMINISTRATIVE POLICY & PROCEDURE

Effective Date:  May 4, 2016

Title:  Majority Voting Policy

The board of directors (the “Board”) of Aralez Pharmaceuticals Inc. (the “Company”) believes that each of its members should have the confidence and support of the Company’s shareholders (the “Shareholders”). To this end, the Board has unanimously adopted this majority voting policy regarding the election of directors (the “Policy”). This Policy applies to all current and future directors of the Company.

I.                                        VOTING PROCEDURE DURING MEETINGS

A.                                     Individual Voting

Forms of proxy provided to Shareholders in respect of the election of directors at a Shareholders’ meeting shall enable each Shareholder to vote its shares in favour of, or to withhold its shares from voting with respect to, each nominee separately. The chair of the Board (the “Chair”) will ensure that the number of shares voted in favour or withheld from voting for each director nominee is recorded and promptly made public by press release after the meeting of Shareholders. If the vote was by a show of hands, the Company will disclose the number of shares voted by proxy in favour or withheld for each director. Voting results will also be made public in accordance with applicable Canadian and U.S. securities laws, Toronto Stock Exchange and NASDAQ Global Market rules and any other applicable regulatory requirements (collectively, the “Applicable Regulatory Requirements”).

B.                                     Treatment of Withheld Votes

If, in an uncontested election of directors of the Company, any particular nominee for director receives a greater number of votes withheld than votes in favour of the nominee, then, for purposes of this Policy, the nominee shall be considered not to have received the support of the Shareholders, even though duly elected as a matter of corporate law, and such nominee shall tender his or her resignation to the Chair following the meeting in accordance with Section II. In this Policy, an “uncontested election” shall mean an election where the number of nominees for director shall be equal to the number of directors to be elected as determined by the Board. This Policy does not apply where the number of nominees for election as a director exceeds the number of directors to be elected and/or an election involving a proxy contest i.e., where proxy material is circulated and/or a solicitation of proxies is carried out, in support of one or more nominees who are not part of the director nominees supported by the Board or public communications are disseminated, against one or more nominees who are supported by the Board.  In this latter case of a contested election, directors shall continue to be elected by plurality.

II.                                   NOMINEE NOT RECEIVING THE SUPPORT OF THE SHAREHOLDERS

A.                                     Director to Submit Resignation

A director nominee who is considered under this Policy not to have received the support of Shareholders shall forthwith submit his or her resignation to the Board, effective on acceptance by the Board. Upon receipt, the Board will refer the resignation to the Nominating & Corporate Governance Committee (the “Committee”) for consideration.

B.                                     Committee Consideration

The Committee shall consider the resignation offer and shall recommend to the Board whether to accept the resignation. In determining whether to recommend acceptance, the Committee shall consider all factors deemed relevant by members of the Committee including, without limitation, such factors as (i) the stated reasons, if any, why the Shareholders withheld votes from the election of that nominee; (ii) the length of service and the qualifications of the director whose resignation has been tendered; (iii) such director’s contributions to the Company; (iv) the Company’s Corporate Governance Guidelines; (v) available alternatives to cure the underlying cause of the withheld votes; (vi) the overall composition of the Board (including the current mix of skills and attributes of the Board); (vii) whether accepting the resignation would cause the Company to fail to meet any Applicable Regulatory Requirements; and (viii) whether exceptional or extraordinary circumstances relating to the composition of the Board or the voting results should delay the acceptance of the resignation or justify rejecting it outright.

C.                                    Board Expected to Consider Resignation within 90 Days

Notwithstanding Section II.A above, it is expected that any such tendered resignation shall be considered in a timely manner and a decision taken in respect thereof no later than within 90 days of the meeting of Shareholders.

D.                                    Director’s Activities while Resignation Is Considered

Any director who tenders his or her resignation pursuant to this Policy will not participate in the Committee or Board’s consideration regarding whether to accept the tendered resignation.  However, unless otherwise determined by the Board, such director shall remain active and engaged in all other committee and Board activities, deliberations and decisions during the process described by this Policy.

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E.                                     Considerations

In reviewing the Committee’s recommendation, the Board will examine the factors considered by the Committee and any additional information and factors that the Board considers relevant in determining whether to accept the recommendation of the Committee.

F.                                     Press Release

Following the Board’s decision on the resignation, the Board shall promptly publicly disclose, via press release, its decision regarding whether to accept or reject the director’s resignation. Should the Board decline to accept the resignation where exceptional circumstances would so warrant, it should include in the press release the reasons for its decision. Such information will also be made public in accordance with Applicable Regulatory Requirements.

III.                              EFFECT OF ANY RESULTING VACANCY

A.                                     Alternatives available to the Board

In the event that the Board chooses to accept one or more resignations, and subject to Applicable Regulatory Requirements, the Board may:

•                  leave the resultant vacancy unfilled until the next annual general meeting of Shareholders;

•                  fill the vacancy through the appointment of a new director whom the Board considers to merit the confidence of the Shareholders; or

•                  call a special meeting of Shareholders at which one or more management nominees will be presented to fill the vacant position or positions, as applicable.

IV.                               REVIEW OF POLICY

The Committee will review and assess from time to time, as the Committee determines to be necessary, the adequacy of this Policy and recommend any proposed changes to the Board for consideration.

V.                                    GENERAL

This is a policy, and is subject to change from time to time by the Board. In addition, the Board may, from time to time, permit departures from the terms of this Policy, either prospectively or retrospectively. The terms of this Policy are not intended to give rise to civil liability to Shareholders or other liability whatsoever.

Approved by the Board of Directors and the Nominating & Corporate Governance Committee

Aralez Pharmaceuticals Inc.

May 4, 2016

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Annex B

ARALEZ PHARMACEUTICALS INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.                                        Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Aralez Pharmaceuticals Inc. (the “Company”) in fulfilling its oversight responsibilities with respect to the Company’s accounting and financial processes and the audits of the Company’s financial statements.

II.                                   Structure and Membership

A.                                    Number. The Committee shall be comprised of at least three or more members of the Board.

B.                                    Independence.  Except as otherwise permitted by the applicable Nasdaq and Securities and Exchange Commission rules, each member of the Committee shall be independent as defined by Nasdaq rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, and not have participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the prior three years.

C.                                    Financial Literacy.  Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Committee.  In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in that member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. To the extent possible, at least one member of the Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

D.                                    Selection and Removal.  The members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating/Corporate Governance Committee, and shall serve until their successors shall be duly elected and qualified.  The Board may remove members of the Committee from such Committee, with or without cause. The Chair of the Committee shall be elected by the Board, upon the recommendation of the Nominating/ Corporate Governance Committee.

E.                                     Compensation. The compensation of Committee members shall be as determined by the Board. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

III.                              Procedures and Administration

A.                                    Meetings. The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. The Committee may also act by unanimous written consent in lieu of a meeting. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. The Committee shall meet with the independent auditors, the senior personnel performing the Company’s internal audit function, and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

B.                                    Investigations; Attendance at Meetings.   The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate. The Committee may also request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee may request.

C.                                    Committee Procedures. The Committee may fix such policies and rules of procedure as it deems necessary or appropriate. Such policies or rules of procedures as the Committee may adopt shall be consistent with this Charter.

D.                                    Records. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

E.                                     Subcommittees; Delegation. The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole. Any decision made pursuant to such delegation to pre-approve audit, review, attest or non-audit services shall be presented to the full Committee at its next scheduled meeting.

F.                                      Independent Advisors; Funding. The Committee shall have the authority, without further action by the Board, to obtain advice and assistance from internal and external legal, accounting and other advisors, and the Committee shall be empowered, without further action by the Board, to cause the Company to provide appropriate funding for the Committee to retain any such advisors.

IV.                               Authority and Responsibilities

A.                                    General

The Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. The role of the Committee is one of oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity.  It is not the duty or responsibility of the Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, are prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP.  These are the responsibilities of management and the independent auditor. The Committee’s considerations and discussions with management and the independent auditor do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company’s independent auditor is in fact “independent.”

B.                                    Oversight of Independent Auditor

1.                                      Selection.    The Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Committee may, in its discretion, seek shareholder ratification of the independent auditor it appoints.

2.                                      Compensation.  The Committee shall have sole and direct responsibility for setting the compensation of the independent auditor.  The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Committee.

3.                                      Pre-Approval of Services.  The Committee shall review and approve in advance all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all non -audit services to be provided to the Company by the independent auditor and the fees for such services. Pre-approval of services that are not prohibited may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such services.

4.                                      Independence.   The Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1.  The Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the independent auditor.

5.                                      Oversight.   The independent auditor shall report directly to the Committee, and the Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting and the receipt and consideration from time to time as appropriate of any reports required under applicable law to be made by the independent auditor. The Committee shall obtain and review a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues.

C.                                                                             Audited Financial Statements and Other Financial Disclosures

1.                                      Review and Discussion.  The Committee shall review and discuss with the Company’s management and independent auditor the Company’s annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial disclosures to be included in SEC filings prior to their release. This discussion should include, where appropriate, a discussion about the Company’s accounting principles, critical accounting estimates, significant financial reporting issues and judgments (including off-balance sheet arrangements and the use of pro forma or non-GAAP financial information), the adequacy of the Company’s internal control, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

2.                                      Recommendation to Board Regarding Financial Statements.   The Committee shall recommend to the Board whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K.

3.                                      Audit Committee Report.  The Committee shall prepare the committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

4.                                      Earnings Releases and Financial Guidance.  The Committee shall review the Company’s quarterly earnings press releases prior to their release and shall discuss generally any financial information and earnings guidance to be provided to analysts and rating agencies.

D.                                                                             Controls and Procedures

1.                                      Internal Audit Function.   The Committee shall coordinate the Board’s oversight of the performance of the Company’s internal audit function.

2.                                      Risk Management. The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

3.                                      Disclosure Controls and Procedures.  The Committee shall oversee the Company’s disclosure controls and procedures, including applicable internal control over financial reporting, and where applicable, shall oversee changes in internal control over financial reporting controls intended to address any material weaknesses or significant deficiencies in the design or operation of internal control over financial reporting and any fraud involving management or other employees that is reported to the Committee.  In addition, the Committee shall review and discuss the annual internal control report of management and the independent auditor’s report on, and attestation of, such management report, to the extent that those reports are required by SEC rules.

4.                                      Procedures for Complaints.  The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.                                      Additional Powers.   The Committee shall have such other duties as may be delegated from time to time by the Board.

V.                                    Other Matters

A.                                    Assessment. The Committee shall annually review and assess the performance of the Committee, and report the results of such evaluation to the Board.

B.                                    Charter.   The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

C.                                    Reports. The Committee shall report regularly to the Board on the matters discussed and actions taken at each meeting of the Committee, including the Committee’s evaluation of the independent auditor.

D.                                    Additional Powers. The Committee shall perform any other activities consistent with this Charter and the Company’s Articles, and governing law, as the Committee or the Board may deem necessary or appropriate.

This Charter of the Audit Committee of the Board of Directors was adopted by the Board on February 1, 2016.

/s/ Eric L. Trachtenberg
Corporate Secretary of Aralez Pharmaceuticals Inc.

ARALEZ PHARMACEUTICALS INC. Security Class Holder Account Number -------Fold Form of Proxy - Annual General Meeting to be held on June 16, 2016 This Form of Proxy is solicited by and on behalf of the Board of Directors and Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. If this proxy is not dated, it will be deemed to bear the date on which it is mailed to the holder. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors. The securities represented by this proxy will be voted in favour or withheld from voting or voted against or abstain on each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy should be read in conjunction with the accompanying documentation provided by the Board of Directors. 2. 3. 4. 5. 6. 7. -------Fold 8. Proxies submitted must be received by 1:00 PM (Eastern Time) on June 14, 2016. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxyholder I/We, being holder(s) of Aralez Pharmaceuticals Inc. hereby appoint: Adrian Adams, or failing him, Andrew I. Koven, or failing him, Eric L. Trachtenberg, Print the name of the person you are appointing if this person is someone other than the Named Proxies. OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Aralez Pharmaceuticals Inc. to be held at the law offices of Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9, on June 16, 2016 at 1:00 PM (Eastern Time) or at any adjournment or postponement thereof. VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors For Withhold For Withhold For Withhold 01. Adrian Adams 02. Jason M. Aryeh 03. Neal F. Fowler -------Fold 04. Rob Harris 05. Arthur S. Kirsch 06. Kenneth B. Lee, Jr. 07. Seth A. Rudnick, M.D. 08. F. Martin Thrasher Withhold 2. Appointment of Auditors Approval of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s auditors for the fiscal year ending December 31, 2016. Against Abstain 3. Non-Binding Say-on-Pay Vote Approval of the non-binding, advisory vote to approve the Company’s approach to the compensation of its named executive officers as disclosed in the Company’s proxy statement dated May 6, 2016. -------Fold Authorized Signature(s) - This section must be completed for your instructions to be executed. Signature(s) Date I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors. Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. Y R Z Q 2 2 9 4 7 1 A R 1 For For